Filed Pursuant to Rule 424(b)(2)
Registration No. 333-238046

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Class M Common Stock, par value $0.001 per share	17,339,035	$82.00	$1,421,800,870	$184,549.75

(1)
The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act of 1933 on the basis of the maximum aggregate offering price of the securities listed.

PROSPECTUS SUPPLEMENT
To prospectus dated May 6, 2020

17,339,035 shares of IAC Class M Common Stock

            Pursuant to this prospectus supplement and the accompanying prospectus, we are offering an aggregate of 17,339,035 shares of Class M common stock, par value $0.001 per share (which we refer to as "IAC Class M common stock" or "New Match common stock"), of IAC/InterActiveCorp, a Delaware corporation (which we refer to as "IAC"), for aggregate gross proceeds of $1,421,800,870.

            IAC, IAC Holdings, Inc., a Delaware corporation and a direct wholly owned subsidiary of IAC (which we refer to as "New IAC"), Valentine Merger Sub LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of IAC (which we refer to as "New Match Merger Sub"), and Match Group, Inc., a Delaware corporation (which we refer to as "Match"), have entered into a Transaction Agreement dated as of December 19, 2019 and amended as of April 28, 2020 (as amended or supplemented, the "transaction agreement"). IAC is currently the owner of approximately 24.9% of Match's outstanding common stock, par value $0.001 per share (which we refer to as "Match common stock"), and all of Match's outstanding Class B common stock, par value $0.001 per share (which we refer to as "Match Class B common stock"). The transaction agreement provides for the separation of the businesses of Match from the remaining businesses of IAC through a series of transactions (which we refer to as the "Separation") that, if completed, will result in (x) the pre-transaction stockholders of IAC owning shares in two, separate public companies—(1) IAC, which will be renamed "Match Group, Inc." (and which we refer to as "New Match") and which will own the businesses of Match and certain IAC financing subsidiaries, and (2) New IAC, which will be renamed "IAC/InterActiveCorp" and which will own IAC's other businesses—and (y) the pre-transaction stockholders of Match (other than IAC and its subsidiaries) owning shares in New Match.

            If the Separation is completed:

  •
  Match will merge with and into New Match Merger Sub, with New Match Merger Sub surviving the merger as an indirect wholly-owned subsidiary of New Match. New Match will own the businesses of Match and certain IAC financing subsidiaries.

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  New Match will have a single class of "one share, one vote" common stock (the IAC Class M common stock, which will, upon completion of the Separation, be renamed "common stock" of New Match);

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  IAC stockholders will receive, through a series of steps (which we refer to as the "Reclassification"), in exchange for each outstanding share of IAC common stock, par value $0.001 (which we refer to as "IAC common stock"), and each outstanding share of IAC Class B common stock, par value $0.001 (which we refer to as "IAC Class B common stock"), that they hold:

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  One share of a class of common stock of New IAC having substantially the same powers, preferences and rights as the IAC common stock being exchanged (which we refer to as "New IAC common stock") or IAC Class B common stock being exchanged (which we refer to as "New IAC Class B common stock"); and

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  A number of shares of the IAC Class M common stock equal to what we refer to as the "Reclassification Exchange Ratio." The Reclassification Exchange Ratio will be calculated at the Separation closing as follows, which is further described in the accompanying prospectus:

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  the total number of shares of Match common stock and Match Class B common stock owned by IAC immediately before the Separation, subject to specified adjustments relating to the allocation of certain assets and liabilities between New Match and New IAC, among other adjustments,

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  divided by the total number of shares of IAC common stock and IAC Class B common stock outstanding immediately before the Separation.

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  Match stockholders (other than IAC and its subsidiaries) will receive, through a merger, in exchange for each outstanding share of Match common stock that they hold, the right to receive one share of New Match common stock and, at the holder's election, either (i) $3.00 in cash or (ii) a fraction of a share of New Match common stock with a value of $3.00, calculated based on the volume-weighted average trading price of shares of Match common stock for the ten consecutive NASDAQ trading days ending on the fifth NASDAQ trading day immediately before the date on which the Separation is completed, minus $3.00 (which we refer to as an "additional stock election"). Holders of Match common stock who do not make an election will be treated as having made an additional stock election.

            The number of shares of IAC Class M common stock that IAC stockholders will receive in connection with the Reclassification will be reduced to reflect the number of shares of IAC Class M common stock, if any, sold pursuant to the offering described in this prospectus supplement and the accompanying prospectus, as further described in this prospectus supplement and the accompanying prospectus.

            Pursuant to the transaction agreement, IAC is permitted, prior to the Separation closing, to enter into agreements with one or more third parties to sell shares of IAC Class M common stock, with a value of up to $1.5 billion (measured as described in the transaction agreement) upon the Separation closing (which we refer to as the "IAC Class M Equity Offering"). This prospectus supplement is being filed in connection with IAC's right to sell such shares of IAC Class M common stock.

            The obligations of the parties to complete the Separation are subject to the satisfaction or waiver of a number of conditions specified in the transaction agreement, including the receipt of the requisite approvals of the holders of the outstanding capital stock of each of IAC and Match. If the Separation is not completed, no shares of IAC Class M common stock will be issued, either in connection with the Separation or in connection with any sales of IAC Class M common stock pursuant to the offering described in this prospectus supplement and the accompanying prospectus. Any shares of IAC Class M common stock sold pursuant to the offering described in this prospectus supplement and the accompanying prospectus will only be issued as part of the Separation closing, if such closing occurs. Accordingly, the timing of any closing of any sale of shares IAC Class M common stock pursuant to the offering described in this prospectus supplement and the accompanying prospectus is uncertain.

            At the time of any issuance of shares of IAC Class M common stock, such shares will represent an ownership interest only in New Match and its assets, and will not represent any ownership interest in New IAC or its assets. Accordingly, while this this prospectus supplement and the accompanying prospectus incorporate by reference financial information with respect to IAC, this financial information is not a reliable indicator of the financial information of the entity with respect to which the shares of IAC Class M common stock will represent an ownership interest.

            Shares of IAC Class M common stock which may be issued or sold pursuant to the offering described in this prospectus supplement and the accompanying prospectus will not be eligible to receive any consideration in the Separation or otherwise pursuant to the transaction agreement, or to vote on the stockholder proposals being presented to the stockholders of IAC and Match in connection with the transaction agreement and the Separation.

            There is currently no established public trading market for the IAC Class M common stock. If the Separation is completed, IAC intends to apply to list shares of IAC Class M common stock (which will be the New Match common stock) on the NASDAQ Global Select Market (which we refer to as the "NASDAQ") under the symbol "MTCH." On June 8, 2020, the most recent practicable date prior to the filing of this prospectus supplement, the last reported sale price of Match's common stock on the NASDAQ was $89.51 per share.

            We have retained J.P. Morgan Securities LLC and Allen & Company LLC as placement agents in connection with the securities offered by this prospectus supplement and the accompanying prospectus. The placement agents have agreed to use their reasonable best efforts to solicit offers to purchase the securities offered by this prospectus supplement and the accompanying prospectus. The placement agents have no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. We have agreed to pay the placement agents the placement agent fees set forth in the table below, which assumes that we sell all of the securities we are offering. The placement agents are generally responsible for the payment of their own expenses in connection with the offering described in this prospectus supplement and the accompanying prospectus. See "Plan of Distribution" beginning on page S-9 of this prospectus supplement for more information regarding these arrangements.

            Investing in the IAC Class M common stock involves risk. You should consider the risks described in "Risk Factors" beginning on page S-8 of this prospectus supplement and page 8 of the accompanying prospectus before investing in the IAC Class M common stock.

	Price per IAC Class M Common Stock	Total
Offering price	$82.00	$1,421,800,870
Placement agents fees(1)	$0.574	$9,952,606
Proceeds to us after placement agents' fees and before expenses	$81.426	$1,411,848,264

(1)
In addition, in our sole discretion, we may pay the placement agents an additional fee in an amount to be determined by us. See "Plan of Distribution" beginning on page S-9 of this prospectus supplement.

            Neither the U.S. Securities and Exchange Commission (which we refer to as the "SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

            It is anticipated that the securities will be delivered against payment thereon on or about June 30, 2020, subject to the satisfaction of all closing conditions, including the consummation of the separation transaction, described in this prospectus supplement and the accompanying prospectus.

Placement Agents

J.P. Morgan Securities LLC

Allen & Company LLC

The date of this prospectus supplement is June 9, 2020.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying prospectus relate to the offering of shares of IAC Class M common stock. Before buying any of the shares of IAC Class M common stock offered hereby, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated herein and therein by reference as described under the headings "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" in this prospectus supplement and the accompanying prospectus. These documents contain important information that you should consider when making your investment decision. This prospectus supplement contains information about the IAC Class M common stock offered hereby and may add, update or change information in the accompanying prospectus.

        You should rely only on the information that we have provided or incorporated by reference in this prospectus supplement or the accompanying prospectus, and in any related free writing prospectus that we prepare or authorize. We have not, and the placement agents have not, authorized any other person to provide you with any other information. If anyone provides you with different or inconsistent information, you should not rely on it.

        Unless otherwise indicated or as the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to "IAC," the "Company," "we," "us," "our" and similar names refer to IAC/InterActiveCorp, a Delaware corporation, and references to "Match" refer to Match Group, Inc., a Delaware corporation, as in existence prior to the Match merger (as described herein and in the accompanying prospectus).

        We and the placement agents are not making offers to sell or solicitations to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

        You should assume that the information in this prospectus supplement and the accompanying prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus, or any sale of a security.

        This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus and describes certain specific terms of the offering which were not set forth in the accompanying prospectus. The second part is the accompanying prospectus which provides additional information about us and Match, and the Separation, the IAC Class M Common Stock and the offering of shares of IAC Class M Common Stock under this prospectus supplement and the accompanying prospectus. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information contained in or incorporated by reference into this prospectus supplement.

        This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this prospectus supplement is a part or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

        The industry and market data and other statistical information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference are based on management's estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information. None of the independent industry publications used in this prospectus supplement, the accompanying prospectus or the documents we incorporate by reference were prepared on our or our affiliates' behalf and none of the sources cited by us consented to the inclusion of any data from its reports, nor have we sought their consent.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference, include and incorporate by reference "forward-looking statements" within the meaning of the securities laws. All statements that are not historical facts are "forward-looking statements." The words "estimate," "project," "intend," "expect," "believe," "anticipate," and similar expressions, and statements concerning strategy, identify forward-looking statements. These forward-looking statements include, among others, statements regarding future financial performance, anticipated trends, and prospects in the markets and industries in which IAC, New IAC, Match, and New Match (which we collectively refer to as the "companies") operate, business prospects and strategies, including the completion of the Separation, and anticipated financial position, liquidity, and capital needs, in each case relating to IAC, New IAC, Match, and New Match, as applicable. For those statements, IAC and each of the companies claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

        Forward-looking statements are estimates and projections reflecting IAC's, New IAC's and Match's judgments and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Although IAC, New IAC and Match believe that the estimates and projections reflected in the forward-looking statements are reasonable, these expectations may prove to be incorrect. Other unknown or unpredictable factors also could have material adverse effects on IAC's, New IAC's and New Match's future results, performance or achievements. When considering forward-looking statements, you should keep in mind the factors described under the caption "Risk Factors" beginning on page S-8 of this prospectus supplement and page 8 of the accompanying prospectus. Important factors, some of which are described under the caption "Risk Factors," that could cause actual results to differ materially and adversely from estimates or projections contained in the forward-looking statements include, among others:

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  risks and uncertainties discussed in this prospectus supplement, the accompanying prospectus and the reports that IAC and Match have filed with the SEC;

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  competition;

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  changes in the companies' relationship with (or policies implemented by) Google Inc. or Apple Inc.;

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  the companies' ability to attract users to their products and services through cost-effective marketing and related efforts;

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  New Match's ability to maintain user rates on its higher-monetizing dating products;

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  foreign currency exchange rate fluctuations;

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  the companies' ability to distribute their products through third parties and offset related fees;

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  the integrity and scalability of the companies' systems and infrastructure (and those of third parties) and the companies' ability to adapt their systems and infrastructure to changes in a timely and cost-effective manner;

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  the companies' ability to protect their systems from cyberattacks and to protect personal and confidential user information;

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  risks relating to certain of the companies' international operations and acquisitions;

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  the impact of the outbreak of the COVID-19 coronavirus, or any subsequent or similar epidemic or pandemic;

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  the risks inherent in separating Match from the other businesses of IAC, including uncertainties related to, among other things, the costs and expected benefits of the proposed Transactions, the calculation of, and factors that may affect the calculation of, the exchange ratio at which shares of IAC capital stock will be converted into the right to receive New Match common stock in connection with the Transactions, the expected timing of the Transactions or whether they will be completed, whether the conditions to the Transactions can be satisfied, any event, change, or other circumstance occurring that could give rise to the termination of the transaction agreement (including the failure to receive any required approvals from the stockholders of IAC and Match), any litigation arising out of or relating to the proposed Transactions, the expected tax treatment of the Transactions, and the impact of the Transactions on the businesses of IAC, New IAC, Match, and New Match; and

  •
  other circumstances beyond IAC's, New IAC's, Match's and New Match's control.

        IAC believes these forward-looking statements are reasonable. However, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. IAC is not under any obligation, and none of IAC, New IAC, Match and New Match intends, to make publicly available any update or other revisions to any of the forward-looking statements contained in this prospectus supplement or the accompanying prospectus to reflect circumstances existing after the date of this prospectus supplement or the accompanying prospectus or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

PROSPECTUS SUPPLEMENT SUMMARY

        The following summary is qualified in its entirety by, and should be read together with, the more detailed information that is contained elsewhere in this prospectus supplement and the accompanying prospectus, as well as the information that is incorporated or incorporated by reference in this prospectus supplement and the accompanying prospectus. This is only a summary and may not contain all the information that is important to you. Before making an investment decision, you should carefully read this prospectus supplement, the accompanying prospectus and any other offering materials filed or provided by us or Match, together with the additional information described under the heading "Where You Can Find More Information." Investing in the IAC Class M common stock involves risks. See "Risk Factors" beginning on page S-8 of this prospectus supplement and page 8 of the accompanying prospectus.

 About IAC/InterActiveCorp and Match Group, Inc.

IAC

IAC/InterActiveCorp
555 West 18th Street
New York, NY 10011
Phone: (212) 314-7300

        IAC/InterActiveCorp (NASDAQ: IAC) is a Delaware corporation. IAC, initially a hybrid media/electronic retailing company, was incorporated in 1986 in Delaware under the name Silver King Broadcasting Company, Inc. After several name changes (first to HSN, Inc., then to USA Networks, Inc., USA Interactive, InterActiveCorp, and finally, to IAC/InterActiveCorp) and the completion of a number of significant corporate transactions over the years, IAC transformed itself into a leading media and Internet company. IAC today operates Vimeo, Dotdash and Care.com, among many other businesses, and also has majority ownership of both Match Group, which includes Tinder®, Match®, Meetic®, OkCupid®, Hinge®, Pairs™, PlentyOfFish® and OurTime®, and ANGI Homeservices, which includes HomeAdvisor, Angie's List and Handy.

        Our principal executive offices are located at 555 West 18th Street, New York, New York 10011, and the telephone number of our principal executive offices is (212) 314-7300.

Match

Match Group, Inc.
8750 North Central Expressway, Suite 1400
Dallas, TX 75231
Phone: (214) 576-9352

        Match Group, Inc. (NASDAQ: MTCH) is a Delaware corporation. Match, through its portfolio companies, is a leading provider of dating products available globally. Its portfolio of brands includes Tinder®, Match®, Meetic®, OkCupid®, Hinge®, Pairs™, PlentyOfFish®, and OurTime®, as well as a number of other brands, each designed to increase Match's users' likelihood of finding a meaningful connection. Through its portfolio companies and their trusted brands, Match provides tailored products to meet the varying preferences of its users. Match's products are available in over 40 languages to its users all over the world.

 THE OFFERING

Issuer:	IAC/InterActiveCorp.

Contemporaneously with the issuance of any shares of IAC Class M common stock pursuant to the offering described in this prospectus supplement and the accompanying prospectus, the Separation and the transactions contemplated by the transaction agreement would also be consummated; accordingly, the Issuer would no longer own the non-Match businesses of IAC, but would own the businesses of Match Group, Inc. and certain IAC financing subsidiaries; and would be renamed "Match Group, Inc."
Securities Offered:	IAC Class M common stock (also referred to as the "New Match common stock").

If the Separation and the transactions contemplated by the transaction agreement are consummated and the shares of IAC Class M common stock are issued, the IAC Class M common stock will be the only outstanding series of common stock of the Issuer (which will be renamed "Match Group, Inc.") and will be renamed the "common stock" of New Match (which renaming may occur through a reclassification).
Aggregate Number of Shares of IAC Class M Common Stock Offered	17,339,035
Offering Price Per Share of IAC Class M Common Stock	$82.00
Conditions to Closing:
No shares of IAC Class M common stock will be issued, and the offering described in this prospectus supplement and the accompanying prospectus will not be completed, unless the Separation and the transactions contemplated by the transaction agreement are completed.
Settlement:
Settlement of any purchase and sale of shares of IAC Class M common stock pursuant to the offering described in this prospectus supplement and the accompanying prospectus will occur contemporaneously with the consummation of the Separation and the transactions contemplated by the transaction agreement.

The consummation of the Separation is currently anticipated to occur promptly following the meetings of IAC stockholders and Match stockholders that have been scheduled to consider the Separation-related proposals, subject to the satisfaction of all closing conditions. Both stockholder meetings are currently scheduled to be held on June 25, 2020.
It is currently anticipated that the consummation of the Separation may occur on or about June 30, 2020, subject to the satisfaction or waiver of all closing conditions.

Use of Proceeds:	In accordance with the transaction agreement, immediately following the closing of the sales pursuant to the offering described in this prospectus supplement and the accompanying prospectus (which closing would occur contemporaneously with the Separation closing), New Match has agreed to transfer to New IAC all net proceeds New Match receives pursuant to such offers and sales. Any such proceeds will become an asset of New IAC, and New IAC intends to use such proceeds for general corporate purposes.
Listing:	We intend to apply to list the IAC Class M common stock (as renamed the "common stock" of the Issuer, which will be renamed "Match Group, Inc.") on the NASDAQ under the symbol "MTCH."
Risk Factors:
An investment in the IAC Class M common stock involves various risks, and prospective investors should carefully consider the matters discussed in the section entitled "Risk Factors" beginning on page S-8 of this prospectus supplement and page 8 of the accompanying prospectus, and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making a decision to invest in the IAC Class M common stock. See the section entitled "Where You Can Find More Information."
Plan of Distribution
We have retained J.P. Morgan Securities LLC and Allen & Company LLC (which we collectively refer to as the "placement agents") as our placement agents in connection with the shares of IAC Class M common stock offered by this prospectus supplement and the accompanying prospectus. The placement agents have agreed to use their reasonable best efforts to solicit offers to purchase the shares of IAC Class M common stock offered by this prospectus supplement and the accompanying prospectus. The placement agents have no obligation to buy any of the shares of IAC Class M common stock from us or to arrange for the purchase or sale of any specific number or dollar amount of the shares of IAC Class M common stock. See the section entitled "Plan of Distribution" on page S-9 of this prospectus supplement.

RISK FACTORS

        An investment in IAC Class M common stock involves risks. Before making an investment decision, you should carefully consider each of the risks and uncertainties associated with IAC, Match, New Match and the ownership of IAC Class M common stock described in "Risk Factors" beginning on page 8 of the accompanying prospectus, as well as the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus from IAC's Annual Report on Form 10-K for the year ended December 31, 2019, Match's Annual Report on Form 10-K for the year ended December 31, 2019, IAC's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, Match's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and each Quarterly Report on Form 10-Q subsequently filed by either IAC or Match and incorporated by reference in this prospectus supplement and the accompanying prospectus. In addition, for more information you should review the specific descriptions of each of IAC's and Match's businesses incorporated by reference into this prospectus supplement or the accompanying prospectus, as well as other information incorporated by reference into this prospectus supplement or the accompanying prospectus. The risks and uncertainties that we have described are not the only ones facing IAC, Match and New Match. We may experience additional risks and uncertainties not currently known to us or, as a result of developments occurring in the future, conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, liquidity, results of operations and prospects. In that case, the value or trading price of the IAC Class M common stock could decline, and you could lose part or all of your investment.

 USE OF PROCEEDS

        We estimate that the net proceeds from this offering will be approximately $1.4 billion after deducting placement agent fees of approximately $9,952,606 and other estimated expenses of approximately $3 million payable by us. In accordance with the transaction agreement, immediately following the closing of the sales pursuant to the offering described in this prospectus supplement and the accompanying prospectus (which closing would occur contemporaneously with the Separation closing), New Match has agreed to transfer to New IAC all net proceeds New Match receives pursuant to such offers and sales. Any such proceeds will become an asset of New IAC, and New IAC intends to use such proceeds for general corporate purposes.

DETERMINATION OF OFFERING PRICE

        The offering price of the shares of IAC Class M common stock offered in the offering described in this prospectus supplement and the accompanying prospectus has been determined by negotiations among IAC, the placement agents and prospective purchasers of the shares of IAC Class M common stock taking into account a number of factors, including recent trading prices of shares of Match common stock.

 PLAN OF DISTRIBUTION

        J.P. Morgan Securities LLC and Allen & Company LLC have agreed to act as placement agents in connection with the offering described in this prospectus supplement and the accompanying prospectus subject to the terms and conditions of a Placement Agency Agreement between us and the placement agents (which we refer to as the "Placement Agent Agreement"). The placement agents are not purchasing or selling any of the shares of IAC Class M common stock offered pursuant to this prospectus supplement or the accompanying prospectus, nor are they required to arrange the purchase or sale of any specific number or dollar amount of shares of IAC Class M common stock, but have agreed to use their reasonable best efforts to arrange for the sale of all of the shares of IAC Class M common stock offered pursuant to this prospectus supplement and the accompanying prospectus. Therefore, we will enter into subscription agreements (which we refer to as the "Subscription Agreements") directly with investors in connection with the offering pursuant to this prospectus supplement and the accompanying prospectus.

        We will pay the placement agents a placement agents' fee equal to an aggregate of 0.70% of the aggregate purchase price of the shares of IAC Class M common stock sold in the offering pursuant to this prospectus supplement and the accompanying prospectus. In our sole discretion, we may also pay the placement agents an additional fee in an amount to be determined by us. The placement agents are generally responsible for the payment of their own expenses in connection with the offering described in this prospectus supplement and the accompanying prospectus.

        The following table shows the per share and total placement agents' fees that we will pay to the placement agents in connection with the sale of the shares of IAC Class M common stock offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of such shares offered hereby.

Per share placement agents' fees(1)	$0.574
Maximum offering total	$9,952,606

(1)
In addition, in our sole discretion, we may pay the placement agents an additional fee in an amount to be determined by us.

        We will indemnify the placement agents and specified other persons against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (which we refer to as the "Securities Act"), and the Securities Exchange Act of 1934, as amended (which we refer to as the "Exchange Act"), and contribute to payments that the placement agents may be required to make in respect of such liabilities.

        If all of the Subscription Agreements are terminated pursuant to their terms, the Placement Agent Agreement will automatically terminate, with no need for further action by the parties to the Placement Agent Agreement, except that the expense reimbursement and indemnity provisions will at all times be effective and will survive such termination. The Placement Agent Agreement may also be terminated by either placement agent (with respect to itself) if there is a failure to satisfy or waive certain customary closing conditions under the Placement Agent Agreement, except that the expense reimbursement and indemnity provisions will at all times be effective and will survive such termination. The termination of the Placement Agent Agreement with respect to one or both placement agents will have no impact on the obligations of the parties pursuant to the Subscription Agreements.

        Our obligation to issue and sell shares of IAC Class M common stock to the investors is subject to the conditions set forth in the Subscription Agreements.

        We estimate the total expenses that will be payable by us in connection with the offering described in this prospectus supplement and the accompanying prospectus, excluding the placement agents' fees, will be approximately $3 million, which include legal, accounting and printing costs.

        The placement agents may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized on the resale of the securities sold by them while acting as our agents might be deemed to be underwriting discounts or commissions under the Securities Act.

        The placement agents and their affiliates may have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with IAC, Match or their respective affiliates. The placement agents may have also received, or may in the future receive, customary fees and commissions for these transactions. J.P. Morgan Securities LLC has advised IAC in connection with the Separation, and an affiliate of J.P. Morgan Securities LLC is serving as depository agent for the offering described in this prospectus supplement and the accompanying prospectus, in each case in exchange for a customary fee and/or commission for providing those services.

        In addition, in the ordinary course of their business activities, the placement agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of IAC, Match or their respective affiliates. The placement agents and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

 LEGAL MATTERS

        The validity of the shares of IAC Class M common stock to be issued and sold pursuant to an offering contemplated by this prospectus supplement and the accompanying prospectus will be passed upon by Wachtell, Lipton, Rosen & Katz. Certain legal matters will be passed upon for the placement agents by Skadden, Arps, Slate, Meagher & Flom LLP.

EXPERTS

IAC/InterActiveCorp

        The consolidated financial statements of IAC/InterActiveCorp appearing in IAC/InterActiveCorp's Annual Report on Form 10-K for the year ended December 31, 2019 (including the schedule appearing therein), and the effectiveness of IAC's internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Match Group, Inc.

        The consolidated financial statements of Match Group, Inc. appearing in Match Group Inc.'s Annual Report on Form 10-K for the year ended December 31, 2019 (including the schedule appearing therein), and the effectiveness of Match's internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        Each of IAC and Match file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC also maintains an Internet web site that has reports, proxy statements and other information about IAC and Match. The address of that site is http://www.sec.gov. The reports and other information filed by IAC and Match with the SEC are also available free of charge at their respective Internet web sites, which are www.iac.com and www.mtch.com. Information on these Internet web sites is not part of or incorporated by reference into this document.

        Neither the information on any of the above websites, nor the information on the website of any IAC or Match business, is incorporated by reference in this prospectus supplement or the accompanying prospectus, or in any other filings with, or in any other information furnished or submitted to, the SEC.

        IAC has filed with the SEC a registration statement on Form S-3, of which this prospectus supplement is a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, this registration statement, under the Securities Act with respect to the securities registered hereby. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to IAC and the securities registered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows IAC to "incorporate by reference" into this document information filed with the SEC, which means that IAC can disclose important information to you by referring to another document that has been filed separately with the SEC. The information incorporated by reference herein is an important part of this prospectus supplement, except for any information superseded by information in this document or in later filed documents incorporated by reference into this document. The incorporated documents contain significant information about each of IAC and Match and their respective businesses, financial condition and results of operations, about New Match, and about the transaction agreement and the Separation. Any information contained in this prospectus supplement or in any document incorporated (or deemed to be incorporated) by reference in this prospectus supplement will be deemed to have been modified or superseded to the extent that a statement, contained in this prospectus supplement, in any other document IAC or Match subsequently files with the SEC that also is incorporated (or deemed to be incorporated) by reference in this prospectus supplement or the accompanying prospectus, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus supplement.

        IAC incorporates by reference the following documents filed with the SEC (other than, in each case, those documents, or the portions of those documents or exhibits thereto, deemed to be furnished and not filed in accordance with SEC rules).

  IAC (File No. 000-20570):

  •
  Annual Report on Form 10-K for the year ended December 31, 2019, as amended by the Form 10-K/A filed on April 29, 2020;

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2020; and

  •
  Current Reports on Form 8-K filed with the SEC on February 11, 2020, February 27, 2020, April 28, 2020 and May 21, 2020.

  Match (File No. 001-37636):

  •
  Annual Report on Form 10-K for the year ended December 31, 2019, as amended by the Form 10-K/A filed on April 29. 2020;

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2020;

  •
  Current Reports on Form 8-K filed with the SEC on January 31, 2020, February 6, 2020, February 6, 2020, February 11, 2020, February 20, 2020, March 31, 2020, April 28, 2020, May 12, 2020, May 13, 2020 and May 20, 2020; and

  •
  Current Reports on Form 8-K/A filed with the SEC on February 20, 2020 and May 5, 2020.

        All documents that IAC or Match files with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering of any securities made under this prospectus supplement (other than, in each case, those documents, or the portions of those documents or exhibits thereto, deemed to be furnished and not filed in accordance with SEC rules) will also be considered to be incorporated by reference in this prospectus supplement and will automatically update and supersede the information in this prospectus supplement and any previously filed documents. Upon your oral or written request, IAC will provide you with a copy of any or all documents that are incorporated by reference into this prospectus supplement. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed as follows:

IAC/InterActiveCorp
555 West 18th Street
New York, New York 10011
Attn: Investor Relations
(212) 314-7300
ir@iac.com

PROSPECTUS

           This prospectus relates to offers and sales from time to time of shares of Class M Common Stock, par value $0.001 per share ("IAC Class M common stock" or "New Match common stock"), of IAC/InterActiveCorp, a Delaware corporation (which we refer to as "IAC").

           IAC, IAC Holdings, Inc., a Delaware corporation and a direct wholly owned subsidiary of IAC (which we refer to as "New IAC"), Valentine Merger Sub LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of IAC (which we refer to as "New Match Merger Sub"), and Match Group, Inc., a Delaware corporation (which we refer to as "Match"), have entered into a Transaction Agreement dated as of December 19, 2019 and amended as of April 28, 2020 (as amended or supplemented, the "transaction agreement"). IAC is currently the owner of 24.9% of Match's outstanding common stock, par value $0.001 per share (which we refer to as "Match common stock"), and all of Match's outstanding Class B common stock, par value $0.001 per share (which we refer to as "Match Class B common stock"). The transaction agreement provides for the separation of the businesses of Match from the remaining businesses of IAC through a series of transactions (which we refer to as the "Separation") that, if completed, will result in (x) the pre-transaction stockholders of IAC owning shares in two, separate public companies—(1) IAC, which will be renamed "Match Group, Inc." (and which we refer to as "New Match") and which will own the businesses of Match and certain IAC financing subsidiaries, and (2) New IAC, which will be renamed "IAC/InterActiveCorp" and which will own IAC's other businesses—and (y) the pre-transaction stockholders of Match (other than IAC and its subsidiaries) owning shares in New Match.

           If the Separation is completed:

  •
  Match will merge with and into New Match Merger Sub, with New Match Merger Sub surviving the merger as an indirect wholly owned subsidiary of New Match. New Match will own the businesses of Match and certain IAC financing subsidiaries.

  •
  New Match will have a single class of "one share, one vote" common stock (the IAC Class M common stock, which will, upon completion of the Separation, be renamed "common stock" of New Match);

  •
  IAC stockholders will receive, through a series of steps (which we refer to as the "Reclassification"), in exchange for each outstanding share of IAC common stock, par value $0.001 (which we refer to as "IAC common stock"), and each outstanding share of IAC Class B common stock, par value $0.001 (which we refer to as "IAC Class B common stock"), that they hold:

  •
  One share of a class of common stock of New IAC having substantially the same powers, preferences and rights as the IAC common stock being exchanged (which we refer to as "New IAC common stock") or IAC Class B common stock being exchanged (which we refer to as "New IAC Class B common stock"); and

  •
  A number of shares of the IAC Class M common stock equal to what we refer to as the "Reclassification Exchange Ratio." The Reclassification Exchange Ratio will be calculated at the separation closing as follows, which is further described in this prospectus:

  •
  the total number of shares of Match common stock and Match Class B common stock owned by IAC immediately before the Separation, subject to specified adjustments relating to the allocation of certain assets and liabilities between New Match and New IAC, among other adjustments,

  •
  divided by the total number of shares of IAC common stock and IAC Class B common stock outstanding immediately before the Separation.

  •
  Match stockholders (other than IAC and its subsidiaries) will receive, through a merger, in exchange for each outstanding share of Match common stock that they hold, the right to receive one share of New Match common stock and, at the holder's election, either (i) $3.00 in cash or (ii) a fraction of a share of New Match common stock with a value of $3.00, calculated based on the volume-weighted average trading price of shares of Match common stock for the ten consecutive NASDAQ trading days ending on the fifth NASDAQ trading day immediately before the date on which the Separation is completed, minus $3.00 (which we refer to as an "additional stock election"). Holders of Match common stock who do not make an election will be treated as having made an additional stock election.

           The number of shares of IAC Class M common stock that IAC stockholders will receive in connection with the Reclassification will be reduced, as further described in this prospectus, to reflect the number of shares of IAC Class M common stock, if any, sold pursuant to the offering described in this prospectus.

           Pursuant to the transaction agreement, IAC is permitted, prior to the separation closing, to enter into agreements with one or more third parties to sell shares of IAC Class M common stock, with a value of up to $1.5 billion (measured as described in the transaction agreement) upon the separation closing (which we refer to as the "IAC Class M Equity Offering"). This prospectus is being filed in connection with IAC's right to sell such shares of IAC Class M common stock.

           The obligations of the parties to complete the Separation are subject to the satisfaction or waiver of a number of conditions specified in the transaction agreement, including the receipt of the requisite approvals of the holders of the outstanding capital stock of each of IAC and Match. If the Separation is not completed, no shares of IAC Class M common stock will be issued, either in connection with the Separation or in connection with any sales of IAC Class M common stock pursuant to the offering described in this prospectus. Any shares of IAC Class M common stock sold pursuant to the offering described in this prospectus and any accompanying prospectus supplement will only be issued as part of the separation closing, if such closing occurs. Accordingly, the timing of any closing of any sale of shares IAC Class M common stock pursuant to the offering described in this prospectus and any accompanying prospectus supplement is uncertain.

           At the time of any issuance of shares of IAC Class M common stock, such shares will represent an ownership interest only in New Match and its assets, and will not represent any ownership interest in New IAC or its assets. Accordingly, while this prospectus incorporates by reference financial information with respect to IAC, this financial information is not a reliable indicator of the financial information of the entity with respect to which the shares of IAC Class M common stock will represent an ownership interest.

           Shares of IAC Class M common stock which may be issued or sold pursuant to the offering described in this prospectus and any accompanying prospectus supplement will not be eligible to receive any consideration in the Separation or otherwise pursuant to the transaction agreement, or to vote on the stockholder proposals being presented to the stockholders of IAC and Match in connection with the transaction agreement and the Separation.

           One or more prospectus supplements will be filed and other offering materials may be provided at later dates that will contain specific terms of any offering of IAC Class M common stock.

           There is currently no established public trading market for the IAC Class M common stock. If the Separation is completed, IAC intends to apply to list shares of IAC Class M common stock (which will be the New Match common stock) on the NASDAQ Global Select Market (which we refer to as the "NASDAQ") under the symbol "MTCH." On May 5, 2020, the most recent practicable date prior to the filing of this prospectus, the last reported sale price of Match's common stock on the NASDAQ was $80.10 per share.

           Our principal executive offices are located at 555 West 18th Street, New York, New York 10011, and the telephone number of our principal executive offices is (212) 314-7300.

           We urge you to read carefully this prospectus, the accompanying prospectus supplement and any other offering materials filed or provided by us before you make your investment decision. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

           Investing in the IAC Class M common stock involves risk. You should consider the risks described in "Risk Factors" beginning on page 8 of this prospectus before investing in the IAC Class M common stock.

           Neither the U.S. Securities and Exchange Commission (which we refer to as the "SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 6, 2020.

        You should rely only on the information contained in this prospectus, the accompanying prospectus supplement, any free writing prospectus prepared by us and which we have provided to you, and the documents incorporated by reference into this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information or make any representation that is different from those set forth herein or therein. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, the accompanying prospectus supplement and any free writing prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus, the accompanying prospectus supplement and any free writing prospectus prepared by us and which we have provided to you do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus, the accompanying prospectus supplement or any free writing prospectus is correct on any date after the respective dates of this prospectus, such prospectus supplement or such free writing prospectus, as applicable, even though this prospectus, such prospectus supplement or such free writing prospectus is delivered or securities are sold pursuant to this prospectus, such prospectus supplement or such free writing prospectus at a later date. Since the respective dates of this prospectus, the accompanying prospectus supplement and any free writing prospectus prepared by us and which we have provided to you, the business, financial condition, results of operations and prospects of IAC, New IAC, Match and New Match may have changed.

i

        You should not construe the contents of this prospectus as legal, tax or financial advice. You should consult with your own legal, tax, financial or other professional advisors. All summaries of, and references to, the agreements governing the terms of the transactions described in this prospectus are qualified by the full copies of and complete text of such agreements, which are attached to this prospectus as annexes and/or filed as exhibits to the registration statement on Form S-3 of which this prospectus forms a part and incorporated by reference into this prospectus. All such exhibits are available on the Electronic Data Gathering Analysis and Retrieval System of the SEC website at www.sec.gov. See the section of this prospectus entitled "Where You Can Find More Information" beginning on page 34 of this prospectus.

CERTAIN DEFINITIONS

        Unless otherwise indicated or as the context otherwise requires, references in this prospectus to "IAC," the "Company," "we," "us," "our" and similar names refer to IAC/InterActiveCorp, a Delaware corporation, and references in this prospectus to:

  •
  "closing date" refers to the date on which the separation closing occurs;

  •
  "companies" refers to IAC, New IAC, Match and New Match;

  •
  "DGCL" refers to the General Corporation Law of the State of Delaware, as amended;

  •
  "Exchange Act" refers to the Securities Exchange Act of 1934, as amended;

  •
  "IAC board of directors" refers to the board of directors of IAC;

  •
  "IAC capital stock" refers to IAC common stock and IAC Class B common stock;

  •
  "IAC Class B common stock" refers to the shares of Class B common stock, par value $0.001 per share, of IAC;

  •
  "IAC Class M common stock" or "New Match common stock" refers to the shares of Class M common stock, par value $0.001 per share, of IAC;

  •
  "IAC common stock" refers to the shares of common stock, par value $0.001 per share, of IAC;

  •
  "IAC group" refers to IAC and each entity that is a subsidiary of IAC prior to the separation closing (other than any member of the Match group);

  •
  "IAC Series 1 mandatorily exchangeable preferred stock" refers to the Series 1 mandatorily exchangeable preferred stock, par value $0.01 per share, of IAC as contemplated by the amendments to the IAC certificate of incorporation proposed to be approved by the IAC stockholders pursuant to the transaction agreement;

  •
  "IAC Series 2 mandatorily exchangeable preferred stock" refers to the Series 2 mandatorily exchangeable preferred stock, par value $0.01 per share, of IAC as contemplated by the amendments to the IAC certificate of incorporation proposed to be approved by the IAC stockholders pursuant to the transaction agreement;

  •
  "IAC VWAP" refers to the average, rounded to four decimal places, of the daily dollar-volume-weighted average price for IAC common stock, as reported by Bloomberg, L.P. through its "IAC Equity AQR" function for the time period 9:30 a.m. through 4:00 p.m. (or if such function or service ceases to exist, any substitute function or service mutually agreed between Match and IAC) for the ten consecutive NASDAQ trading days ending on the measurement date;

  •
  "Match" refers to Match Group, Inc., a Delaware corporation, as in existence prior to the Match merger;

  •
  "Match board of directors" refers to the board of directors of Match;

  •
  "Match capital stock" refers to Match common stock and Match Class B common stock;

  •
  "Match Class B common stock" refers to the shares of Class B common stock, par value $0.001 per share, of Match;

  •
  "Match Class C common stock" refers to the shares of Class C common stock, par value $0.001 per share, of Match;

  •
  "Match common stock" refers to the shares of common stock, par value $0.001 per share, of Match;

  •
  "Match entities" refers to (i) during the period prior to the separation closing, the members of the Match group and (ii) from and after the separation closing, the members of the New Match group;

  •
  "Match group" refers to Match and each person that is a subsidiary of Match prior to the separation closing;

  •
  "Match merger" refers to the merger of Match with and into New Match Merger Sub, with New Match Merger Sub surviving the Match merger as an indirect wholly owned subsidiary of New Match;

  •
  "Match separation committee" refers to the separation committee of the Match board of directors;

  •
  "Match VWAP" refers to (i) the average, rounded to four decimal places, of the daily dollar-volume-weighted average price for Match common stock, as reported by Bloomberg, L.P. through its "MTCH Equity AQR" function for the time period 9:30 a.m. through 4:00 p.m. (or if such function or service ceases to exist, any substitute function or service mutually agreed between Match and IAC) for the ten consecutive NASDAQ trading days ending on the measurement date, less (ii) $3.00;

  •
  "measurement date" refers to the fifth NASDAQ trading day immediately preceding the closing date;

  •
  "New IAC" refers to IAC Holdings, Inc., a Delaware corporation and a direct wholly owned subsidiary of IAC prior to the Separation;

  •
  "New IAC Class B common stock" refers to shares of Class B common stock, par value $0.001 per share, of New IAC having substantially the same powers, preferences and rights as the IAC Class B common stock;

  •
  "New IAC common stock" refers to shares of common stock, par value $0.001 per share, of New IAC having substantially the same powers, preferences and rights as the IAC common stock;

  •
  "New IAC Distribution" refers to, collectively, the transfer by IAC (i) to New IAC of certain assets and liabilities of, or related to, the businesses of IAC (other than Match) and (ii) to holders of IAC common stock and IAC Class B common stock, as a result of the Reclassification and mandatory exchange of IAC Series 1 mandatorily exchangeable preferred stock and IAC Series 2 mandatorily exchangeable preferred stock, as applicable, of New IAC common stock and New IAC Class B common stock, respectively;

  •
  "New IAC group" refers to New IAC and each person that will be or is a subsidiary of New IAC after the completion of the Separation;

  •
  "New Match" refers to IAC, as in existence from and after the Separation;

  •
  "New Match board of directors" refers to the board of directors of New Match;

  •
  "New Match common stock" refers to IAC Class M common stock following the Separation;

  •
  "New Match group" refers to New Match and each person that will be or is a subsidiary of New Match after the completion of the Separation;

  •
  "New Match Merger Sub" refers to Valentine Merger Sub LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of IAC;

  •
  "Non-IAC Match stockholders" refers to the holders of shares of Match capital stock other than (i) IAC and its wholly owned subsidiaries or (ii) any wholly owned subsidiary of Match;

  •
  "Securities Act" refers to the Securities Act of 1933, as amended;

  •
  "Separation" refers to the separation of the businesses of Match from the remaining businesses of IAC pursuant to the transaction agreement;

  •
  "separation closing" refers to the closing of the Transactions (as defined on page 3 of this prospectus); and

  •
  "transaction agreement" refers to the Transaction Agreement, dated as of December 19, 2019, as amended as of April 28, 2020, by and among IAC, New IAC, New Match Merger Sub, and Match, as it may be further amended or supplemented.

v

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf registration process, the IAC Class M common stock described in this prospectus may be offered and sold in one or more offerings. This prospectus provides you with a general description of the IAC Class M common stock we may offer. Each time shares of IAC Class M common stock are offered and sold pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement together with additional information described under the heading "Where You Can Find More Information" beginning on page 34 of this prospectus.

 SUMMARY

        The following is a summary of some of the important information contained in this prospectus. In addition to this summary, you should read the entire document and the documents incorporated by reference into this prospectus carefully, including (1) the risks associated with investing in the IAC Class M common stock as discussed under "Risk Factors," (2) the unaudited pro forma condensed consolidated financial statements for New Match, included as Annex A to this prospectus and (3) the historical consolidated financial statements and related notes for IAC and Match incorporated by reference, respectively, from IAC's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and from Match's Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Information About the Companies

IAC (see page 38)

IAC/InterActiveCorp
555 West 18th Street
New York, NY 10011
Phone: (212) 314-7300

        IAC/InterActiveCorp (NASDAQ: IAC) is a Delaware corporation. IAC, initially a hybrid media/electronic retailing company, was incorporated in 1986 in Delaware under the name Silver King Broadcasting Company, Inc. After several name changes (first to HSN, Inc., then to USA Networks, Inc., USA Interactive, InterActiveCorp, and finally, to IAC/InterActiveCorp) and the completion of a number of significant corporate transactions over the years, the Company transformed itself into a leading media and Internet company. IAC today operates Vimeo, Dotdash and Care.com, among many other businesses, and also has majority ownership of both Match Group, which includes Tinder®, Match®, Meetic®, OkCupid®, Hinge®, Pairs™, PlentyOfFish® and OurTime®, and ANGI Homeservices, which includes HomeAdvisor, Angie's List and Handy.

        For information regarding the results of IAC's historical operations, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in IAC's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated by reference into this prospectus.

        Additional information about IAC and its subsidiaries is included in the documents incorporated by reference in this prospectus. See the section entitled "Where You Can Find More Information" beginning on page 34 of this prospectus.

Match (see page 39)

Match Group, Inc.
8750 North Central Expressway, Suite 1400
Dallas, TX 75231
Phone: (214) 576-9352

        Match Group, Inc. (NASDAQ: MTCH) is a Delaware corporation. Match, through its portfolio companies, is a leading provider of dating products available globally. Its portfolio of brands includes Tinder®, Match®, Meetic®, OkCupid®, Hinge®, Pairs™, PlentyOfFish®, and OurTime®, as well as a number of other brands, each designed to increase Match's users' likelihood of finding a meaningful connection. Through its portfolio companies and their trusted brands, Match provides tailored products to meet the varying preferences of its users. Match's products are available in over 40 languages to its users all over the world.

        For information regarding the results of Match's historical operations, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Match's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated by reference into this prospectus. Please also see the Unaudited Pro Forma Condensed Consolidated Financial Statements of New Match and the accompanying notes in Annex A.

        Additional information about Match and its subsidiaries is included in the documents incorporated by reference in this prospectus. See the section entitled "Where You Can Find More Information" beginning on page 34 of this prospectus.

The Separation (page 41)

        Subject to the terms and conditions set forth in the transaction agreement, the businesses of Match will be separated from the remaining businesses of IAC through a series of transactions (which we refer to as the "Separation") that will result in (x) the pre-transaction stockholders of IAC owning shares in two, separate public companies—(1) IAC, which will be renamed "Match Group, Inc." (which we refer to as "New Match") and which will own the businesses of Match and certain IAC financing subsidiaries, and (2) New IAC, which will be renamed "IAC/InterActiveCorp" and which will own IAC's other businesses—and (y) the pre-transaction stockholders of Match (other than IAC) owning shares in New Match.

        The Separation is structured to include the following steps (which we refer to as the "Transactions"):

  •
  Certain restructuring transactions (which we refer to as the "Restructuring Transactions") in connection with which, among other things, IAC's ownership interests in Match will be transferred directly to IAC, the ownership interests in the other businesses of IAC will be transferred to New IAC and cash will be contributed by IAC to New IAC as further described in the section of this prospectus entitled "The Transaction Agreement—Financing Matters—Match Loan; Debt Financing."

  •
  The reclassification (which we refer to as the "Reclassification") of each share of:

  •
  IAC common stock into (i) a number of shares of IAC Class M common stock equal to the Reclassification Exchange Ratio (as defined below in the section of this prospectus entitled "The Transaction Agreement—Reclassification Exchange Ratio") and (ii) one share of IAC Series 1 mandatorily exchangeable preferred stock that will automatically exchange into one new share of New IAC common stock; and

  •
  IAC Class B common stock into (i) a number of shares of IAC Class M common stock equal to the Reclassification Exchange Ratio and (ii) one share of IAC Series 2 mandatorily exchangeable preferred stock that will automatically exchange into one new share of New IAC Class B common stock.

  •
  The merger of Match with and into New Match Merger Sub (which we refer to as the "Match merger"), with New Match Merger Sub surviving the Match merger as an indirect wholly owned subsidiary of New Match and each share of Match common stock that is outstanding (excluding shares owned by IAC, Match, or any wholly owned subsidiary of IAC or Match) converting into the right to receive one share of New Match common stock and:

  •
  at the holder's election (as further described in the section of this prospectus entitled "The Transaction Agreement—Election and Exchange Procedures"), either (i) $3.00 in cash (which we refer to as a "cash election") or (ii) a fraction of a share of New Match common stock with a value of $3.00, calculated based on the Match VWAP (which we refer to as an "additional stock election"); or

    •
    in the event the holder fails to make a valid election, the same consideration it would receive had the holder made an additional stock election (which we refer to as a "non-election").

  •
  The effectiveness of certain amendments to the New Match certificate of incorporation (subject to the receipt of the required stockholder approvals), including, among other changes, to (i) implement a classified board of directors serving staggered three-year terms of office, (ii) limit the removal of members of the board of directors of New Match by stockholders to removal only for cause and with the affirmative vote of not less than a majority of the total voting power of shares of New Match capital stock outstanding and entitled to vote, (iii) provide the exclusive right to fill director vacancies to the board of directors of New Match, subject to any rights of holders of preferred stock, and (iv) adopt certain provisions eliminating any liability to New Match or its stockholders for breach of any fiduciary duty by an officer or director of New Match who is also an officer or director of New IAC by reason of the fact that any such individual directs a corporate opportunity to New IAC instead of New Match, or does not communicate information regarding a corporate opportunity to New Match that the officer or director has directed to New IAC, and the implementation of the actions relating to the governance of New Match following the Separation (subject to the receipt of the required stockholder approvals), as further described in the section of this prospectus entitled "The Transaction Agreement—New Match Post-Closing Governance and Management" and in the amendments to the IAC certificate of incorporation included as Exhibits 3.6, 3.7, 3.8 and 3.9 to the registration statement of which this prospectus forms a part.

        Following the Separation, New Match will continue to hold interests in certain IAC financing subsidiaries that are the issuers of currently outstanding IAC exchangeable notes (which we refer to as the "exchangeable notes issuers").

        In addition, prior to the Separation, IAC may complete an offering of the IAC Class M common stock as described in this prospectus, which offering (if completed) will be settled substantially concurrently with the Separation and the cash proceeds transferred to New IAC.

        At the time of any issuance of shares of IAC Class M common stock, such shares will represent an ownership interest only in New Match and its assets, and will not represent any ownership interest in New IAC or its assets. Accordingly, while this prospectus incorporates by reference financial information with respect to IAC, this financial information is not a reliable indicator of the financial information of the entity with respect to which the shares of IAC Class M common stock will represent an ownership interest.

        Shares of IAC Class M common stock which may be issued or sold pursuant to the offering described in this prospectus and any accompanying prospectus supplement will not be eligible to receive any consideration in the Separation or otherwise pursuant to the transaction agreement, or to vote on the stockholder proposals being presented to the stockholders of IAC and Match in connection with the transaction agreement and the Separation.

        The following diagram depicts IAC's and Match's simplified organizational and ownership structures immediately prior to the completion of the Separation.

        The following diagrams depict New IAC's and New Match's simplified organizational and ownership structures immediately following the completion of the Separation.

The Offering

Issuer:	IAC/InterActiveCorp.

Contemporaneously with the issuance of any shares of IAC Class M common stock pursuant to the offering described in this prospectus and the applicable prospectus supplement, the Separation and the transactions contemplated by the transaction agreement would also be consummated; accordingly, the Issuer would no longer own the non-Match businesses of IAC, but would own the businesses of Match and the exchangeable note issuers; and would be renamed "Match Group, Inc."

Securities Offered:	IAC Class M common stock (also referred to as the "New Match common stock").

If the Separation and the transactions contemplated by the transaction agreement are consummated and the shares of IAC Class M common stock are issued, the IAC Class M common stock will be the only outstanding series of common stock of the Issuer (which will be renamed "Match Group, Inc.") and will be renamed the "common stock" of New Match (which renaming may occur through a reclassification).

Conditions to Closing:

No shares of IAC Class M common stock will be issued, and the offering described in this prospectus and the applicable prospectus supplement will not be completed, unless the Separation and the transactions contemplated by the transaction agreement are completed.

Settlement:

Settlement of any purchase and sale of shares of IAC Class M common stock pursuant to the offering described in this prospectus and the applicable prospectus supplement will occur contemporaneously with the consummation of the Separation and the transactions contemplated by the transaction agreement. The Issuer may enter into one or more agreements pursuant to which a purchaser or purchasers agree to purchase shares of IAC Class M common stock, at any time and from time to time, commencing on the date that the registration statement on Form S-3 to which this prospectus is attached becomes effective and continuing until the separation closing. Any sales of IAC Class M common stock pursuant to any such agreements will be conditioned on the consummation of the Separation.

The consummation of the Separation is currently anticipated to occur promptly following the meetings of IAC stockholders and Match stockholders that have been scheduled to consider the Separation-related proposals, subject to the satisfaction of all closing conditions. Both stockholder meetings are currently scheduled to be held on June 25, 2020.

Use of Proceeds:

In accordance with the transaction agreement, immediately following the closing of any sales pursuant to the offering described in this prospectus and the accompanying prospectus supplement (which closing would occur contemporaneously with the separation closing), New Match has agreed to transfer to New IAC all net proceeds New Match receives pursuant to such offers and sales. Any such proceeds will become an asset of New IAC, and New IAC intends to use such proceeds for general corporate purposes

Listing:	We intend to apply to list the IAC Class M common stock (as renamed the "common stock" of the Issuer, which will be renamed "Match Group, Inc.") on the NASDAQ under the symbol "MTCH."
Risk Factors:

An investment in the IAC Class M common stock involves various risks, and prospective investors should carefully consider the matters discussed in the section entitled "Risk Factors" beginning on page 8 of this prospectus and in the applicable prospectus supplement, and in the documents incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in the IAC Class M common stock. See the section entitled "Where You Can Find More Information" beginning on page 34 of this prospectus.

Plan of Distribution

We may offer and sell the shares of IAC Class M common stock that may be offered pursuant to this prospectus and the applicable prospectus supplement to or through one or more underwriters, dealers and agents, or directly to one or more purchasers, on a continuous or delayed basis, in a single offering or a series of transactions. See the section entitled "Plan of Distribution" on page 82 of this prospectus.

RISK FACTORS

        An investment in IAC Class M common stock involves risks. You should carefully consider each of the following risks and uncertainties associated with IAC, Match, New Match and the ownership of IAC Class M common stock, as well as the risk factors incorporated by reference into this prospectus from IAC's Annual Report on Form 10-K for the year ended December 31, 2019, Match's Annual Report on Form 10-K for the year ended December 31, 2019, and each Quarterly Report on Form 10-Q subsequently filed by either IAC or Match and incorporated by reference in this prospectus. In addition, for more information you should review the specific descriptions of each of IAC's and Match's businesses incorporated by reference into this prospectus, as well as other information incorporated by reference into this prospectus. The risks and uncertainties that we have described are not the only ones facing IAC, Match and New Match. The prospectus supplement applicable to each offering of the IAC Class M common stock will contain additional information about risks applicable to an investment in the IAC Class M common stock.

Risks Relating to the Offering

The Separation is subject to certain closing conditions that, if not satisfied or waived, will result in the Separation not being completed, which will result in the shares of the IAC Class M common stock being offered and sold pursuant to this prospectus not being issued and such offer and sale not occurring.

        The completion of the Separation is subject to the satisfaction (or waiver) of a number of conditions, including the receipt of certain approvals from the stockholders of IAC and Match and the absence of material litigation. Some of the conditions to the completion of the Separation are outside of the control of IAC and Match. If any condition to the separation closing is not satisfied or waived, the Separation will not be completed. In addition, IAC and Match may terminate the transaction agreement in certain circumstances.

        The impact of the COVID-19 pandemic and the resulting social and economic disruption may increase the risk that one or more of the closing conditions will not be satisfied and the Separation will not occur or that the completion of the Separation will be significantly delayed. It is also possible that the effects of the COVID-19 pandemic may cause one of the parties to terminate or seek to terminate the transaction agreement prior to the completion of the Separation, including as a result of the other party's board of directors changing its recommendation to its stockholders, or that the parties mutually agree to terminate the transaction agreement without completing the Separation.

        If IAC and Match do not complete the Separation, then no shares of IAC Class M common stock will be issued, and no sales of IAC Class M common stock pursuant to this prospectus will be completed. Accordingly, investors in the IAC Class M common stock will not know at the time that they are asked to execute a purchase agreement whether or not the offering will ultimately be completed, or the timing of completion of the offering if it is completed. Investors in the IAC Class M common stock pursuant to the offering described in this prospectus and any accompanying prospectus supplement may be required to set aside the funds, including deposits in a segregated escrow account, required to satisfy their obligations to pay the purchase price of the IAC Class M common stock for an extended period of time, which may not be known with certainty at the time of signing the purchase agreement and/or setting aside of the funds, which may require foregoing other investment opportunities or uses of such funds, and may ultimately not receive any shares of IAC Class M common stock if the Separation and, accordingly, the offering of the IAC Class M common stock, are not completed. Other than a condition that the Separation be completed, investors in the IAC Class M common stock will have limited termination rights under their purchase agreements.

IAC anticipates that significant time may elapse between the pricing of any offering of IAC Class M common stock pursuant to this prospectus and the issuance of shares purchased in the offering. There may be significant fluctuations in the prices of Match common stock and IAC common stock during such period, and there will be no adjustment to the purchase price of any shares which any investor has agreed to purchase in the offering described in this prospectus with respect to any such fluctuations or any other subsequent events.

        The offering described in this prospectus contemplates that IAC will enter into binding purchase agreements with one or more investors to purchase shares of IAC Class M common stock at a fixed price per share. The shares of IAC Class M common stock will not be issued, and any purchases pursuant to the offering will not be settled, unless and until the Separation is completed. The separation closing cannot occur prior to the completion of IAC's and Match's respective stockholder meetings in connection with the Separation (currently both scheduled to occur on June 25, 2020), and may occur significantly later than that date, if it occurs at all.

        It is impossible to accurately predict the market price of IAC common stock or Match common stock at the time of the consummation of the Separation or the market price of IAC Class M common stock (New Match common stock) following the consummation of the Separation. Furthermore, the historic performance of either IAC common stock or Match common stock may not be indicative of the expected performance of the IAC Class M common stock (New Match common stock) following the Separation in either the near or long term. There is no (and will not be until the completion of the Separation) trading history with respect to the shares of IAC Class M common stock. The market price of each of IAC common stock and Match common stock may fluctuate prior to the completion of the Separation, and the market price of IAC Class M common stock may fluctuate thereafter, for a variety of reasons, including, among others, general market and economic conditions, the Separation and the other transactions contemplated by the transaction agreement, the impact of the COVID-19 pandemic and the resulting volatility in the financial markets, other changes in IAC's and Match's respective businesses, operations, prospects and financial results of operations, market assessments of the likelihood that the Separation will be completed, and the expected timing of the consummation of the Merger. As a result, the market value represented by the shares of the IAC Class M common stock (New Match common stock) which may be offered pursuant to the offering described in this prospectus will vary, and the impact of any of these factors, or any other factors that are currently unknown to us, may have a different effect on the market prices of IAC common stock and Match common stock, prior to the Separation, and on the IAC Class M common stock (New Match common stock) following the Separation. There will be no adjustment to the purchase price of shares if IAC Class M common stock which may be sold pursuant to the offering described in this prospectus, including for any fluctuation in the trading price of IAC common stock or Match common stock, or for any other reason. Accordingly, a purchaser of shares of IAC Class M common stock in such offering may be required to acquire shares at a purchase price that significantly exceeds the trading price of Match common stock prior to the separation closing or New Match common stock immediately following the separation closing.

Risks Relating to the Separation

New Match may be unable to achieve some or all of the benefits that it expects to achieve through the Separation.

        New Match may be unable to achieve the full strategic and financial benefits it expects to result from the Separation, or such benefits may be delayed or may never occur at all. The Separation is expected to provide the following benefits to New Match, among others:

  •
  simplification in the corporate structure of IAC and its subsidiaries, including Match, resulting from the Transactions is expected to have certain benefits that will be reflected in the New Match common stock. These benefits include the potential elimination of a trading discount due to Match's controlled company status and the potential that New Match common stock (as opposed to Match common stock currently) will in the future be eligible to be included in one or more of the major stock indices as a result of New Match's single class structure. To the extent that these benefits result in an increased trading price for New Match common stock, New Match will also have an enhanced ability to use its equity securities to make acquisitions and to attract and incentivize employees through the grant of equity awards;

  •
  affording New Match management the ability to make operating and strategic decisions on a more streamlined basis without having to consider the objectives of a controlling stockholder;

  •
  more efficient allocation of capital for New Match that will allow New Match to pursue an optimal mix of return of capital to stockholders, reinvestment and acquisitions; and

  •
  a distinct investment identity allowing investors to evaluate the merits, strategy, performance and future prospects of New Match separately from those of New IAC.

        New Match may not achieve these or other anticipated benefits for a variety of reasons, including, among others: (a) the Separation will require significant amounts of management time and effort, which may divert management attention from operating and growing New Match's businesses and (b) the other actions required to separate IAC's and Match's respective businesses prior to the separation closing could disrupt Match's operations. If New Match fails to achieve some or all of the benefits expected to result from the Separation, or if such benefits are delayed, New Match's business, results of operations and financial condition could be materially and adversely affected.

Substantial sales of New Match common stock following the Separation, or the perception that such sales might occur, could depress the market price of New Match common stock.

        Prior to the Separation, IAC owns a majority of the outstanding capital stock of Match. Upon completion of the Separation, New Match will not be a controlled company, and the number of shares of New Match common stock constituting the "public float" of New Match will be significantly greater than the number of shares of Match common stock currently held by investors other than IAC and its subsidiaries. Sales of substantial amounts of New Match common stock in the public market following the Separation, or the perception that such sales might occur, could depress the market price of New Match common stock. In addition, the different investment characteristics of New Match may not appeal to the current investor base of IAC or Match, or holders of New Match common stock may not have the same long-term investment profile exhibited by IAC as a Match stockholder, any of which could result in the disposition of shares of New Match common stock following the Separation. There is no assurance that there will be sufficient buying interest to offset any such sales, and, accordingly, the price of New Match common stock may be depressed by those sales and have periods of volatility.

If the New IAC Distribution were to fail to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes, New Match and its respective stockholders could suffer material adverse consequences.

        It is a condition to each party's obligation to complete the Transactions that each of IAC, Match and New IAC receives an opinion of IAC's outside counsel, among other things, to the effect that the New IAC Distribution and certain related transactions, taken together, will qualify as a "reorganization" within the meaning of Sections 368(a)(1)(D) and 355(a) of the Code, and the Match merger will not cause Section 355(e) of the Code to apply to the New IAC Distribution and certain related transactions.

        The opinion of counsel will be based upon and rely on, among other things, various facts and assumptions, as well as certain representations, statements and undertakings of IAC, Match and New IAC, including those relating to the past and future conduct of IAC, Match and New IAC. If any of these representations, statements or undertakings is, or becomes, inaccurate or incomplete, or if any of the representations or covenants contained in any of the transaction-related agreements and documents or in any document relating to the opinion of counsel are inaccurate or not complied with by IAC, Match, New IAC or any of their respective subsidiaries, the opinion of counsel may be invalid and the conclusions reached therein could be jeopardized.

        Notwithstanding receipt of the opinion of counsel regarding the Transactions, the U.S. Internal Revenue Service (the "IRS") could determine that the New IAC Distribution should be treated as a taxable transaction for U.S. federal income tax purposes if it determines that any of the representations, assumptions or undertakings upon which the opinion of counsel was based are inaccurate or have not been complied with. The opinion of counsel represents the judgment of such counsel and is not binding on the IRS or any court, and the IRS or a court may disagree with the conclusions in the opinion of counsel. Accordingly, notwithstanding receipt by the parties of the opinion of counsel, there can be no assurance that the IRS will not assert that the New IAC Distribution does not qualify for tax-free treatment for U.S. federal income tax purposes or that a court would not sustain such a challenge. In the event the IRS were to prevail with such a challenge, New Match and its respective stockholders could suffer material adverse consequences.

        If the New IAC Distribution, together with certain related transactions, were to fail to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code, in general, for U.S. federal income tax purposes, IAC would recognize a taxable gain as if it had sold the New IAC stock in a taxable sale for its fair market value. In such circumstance, IAC stockholders who receive New IAC common stock in the New IAC Distribution would be subject to tax as if they had received a taxable distribution equal to the fair market value of such shares. Even if the New IAC Distribution, together with certain related transactions, were otherwise to qualify as a tax-free transaction under Sections 355(a) and 368(a)(1)(D) of the Code, the New IAC Distribution may result in taxable gain to IAC, but not its stockholders, under Section 355(e) of the Code if the New IAC Distribution were deemed to be part of a plan (or series of related transactions) pursuant to which one or more persons acquire, directly or indirectly, shares representing a 50 percent or greater interest (by vote or value) in IAC (or, after the Match merger, New Match) or New IAC. For this purpose, any acquisitions of IAC stock (or New Match stock after the Match merger) or New IAC stock within the period beginning two years before, and ending two years after, the New IAC Distribution are presumed to be part of such a plan, although IAC or New IAC may be able to rebut that presumption (including by qualifying for one or more safe harbors under applicable Treasury Regulations).

        In connection with the Transactions, IAC and New IAC will enter into a tax matters agreement pursuant to which, among other things, each of IAC and New IAC will be responsible for certain tax liabilities and obligations following the New IAC Distribution. Under the tax matters agreement, New IAC generally will be responsible for, and will indemnify New Match against, any liabilities incurred as a result of the failure of the New IAC Distribution to qualify for the intended tax-free treatment unless, subject to certain exceptions, the failure to so qualify is attributable to Match's (or, after the Match merger, New Match's) actions or failure to act, Match's breach of certain representations or covenants or certain acquisitions of equity securities of New Match, in each case, described in the tax matters agreement (a "Match fault-based action"). If the failure to so qualify is attributable to a Match fault-based action, New Match will be responsible for liabilities incurred as a result of such failure and will indemnify New IAC against such liabilities so incurred by New IAC or its affiliates. The amount of any such liability for which New Match would be responsible may be significant and, if incurred, could have a material adverse effect on New Match's business, financial condition and results of operations and, therefore, adversely affect the value of New Match common stock.

New Match may not be able to engage in desirable capital-raising or strategic transactions following the Separation.

        Under current U.S. federal income tax law, a distribution that otherwise qualifies for tax-free treatment can be rendered taxable to the distributing corporation and its stockholders as a result of certain post-distribution transactions, including certain acquisitions of shares or assets of the corporation the stock of which is distributed. To preserve the tax-free treatment of the New IAC Distribution, the tax matters agreement will impose certain restrictions on New IAC, New Match and their respective subsidiaries during the two-year period following the New IAC Distribution, except in specific circumstances, (1) ceasing to actively conduct certain of their businesses; (2) entering into certain transactions or series of transactions pursuant to which all or a portion of the shares of New IAC or New Match common stock, as applicable, would be acquired, whether by merger or otherwise; (3) liquidating or merging or consolidating with any other person; (4) issuing equity securities beyond certain thresholds; (5) repurchasing shares of New IAC or New Match common stock, as applicable, other than in certain open-market transactions; or (6) taking any other action that (or failing to take any other action, the failure of which) would cause the New IAC Distribution, together with certain related transactions, to fail to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code. These restrictions may limit the ability of New Match to pursue certain equity issuances, strategic transactions, repurchases or other transactions that it may otherwise believe to be in the best interests of its stockholders or that might increase the value of its business. Also, New Match's potential responsibility for liabilities arising from the failure of the transactions to qualify for tax-free treatment may discourage, delay, or prevent certain third parties from acquiring New Match.

After the Separation, actual or potential conflicts of interest may develop between the management and directors of New IAC, on the one hand, and the management and directors of New Match, on the other hand.

        After the Separation, the management and directors of New IAC and New Match may own both New IAC capital stock and New Match capital stock. This ownership overlap could create, or appear to create, potential conflicts of interest when New IAC's and New Match's directors and executive officers face decisions that could have different implications for New IAC and New Match. For example, potential conflicts of interest could arise in connection with the resolution of any dispute between New IAC and New Match regarding terms of the agreements governing the Separation and the relationship between New IAC and New Match thereafter, including the transaction agreement, the employee matters agreement, the tax matters agreement, the transition services agreement or any commercial agreements between the parties or their affiliates. Potential conflicts of interest could also arise if New IAC and New Match enter into any commercial arrangements in the future.

        In addition, Joseph Levin initially will serve as the executive chairman of the New Match board of directors, while also serving as the Chief Executive Officer and a director of New IAC. Glenn H. Schiffman will serve as a director of New Match while also serving as an executive officer of New IAC, and Alan G. Spoon will serve as a director of each of New Match and New IAC. The fact that Messrs. Levin, Schiffman and Spoon will hold positions with both New IAC and New Match could create, or appear to create, potential conflicts of interest for each of them when facing decisions that may affect both New IAC and New Match, and each of them also face conflicts of interest with regard to the allocation of his time between New IAC and New Match.

        If the requisite stockholder approvals are received, the New Match certificate of incorporation will provide that no officer or director of New Match who is also an officer or director of New IAC will be liable to New Match or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to New IAC instead of New Match, or does not communicate information regarding a corporate opportunity to New Match that the officer or director has directed to New IAC. New IAC will have a reciprocal provision in its certificate of incorporation.

The corporate opportunity provisions may have the effect of exacerbating the risk of conflicts of interest between New IAC and New Match because the provisions effectively shield an overlapping director/executive officer from liability for breach of fiduciary duty in the event that such director or officer chooses to direct a corporate opportunity to New Match instead of to New IAC or vice versa.

The Reclassification Exchange Ratio is a calculation that is subject to a number of factors that are outside of the control of IAC and Match or will not be known until just before the separation closing. Accordingly, the number of shares of IAC Class M common stock that will be outstanding immediately following the separation closing, and the percentage ownership of New Match that would be represented by a share of IAC Class M common stock, will not be known until just before the separation closing.

        The number of shares of IAC Class M common stock into which shares of IAC common stock and IAC Class B common stock will be reclassified (which we refer to as the "Reclassification Exchange Ratio") is a calculation that will not be known until just before the separation closing and is based on a variety of factors that are outside of the control of IAC and Match, including, among other things, the value of the exchangeable notes issued by the exchangeable notes issuers and related hedging instruments that will be retained by New Match, the cost of the New Match stock options to be received by IAC employees in respect of their existing IAC stock options, the number of shares of IAC Class M common stock (or New Match common stock), if any, sold in the IAC Class M equity offering (including any shares of IAC Class M common stock to be sold in the offering described in this prospectus) and the number of shares of New Match common stock issued to non-IAC stockholders of Match in respect of additional stock elections and non-elections. Accordingly, potential investors in the IAC Class M common stock will not know the percentage interest in New Match represented by a share of IAC Class M common stock at the time of their decision to enter into a purchase agreement to purchase shares of the IAC Class M common stock.

Risks Relating to New Match's Business Following the Separation

The dating industry is competitive, with low switching costs and a consistent stream of new products and entrants, and innovation by New Match's competitors may disrupt its business.

        The dating industry is competitive, with a consistent stream of new products and entrants. Some of New Match's competitors may enjoy better competitive positions in certain geographical regions, user demographics or other key areas that Match currently serves or New Match may serve in the future. These advantages could enable these competitors to offer products that are more appealing to users and potential users than New Match's products or to respond more quickly and/or cost-effectively than New Match to new or changing opportunities.

        In addition, within the dating industry generally, costs for consumers to switch between products are low, and consumers have a propensity to try new approaches to connecting with people and to use multiple dating products at the same time. As a result, new products, entrants and business models are likely to continue to emerge. It is possible that a new product could gain rapid scale at the expense of existing brands through harnessing a new technology or a new or existing distribution channel, creating a new or different approach to connecting people or some other means.

        Potential competitors include larger companies that could devote greater resources to the promotion or marketing of their products and services, take advantage of acquisition or other opportunities more readily or develop and expand their products and services more quickly than New Match does. Potential competitors also include established social media companies that may develop products, features, or services that may compete with New Match's. For example, Facebook has introduced a dating feature on its platform, which it has rolled out in North America and other markets, and has stated it plans to roll out globally. These social media competitors could use strong or dominant positions in one or more markets, and ready access to existing large pools of potential users and personal information regarding those users, to gain competitive advantages over New Match, including by offering different product features or services that users may prefer or offering their products and services to users at no charge, which may enable them to acquire and engage users at the expense of New Match's user growth or engagement.

        If New Match is not able to compete effectively against its current or future competitors and products that may emerge, the size and level of engagement of its user base may decrease, which could have an adverse effect on its business, financial condition, and results of operations.

The limited operating history of Match's newer dating brands and products makes it difficult to evaluate New Match's business and future prospects.

        Match seeks to tailor each of its dating brands and products to meet the preferences of specific communities of users. Building a given brand or product is generally an iterative process that occurs over a meaningful period of time and involves considerable resources and expenditures. Although certain of Match's newer brands and products have experienced significant growth over relatively short periods of time, the historical growth rates of these brands and products may not be an indication of future growth rates for such products or its newer brands and products generally. Match has encountered, and New Match may continue to encounter, risks and difficulties as it builds its newer brands and products. The failure to successfully address these risks and difficulties could adversely affect New Match's business, financial condition, and results of operations.

Each of Match's dating products monetizes users at different rates. If a meaningful migration of New Match's user base from its higher monetizing dating products to its lower monetizing dating products were to occur, it could adversely affect New Match's business, financial condition, and results of operations.

        Match's portfolio companies own, operate, and manage a diverse variety of dating products. Each dating product has its own mix of free and paid features designed to optimize the user experience and revenue generation from that product's community of users. In general, the mix of features for the various dating products within Match's more established brands leads to higher monetization rates per user than the mix of features for the various dating products within its newer brands. Over time, users of Match's newer brands with lower monetization rates per user comprise an increasingly larger percentage of its user base. If this trend leads to a significant portion of users of New Match's brands with higher monetization rates migrating to its less profitable brands, New Match's business, financial condition, and results of operations could be adversely affected.

New Match's growth and profitability rely, in part, on its ability to attract and retain users through cost-effective marketing efforts. Any failure in these efforts could adversely affect New Match's business, financial condition, and results of operations.

        Attracting and retaining users for certain of Match's dating products involves considerable expenditures for online and offline marketing. Historically, Match has had to increase its marketing expenditures over time in order to attract and retain users and sustain its growth.

        Evolving consumer behavior can affect the availability of profitable marketing opportunities. For example, as traditional television viewership declines and as consumers spend more time on mobile devices rather than desktop computers, the reach of many of Match's traditional advertising channels is contracting. Similarly, as consumers communicate less via email and more via text messaging and other virtual means, the reach of email campaigns designed to attract new and repeat users (and retain current users) for Match's dating products is adversely impacted. To continue to reach potential users and grow its businesses, New Match must identify and devote more of its overall marketing expenditures to newer advertising channels, such as mobile and online video platforms, as well as targeted campaigns in which it communicates directly with potential, former and current users via new virtual means. Generally, the opportunities in and sophistication of newer advertising channels are relatively undeveloped and unproven, making it difficult to assess returns on investment associated with such advertising channels, and there can be no assurance that New Match will be able to continue to appropriately manage and fine-tune its marketing efforts in response to these and other trends in the advertising industry. Any failure to do so could adversely affect New Match's business, financial condition, and results of operations.

Communicating with Match's users via email is critical to its success, and any erosion in New Match's ability to communicate in this fashion that is not sufficiently replaced by other means could adversely affect its business, financial condition, and results of operations.

        Historically, one of Match's primary means of communicating with its users and keeping them engaged with its products has been via email communication. Match's ability to communicate via email enables it to keep its users updated on activity with respect to their profile, present or suggest new or interesting users from the community, invite users to offline events and present discount and promotional offers, among other things. As consumer habits evolve in the era of web-enabled mobile devices and messaging/social networking apps, usage of email, particularly among Match's younger users, has declined. In addition, deliverability and other restrictions imposed by third-party email providers and/or applicable law could limit or prevent New Match's ability to send emails to its users. A continued and significant erosion in New Match's ability to communicate successfully with its users via email could have an adverse impact on user experience, levels of user engagement and the rate at which non-paying users become subscribers.

        While Match continually works to find new means of communicating and connecting with its users (for example, through push notifications), there is no assurance that such alternative means of communication will be as effective as email has been. Any failure to develop or take advantage of new means of communication or limitations on those means of communications imposed by laws, device manufacturers or other sources could have an adverse effect on New Match's business, financial condition, and results of operations.

Foreign currency exchange rate fluctuations could adversely affect New Match's results of operations.

        Match operates in various international markets, primarily in various jurisdictions within the European Union (which we refer to as the "EU") and Asia. During the fiscal years ended December 31, 2019 and 2018, 53% and 50% of Match's total revenues, respectively, were international revenues. Match translates international revenues into U.S. dollar-denominated operating results and during periods of a strengthening U.S. dollar, Match's international revenues will be reduced when translated into U.S. dollars. In addition, as foreign currency exchange rates fluctuate, the translation of Match's international revenues into U.S. dollar-denominated operating results affects the period-over-period comparability of such results and can result in foreign currency exchange gains and losses.

        Match has exposure to foreign currency exchange risk related to transactions carried out in a currency other than the U.S. dollar and investments in foreign subsidiaries with a functional currency other than the U.S. dollar. Match's exposure is primarily related to the Euro, and to a lesser extent, the British Pound (which we refer to as "GBP"). The average GBP and Euro exchange rates strengthened against the U.S. dollar by 4% and 5%, respectively, in 2019 compared to 2018.

        The departure of the United Kingdom from the European Union, commonly referred to as "Brexit," has caused, and may continue to cause, volatility in currency exchange rates between the U.S. dollar and the GBP and the full impact of Brexit remains uncertain. To the extent that the U.S. dollar strengthens relative to either the Euro, the GBP or both, the translation of New Match's international revenues into U.S. dollars will reduce New Match's U.S. dollar denominated operating results and will affect their period-over-period comparability.

        Historically, Match has not hedged any foreign currency exposures. Match's continued growth and expansion of its international operations into new countries increases its exposure to foreign exchange rate fluctuations. Significant foreign exchange rate fluctuations, in the case of one currency or collectively with other currencies, could adversely affect New Match's future results of operations.

Distribution and marketing of, and access to, New Match's dating products will depend, in significant part, on a variety of third-party publishers, platforms, and mobile app stores. If these third parties limit, prohibit, or otherwise interfere with or change the terms of the distribution, use, or marketing of New Match's dating products in any material way, it could adversely affect New Match's business, financial condition, and results of operations.

        Match markets and distributes its dating products (including related mobile applications) through a variety of third-party publishers and distribution channels, including Facebook, which has rolled out its own dating product. New Match's ability to market its brands on any given property or channel will be subject to the policies of the relevant third party. Certain publishers and channels have, from time to time, limited or prohibited advertisements for dating products for a variety of reasons, including poor behavior by other industry participants. There is no assurance that New Match will not be limited or prohibited from using certain current or prospective marketing channels in the future. If this were to happen in the case of a significant marketing channel and/or for a significant period of time, New Match's business, financial condition, and results of operations could be adversely affected.

        Additionally, Match's mobile applications are almost exclusively accessed through the Apple App Store and the Google Play Store. Both Apple and Google have broad discretion to change their respective terms and conditions applicable to the distribution of Match's applications, including the amount of, and requirement to pay, certain fees associated with purchases facilitated by Apple and Google through Match's applications, and to interpret their respective terms and conditions in ways that may limit, eliminate, or otherwise interfere with Match's ability to distribute its applications through their stores, the features Match provides, the manner in which Match markets its in-app products, and Match's ability to access information about its users and subscribers that they collect. Apple or Google could also make changes to their operating systems or payment services that could negatively impact New Match's business. There is no assurance that Apple or Google will not limit, eliminate, or otherwise interfere with the distribution of New Match's products, the features New Match provides, the manner in which New Match markets its in-app products within its applications or through other applications and services, and Match's ability to access information about its users and subscribers that they collect. To the extent either or both of them do so, New Match's business, financial condition, and results of operations could be adversely affected.

        Lastly, in the case of Tinder, Hinge, and certain of Match's other products, many users historically registered for (and logged into) the application exclusively through their Facebook profiles. While Match has launched an alternate authentication method that allows users to register for (and log into) Tinder, Hinge, and Match's other products using their mobile phone number, no assurances can be provided that users will no longer register for (and log into) these products through their Facebook profiles. Facebook has broad discretion to change its terms and conditions applicable to the data collected by its platform and its use thereof and to interpret its terms and conditions in ways that could limit, eliminate, or otherwise interfere with New Match's ability to use Facebook as an authentication method or to allow Facebook to use such data to gain a competitive advantage. If Facebook did so, New Match's business, financial condition, and results of operations could be adversely affected.

The success of New Match will depend, in part, on its ability to access, collect and use personal data about its users and subscribers.

        Match depends on mobile app stores, in particular, the Apple App Store and Google Play Store, to market, distribute and monetize its mobile applications. Match's users and subscribers engage with these platforms directly and may be subject to requirements regarding the use of their payment systems for various transactions. As a result, these platforms may receive personal data about Match's users and subscribers that Match would otherwise receive if it transacted with its users and subscribers directly. These platforms have restricted Match's access to personal data about its users and subscribers obtained through their platforms. If these platforms continue to limit or increasingly limit, eliminate or otherwise interfere with New Match's ability to access, collect and use personal data about its users and subscribers that they have collected, the ability of New Match to identify and communicate with a meaningful portion of its users and subscriber bases may be adversely impacted. If so, New Match's customer relationship management efforts, its ability to identify, target and reach new segments of its user and subscriber bases and the population generally, the efficiency of its paid marketing efforts, the rates New Match is able to charge advertisers seeking to reach users and subscribers on its various properties and its ability to identify and exclude users and subscribers whose access would violate applicable terms and conditions, including registered sex offenders, may be negatively impacted. There is no assurance that the mobile app stores upon which New Match will rely will not limit or increasingly limit, eliminate or otherwise interfere with its ability to access, collect and use personal data about its users and subscribers that they have collected. To the extent that they do so, New Match's business, financial condition and results of operations could be adversely affected.

As the distribution of New Match's dating products through app stores increases, in order to maintain its profit margins, New Match may need to offset increasing app store fees by decreasing traditional marketing expenditures, increasing user volume or monetization per user, or by engaging in other efforts to increase revenue or decrease costs generally, or New Match's business, financial condition, and results of operations could be adversely affected.

        Match increasingly relies on the Apple App Store and the Google Play Store to distribute its mobile applications and related in-app products. While Match's mobile applications are generally free to download from these stores, Match offers its users the opportunity to purchase subscriptions and certain à la carte features through these applications. Match determines the prices at which these subscriptions and features are sold; however, purchases of these subscriptions and features are required to be processed through the in-app payment systems provided by Apple and, to a lesser degree, Google. Due to these requirements, Match pays Apple and Google, as applicable, a meaningful share (generally 30%) of the revenue it receives from these transactions. While Match is constantly innovating on and creating its own payment systems and methods, given the increase of the distribution of Match's dating products through app stores and the strict requirements to use the in-app payments systems tied into Apple's, and to a lesser degree, Google's distribution services, New Match may need to offset these increased app store fees by decreasing traditional marketing expenditures as a percentage of revenue, increasing user volume or monetization per user, or by engaging in other efforts to increase revenue or decrease costs generally, or New Match's business, financial condition, and results of operations could be adversely affected. Additionally, to the extent Google changes its terms and conditions or practices to require New Match to process purchases of subscriptions and features through their in-app payment system, New Match's business, financial condition, and results of operations could be adversely affected.

New Match's business and results of operations may be adversely affected by the recent COVID-19 outbreak or other similar outbreaks.

        New Match's business could be materially and adversely affected by the outbreak of a widespread health epidemic or pandemic, including the recent outbreak of the coronavirus (COVID-19), which has been declared a "pandemic" by the World Health Organization. The COVID-19 outbreak has reached across the globe, resulting in the implementation of significant governmental measures, including lockdowns, closures, quarantines and travel bans, intended to control the spread of the virus. These restrictions, and future prevention and mitigation measures, are likely to continue to have an adverse impact on global economic conditions and consumer confidence and spending, and could materially adversely affect demand, or users' ability to pay, for New Match's products and services.

        A public health epidemic, including COVID-19, poses the risk that New Match or its employees, contractors, vendors and other business partners may be prevented or impaired from conducting ordinary course business activities for an indefinite period of time, including due to shutdowns necessitated for the health and wellbeing of New Match's employees and the employees of business partners, or shutdowns that may be requested or mandated by governmental authorities. For example, certain of Match's customer support vendors have been impacted by government mandated shutdowns and, while Match is working with these vendors to implement business continuity plans, the capability of the affected brands to respond timely and effectively to user inquiries and requests will be negatively impacted until, and potentially even after, such plans are fully implemented. In addition, in response to the COVID-19 outbreak, Match has taken several precautions that may adversely impact employee productivity, such as requiring employees to work remotely, imposing travel restrictions and temporarily closing office locations.

        A widespread epidemic, pandemic or other health crisis could also cause significant volatility in global markets. The COVID-19 outbreak has adversely impacted U.S. equity markets, including the trading price of Match common stock. The COVID-19 outbreak has also caused disruption in financial markets, which if it continues or intensifies, could reduce New Match's ability to access capital and thereby negatively impact its liquidity.

        Match intends to continue to execute on its strategic plans and operational initiatives during the COVID-19 outbreak; however, the aforementioned uncertainties may result in delays or modifications to these plans and initiatives. Part of Match's growth strategy includes increasing the number of international users and expanding into additional geographies, including in Asia. The timing and success of New Match's international expansion may be negatively impacted by COVID-19, which could impede New Match's anticipated growth. Match and New Match could also be subject to litigation relating to continuing operations during the COVID-19 outbreak.

        The ultimate extent of the impact of any epidemic, pandemic or other health crisis on New Match's business will depend on multiple factors that are highly uncertain and cannot be predicted, including severity, location and duration and actions taken to contain or prevent further spread. If New Match's business and the markets in which it operates experience a prolonged occurrence of adverse public health conditions, such as COVID-19, it could materially and adversely affect New Match's business, financial condition and results of operations.

New Match will depend on its key personnel.

        New Match's future success will depend upon its continued ability to identify, hire, develop, motivate, and retain highly skilled individuals across the globe, with the continued contributions of its senior management being especially critical to its success. Competition for well-qualified employees across Match and its various businesses is intense and New Match's continued ability to compete effectively depends, in part, upon its ability to attract new employees. While Match has established programs to attract new employees and provide incentives to retain existing employees, particularly its senior management, there can be no guarantee that New Match will be able to attract new employees or retain the services of its senior management or any other key employees in the future. Effective succession planning is also important to New Match's future success. If New Match fails to ensure the effective transfer of senior management knowledge and smooth transitions involving senior management across its various businesses, New Match's ability to execute short and long term strategic, financial, and operating goals, as well as its business, financial condition, and results of operations generally, could be adversely affected.

New Match's success will depend, in part, on the integrity of its systems and infrastructures and on its ability to enhance, expand, and adapt these systems and infrastructures in a timely and cost-effective manner.

        In order for New Match to succeed, its systems and infrastructures must perform well on a consistent basis. Match has in the past, and New Match may from time to time in the future, experience system interruptions that make some or all of their systems or data unavailable and prevent their products from functioning properly for their users; any such interruption could arise for any number of reasons. Further, Match's systems and infrastructures are vulnerable to damage from fire, power loss, telecommunications failures, acts of God and similar events. While Match has backup systems in place for certain aspects of its operations, not all of its systems and infrastructures are fully redundant, disaster recovery planning is not sufficient for all eventualities and its property and business interruption insurance coverage may not be adequate to compensate it fully for any losses that it may suffer. Any interruptions or outages, regardless of the cause, could negatively impact New Match's users' experiences with New Match's products, tarnish its brands' reputations, and decrease demand for its products, any or all of which could adversely affect New Match's business, financial condition, and results of operations.

        Match also continually works to expand and enhance the efficiency and scalability of its technology and network systems to improve the experience of its users, accommodate substantial increases in the volume of traffic to its various products, ensure acceptable load times for its products, and keep up with changes in technology and user preferences. Any failure to do so in a timely and cost-effective manner could adversely affect New Match's users' experience with its various products and thereby negatively affect the demand for its products, and could increase its costs, either of which could adversely affect New Match's business, financial condition, and results of operations.

New Match may not be able to protect its systems and infrastructures from cyberattacks and may be adversely affected by cyberattacks experienced by third parties.

        Match is regularly under attack by perpetrators of random or targeted malicious technology-related events, such as cyberattacks, computer viruses, worms, bot attacks or other destructive or disruptive software, distributed denial of service attacks, and attempts to misappropriate customer information, including credit card information and account login credentials. While Match has invested (and continues to invest) in the protection of its systems and infrastructures, in related personnel and training, and in employing a strategy of data minimization, where appropriate, there can be no assurance that its efforts will prevent significant breaches in its or New Match's systems or other such events from occurring. Some of Match's systems have experienced past security incidents, and, although they did not have a material adverse effect on Match's operating results, there can be no assurance of a similar result in the future. Any cyber or similar attack New Match is unable to protect itself from could damage its systems and infrastructures, prevent it from providing its products, erode its reputation and brands, result in the disclosure of confidential or sensitive information of its users, and/or be costly to remedy, as well as subject New Match to investigations by regulatory authorities and/or litigation that could result in liability to third parties.

        The impact of cyber security events experienced by third parties with which New Match does business (or upon which it otherwise relies in connection with its day-to-day operations) could have a similar effect on it. Moreover, even cyber or similar attacks that do not directly affect New Match or third parties with which it does business may result in widespread access to user account login credentials that such users have used across multiple internet sites, including its sites, or a loss of consumer confidence generally, which could make users less likely to use or continue to use online products generally, including New Match's products. The occurrence of any of these events could adversely affect New Match's business, financial condition, and results of operations.

New Match's success will depend, in part, on the integrity of third-party systems and infrastructures.

        New Match will rely on third parties, primarily data center service providers and cloud-based, hosted web service providers, such as Amazon Web Services, as well as third-party computer systems, broadband and other communications systems and service providers, in connection with the provision of its products generally, as well as to facilitate and process certain transactions with its users. New Match will have no control over any of these third parties or their operations.

        Problems experienced by third-party data center service providers and cloud-based, hosted web service providers, such as Amazon Web Services, upon which New Match will rely, the telecommunications network providers with which New Match or they contract, or the systems through which telecommunications providers allocate capacity among their customers could also adversely affect New Match. Any changes in service levels at New Match's data centers or hosted web service providers, such as Amazon Web Services, or any interruptions, outages, or delays in New Match's systems or those of its third-party providers, or deterioration in the performance of these systems, could impair New Match's ability to provide its products or process transactions with its users, which could adversely affect New Match's business, financial condition, and results of operations.

If the security of personal and confidential or sensitive user information that New Match maintains and stores is breached or otherwise accessed by unauthorized persons, it may be costly to mitigate the impact of such an event and New Match's reputation could be harmed.

        Match receives, processes, stores, and transmits a significant amount of personal user and other confidential or sensitive information, including credit card information and member-to-member communications, and enables its users to share their personal information with each other. In some cases, Match engages third-party vendors to store this information. Match continuously develops and maintains systems to protect the security, integrity, and confidentiality of this information, but cannot guarantee that inadvertent or unauthorized use or disclosure will not occur or that third parties will not gain unauthorized access to this information despite Match's efforts. When such events occur, New Match may not be able to remedy them, it may be required by law to notify regulators and individuals whose personal information were used or disclosed without authorization, and it may have to expend significant capital and other resources to mitigate the impact of such events, including developing and implementing protections to prevent future events of this nature from occurring. When breaches of security (or the security of New Match's vendors and partners) occur, the perception of the effectiveness of New Match's security measures, the security measures of New Match's partners, and its reputation may be harmed, New Match may lose current and potential users, and the recognition of its various brands and their competitive positions may be diminished, any or all of which could adversely affect New Match's business, financial condition, and results of operations.

Match's business is subject to complex and evolving U.S. and international laws and regulations. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to New Match's business practices, monetary penalties, increased cost of operations, or declines in user growth or engagement, or otherwise harm New Match's business.

        Match is subject to a variety of laws and regulations in the United States and abroad that involve matters that are important to or may otherwise affect its business, including, among others, broadband internet access, online commerce, advertising, user privacy, data protection, intermediary liability, protection of minors, consumer protection, sex-trafficking, taxation, and securities law compliance. The introduction of new products, expansion of New Match's activities in certain jurisdictions, or other actions that New Match may take may subject it to additional laws, regulations, or other government scrutiny. In addition, foreign laws and regulations can impose different obligations or be more restrictive than those in the United States.

        These U.S. federal, state, and municipal and foreign laws and regulations, which in some cases can be enforced by private parties in addition to government entities, are constantly evolving and can be subject to significant change. As a result, the application, interpretation, and enforcement of these laws and regulations are often uncertain, particularly in the new and rapidly evolving industry in which Match operates, and may be interpreted and applied inconsistently from state to state and country to country and inconsistently with Match's current policies and practices. These laws and regulations, as well as any associated inquiries or investigations or any other government actions, may be costly to comply with and may delay or impede the development of new products, require that New Match change or cease certain business practices, result in negative publicity, increase New Match's operating costs, require significant management time and attention, and subject it to remedies that may harm its business, including fines or demands or orders that it modify or cease existing business practices.

        Specifically, in the case of tax laws, positions that Match or New Match has taken or will take are subject to interpretation by the relevant taxing authorities. While Match and New Match believe that the positions they have taken to date comply with applicable law, there can be no assurances that the relevant taxing authorities will not take a contrary position, and, if so, that such positions will not adversely affect New Match. Any events of this nature could adversely affect New Match's business, financial condition, and results of operations.

        Proposed or new legislation and regulations could also adversely affect New Match's business. For example, the European Commission and several countries have recently adopted, or intend to adopt, proposals that would change various aspects of the current tax framework under which Match is taxed, including proposals to change or impose new types of non-income taxes, including taxes based on a percentage of revenue. For example, France enacted a Digital Services Tax in 2019 retroactive to January 1, 2019, which would be applicable to New Match's business. The United Kingdom has also proposed a similar tax applicable to digital services, which includes business activities on social media platforms, and would likely apply to New Match's business. One or more of these or similar proposals could adversely affect New Match's business, financial condition, and results of operations.

        The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably affect the ability or manner in which Match provides its services could require New Match to change certain aspects of its business and operations to ensure compliance, which could decrease demand for services, reduce revenues, increase costs, and subject it to additional liabilities. For example, in February 2019, the Secretary of State for Digital, Culture, Media, and Sport of the United Kingdom indicated in public comments that his office intends to inquire as to the measures utilized by online dating platforms, including Tinder, to prevent access by underage users. In addition, in April 2019, the United Kingdom published proposed legislation which would establish a new regulatory body to establish duties of care for internet companies and to assess compliance with these duties of care. Under the proposed law, failure to comply could result in fines, blocking of services, and personal liability for senior management. There have also been calls for legislation to limit or remove the protections afforded technology platforms under the Communications Decency Act in the United States and under the e-Commerce Directive in the EU. To the extent such new or more stringent measures are required to be implemented, or existing protections are limited or removed, New Match's business, financial condition, and results of operations could be adversely affected.

        The adoption of any laws or regulations that adversely affect the popularity or growth in use of the internet or New Match's services, including laws or regulations that undermine open and neutrally administered internet access, could decrease user demand for New Match's service offerings and increase its cost of doing business. For example, in December 2017, the Federal Communications Commission adopted an order reversing net neutrality protections in the United States, including the repeal of specific rules against blocking, throttling, or "paid prioritization" of content or services by internet service providers. To the extent internet service providers engage in such blocking, throttling, "paid prioritization" of content or similar actions as a result of this order and the adoption of similar laws or regulations, New Match's business, financial condition, and results of operations could be adversely affected.

The varying and rapidly evolving regulatory framework on privacy and data protection across jurisdictions could result in claims, changes to New Match's business practices, monetary penalties, increased cost of operations, or declines in user growth or engagement, or otherwise harm New Match's business.

        There are numerous laws in the countries in which Match operates regarding privacy and the storage, sharing, use, processing, disclosure, and protection of this kind of information, the scope of which is constantly changing, and, in some cases, inconsistent and conflicting and subject to differing interpretations, as new laws of this nature are proposed and adopted. For example, in 2016, the European Commission adopted the General Data Protection Act (which we refer to as "GDPR"), a comprehensive EU privacy and data protection reform that became effective in May 2018. The act applies to companies established in the EU or otherwise providing services or monitoring the behavior of people located in the EU and provides for significant penalties in case of non-compliance as well as a private right of action for individual claimants. GDPR will continue to be interpreted by EU data protection regulators, which may require that New Match make changes to its business practices, and could generate additional risks and liabilities. The EU is also considering an update to the EU's Privacy and Electronic Communications (so-called "e-Privacy") Directive, notably to amend rules on the use of cookies. In addition, Brexit could result in the application of new and conflicting data privacy and protection laws and standards to New Match's operations in the United Kingdom and its handling of personal data of users located in the United Kingdom. At the same time, many countries in which Match does business have already adopted, or are also currently considering adopting, privacy and data protection laws and regulations. Multiple legislative proposals concerning privacy and the protection of user information are being considered by the U.S. Congress. Various U.S. state legislatures, including those in New York, Washington, Virginia, and Illinois, intend to consider privacy legislation in 2020. Other U.S. state legislatures have already passed and enacted privacy legislation, most prominent of which is the California Consumer Privacy Act of 2018, which was signed into law in June 2018 and came into effect on January 1, 2020. A ballot initiative to address privacy concerns has also been filed with the Office of the California Attorney General and, provided it meets appropriate legal requirements, is expected to be presented to California voters on the November 2020 ballot. Additionally, the Federal Trade Commission has increased its focus on privacy and data security practices at digital companies, as evidenced by its levying, in July 2019, of a first-of-its kind, $5 billion fine against Facebook for privacy violations.

        While Match believes that it complies with industry standards and applicable laws and industry codes of conduct relating to privacy and data protection in all material respects, there is no assurance that New Match will not be subject to claims that it has violated applicable laws or codes of conduct, that it will be able to successfully defend against such claims or that it will not be subject to significant fines and penalties in the event of non-compliance. Additionally, to the extent multiple state-level laws are introduced with inconsistent or conflicting standards and there is no federal law to preempt such laws, compliance with such laws could be difficult to achieve and New Match could be subject to fines and penalties in the event of non-compliance.

        Any failure or perceived failure by New Match (or third parties with which New Match contracts to process such information) to comply with applicable privacy and security laws, policies, or related contractual obligations, or any compromise of security that results in unauthorized access, or the use or transmission of, personal user information, could result in a variety of claims against New Match, including governmental enforcement actions, significant fines, litigation, claims of breach of contract and indemnity by third parties, and adverse publicity. When such events occur, New Match's reputation may be harmed, New Match may lose current and potential users, and the competitive positions of New Match's various brands might be diminished, any or all of which could adversely affect New Match's business, financial condition, and results of operations.

        Lastly, compliance with the numerous laws in the countries in which Match operates regarding privacy and the storage, sharing, use, processing, disclosure, and protection of personal data could be costly, as well as result in delays in the development of new products and features as resources are allocated to these compliance projects, particularly as these laws become more comprehensive in scope, more commonplace, and continue to evolve. In addition, the varying and rapidly evolving regulatory frameworks across jurisdictions may result in decisions to introduce products in certain jurisdictions but not others or to cease providing certain services or features to users located in certain jurisdictions. If these costs or other impacts are significant, New Match's business, financial condition, and results of operations could be adversely affected.

Match is subject to a number of risks related to credit card payments, including data security breaches and fraud that it or third parties experience or additional regulation, any of which could adversely affect New Match's business, financial condition, and results of operations.

        Match accepts payment from its users primarily through credit card transactions and certain online payment service providers. The ability to access credit card information on a real-time basis without having to proactively reach out to the consumer each time Match processes an auto-renewal payment or a payment for the purchase of a premium feature on any of its dating products is critical to its success and to a seamless experience for its users.

        When Match or a third party experiences a data security breach involving credit card information, affected cardholders will often cancel their credit cards. In the case of a breach experienced by a third party, the more sizable the third party's customer base and the greater the number of credit card accounts impacted, the more likely it is that Match's users would be affected by such a breach. To the extent New Match's users are ever affected by such a breach experienced by New Match or a third party, affected users would need to be contacted to obtain new credit card information and process any pending transactions. It is likely that New Match would not be able to reach all affected users, and, even if New Match could, some users' new credit card information may not be obtained and some pending transactions may not be processed, which could adversely affect New Match's business, financial condition, and results of operations.

        Even if New Match's users are not directly impacted by a given data security breach, they may lose confidence in the ability of service providers to protect their personal information generally, which could cause them to stop using their credit cards online and choose alternative payment methods that are not as convenient for New Match or restrict its ability to process payments without significant cost or user effort.

        Additionally, if New Match fails to adequately prevent fraudulent credit card transactions, it may face litigation, fines, governmental enforcement action, civil liability, diminished public perception of its security measures, significantly higher credit card-related costs, and substantial remediation costs, or refusal by credit card processors to continue to process payments on New Match's behalf, any of which could adversely affect New Match's business, financial condition, and results of operations.

        Finally, the passage or adoption of any legislation or regulation affecting the ability of service providers to periodically charge consumers for recurring subscription payments may adversely affect New Match's business, financial condition, and results of operations. For example, the EU's Payment Services Directive (PSD2), which became effective in 2018, could affect New Match's ability to process auto-renewal payments or offer promotional or differentiated pricing for users in the EU. Similar legislation or regulation, or changes to existing legislation or regulation governing subscription payments, are being considered in many U.S. states.

Inappropriate actions by certain of New Match's users could be attributed to it and damage its brands' reputations, which in turn could adversely affect its business.

        It is possible that a user of New Match's products could be physically, financially, emotionally, or otherwise harmed by an individual that such user met through the use of one of its products. If one or more of New Match's users suffers or alleges to have suffered any such harm, New Match could experience negative publicity or legal action that could damage its reputation and its brands. Similar events affecting users of New Match's competitors' products could result in negative publicity for the dating industry generally, which could in turn negatively affect New Match's business.

        In addition, the reputations of New Match's brands may be adversely affected by the actions of its users that are deemed to be hostile, offensive, defamatory, inappropriate, untrue, or unlawful. While Match has systems and processes in place that aim to monitor and review the appropriateness of the content accessible through its products, which include, in particular, reporting tools through which users can inform Match of such behavior on the platform, and have adopted policies regarding illegal, offensive, or inappropriate use of Match's products, New Match's users could nonetheless engage in activities that violate its policies. These safeguards may not be sufficient to avoid harm to New Match's reputation and brands, especially if such hostile, offensive, or inappropriate use is well-publicized.

        Concerns about harms and the use of dating products and social networking platforms for illegal conduct, such as romance scams, promotion of false or inaccurate information, financial fraud, and sex trafficking, have produced and could continue to produce future legislation or other governmental action. For example, in April 2018, the Allow States and Victims to Fight Online Sex Trafficking Act became effective in the United States and allows victims of sex trafficking crimes, as well as other state and local authorities, to seek redress from platforms in certain circumstances in connection with sex trafficking of individuals online. The EU and the United Kingdom have also launched consultations, and the United Kingdom has released its Online Harms White Paper, which proposed legislation that would expose platforms to similar or more expansive liability. There have also been calls for legislation to limit or remove the protections afforded technology platforms under the Communications Decency Act in the United States and under the e-Commerce Directive in the EU. If these proposed laws are passed, or if future legislation or governmental action is proposed or taken to address concerns regarding such harms, changes could be required to New Match's products that could restrict or impose additional costs upon the conduct of New Match's business generally or cause users to abandon its products.

New Match may fail to adequately protect its intellectual property rights or may be accused of infringing the intellectual property rights of third parties.

        Match relies heavily upon its trademarks and related domain names and logos to market its brands and to build and maintain brand loyalty and recognition. Match also relies upon patented and patent-pending proprietary technologies and trade secrets relating to matching process systems and related features and products.

        Match also relies on a combination of laws, and contractual restrictions with employees, customers, suppliers, affiliates, and others, to establish and protect its various intellectual property rights. For example, Match has generally registered and continues to apply to register and renew, or secure by contract where appropriate, trademarks and service marks as they are developed and used, and reserve, register, and renew domain names as it deems appropriate. Effective trademark protection may not be available or may not be sought in every country in which New Match's products are made available, and contractual disputes may affect the use of marks governed by private contract. Similarly, not every variation of a domain name may be available or be registered, even if available.

        Match also generally seeks to apply for patents or for other similar statutory protections as and if it deems appropriate, based on then-current facts and circumstances, and will continue to do so in the future. No assurances can be given that any patent application Match has filed or New Match will file will result in a patent being issued, or that any existing or future patents will afford adequate protection against competitors and similar technologies. In addition, no assurances can be given that third parties will not create new products or methods that achieve similar results without infringing upon patents New Match owns.

        Despite these measures, New Match's intellectual property rights may still not be protected in a meaningful manner, challenges to contractual rights could arise, third parties could copy or otherwise obtain and use New Match's intellectual property without authorization, or laws and interpretations of laws regarding the enforceability of existing intellectual property rights may change over time in a manner that provides less protection. The occurrence of any of these events could result in the erosion of New Match's brands and limit its ability to market its brands using its various domain names, as well as impede its ability to effectively compete against competitors with similar technologies, any of which could adversely affect New Match's business, financial condition, and results of operations.

        From time to time, Match has been subject to legal proceedings and claims, including claims of alleged infringement of trademarks, copyrights, patents, and other intellectual property rights held by third parties. In addition, litigation may be necessary in the future to enforce New Match's intellectual property rights, protect its trade secrets and patents or to determine the validity and scope of proprietary rights claimed by others. For example, in March 2018, Match filed a lawsuit against Bumble Trading Inc., which operates and markets the online dating application Bumble in the United States, for patent and trademark infringement, as well as trade secret misappropriation. Bumble's counterclaims request that Match's trademark registration for its SWIPE trademark be cancelled and that a number of its pending applications for trademark registration be denied. This case is currently pending in Federal Court in the Western District of Texas. Any litigation of this nature, regardless of outcome or merit, could result in substantial costs and diversion of management and technical resources, any of which could adversely affect New Match's business, financial condition, and results of operations.

Match operates in various international markets, including certain markets in which Match has limited experience. As a result, New Match will face additional risks in connection with certain of its international operations.

        Match's brands are available in over 40 different languages all over the world. Match's international revenue represented 53% and 50% of its total revenue for the fiscal years ended December 31, 2019 and 2018, respectively.

        Operating internationally, particularly in countries in which it has limited experience, exposes New Match to a number of additional risks, including:

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  operational and compliance challenges caused by distance, language, and cultural differences;

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  difficulties in staffing and managing international operations;

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  differing levels of social and technological acceptance of New Match's dating products or lack of acceptance of them generally;

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  foreign currency fluctuations;

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  restrictions on the transfer of funds among countries and back to the United States and costs associated with repatriating funds to the United States;

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  differing and potentially adverse tax laws;

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  multiple, conflicting, and changing laws, rules, and regulations, and difficulties understanding and ensuring compliance with those laws by both New Match's employees and its business partners, over whom it would exert no control;

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  compliance challenges due to different laws and regulatory environments, particularly in the case of privacy, data security, and intermediary liability;

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  competitive environments that favor local businesses;

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  limitations on the level of intellectual property protection; and

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  trade sanctions, political unrest, terrorism, war, and epidemics (such as the COVID-19 coronavirus) or the threat of any of these events.

        The occurrence of any or all of the events described above could adversely affect New Match's international operations, which could in turn adversely affect New Match's business, financial condition, and results of operations.

New Match may experience operational and financial risks in connection with acquisitions.

        Match has made numerous acquisitions in the past and it continues to seek potential acquisition candidates. New Match may experience operational and financial risks in connection with historical and future acquisitions if it is unable to:

  •
  properly value prospective acquisitions, especially those with limited operating histories;

  •
  accurately review acquisition candidates' business practices against applicable laws and regulations and, where applicable, implement proper remediation controls, procedures, and policies;

  •
  successfully integrate the operations, as well as the accounting, financial controls, management information, technology, human resources, and other administrative systems, of acquired businesses with New Match's existing operations and systems;

  •
  successfully identify and realize potential synergies among acquired and existing businesses;

  •
  fully identify potential risks and liabilities associated with acquired businesses;

  •
  retain or hire senior management and other key personnel at acquired businesses; and

  •
  successfully manage acquisition-related strain on New Match's management, operations, and financial resources and those of the various brands in New Match's portfolio.

        Furthermore, New Match may not be successful in addressing other challenges encountered in connection with its acquisitions. The anticipated benefits of one or more of New Match's acquisitions may not be realized or the value of goodwill and other intangible assets acquired could be affected by one or more continuing unfavorable events or trends, which could result in significant impairment charges. In addition, such acquisitions can result in material diversion of management's attention or other resources from New Match's existing businesses. The occurrence of any these events could have an adverse effect on New Match's business, financial condition, and results of operations.

Match is subject to litigation and adverse outcomes in such litigation could have an adverse effect on New Match's financial condition.

        Match is, and New Match from time to time may become, subject to litigation and various legal proceedings, including litigation and proceedings related to intellectual property matters, privacy, and consumer protection laws, as well as stockholder derivative suits, class action lawsuits, and other matters, that involve claims for substantial amounts of money or for other relief or that might necessitate changes to New Match's business or operations. The defense of these actions is time consuming and expensive. New Match will evaluate these litigation claims and legal proceedings to assess the likelihood of unfavorable outcomes and to estimate, if possible, the amount of potential losses. Based on these assessments and estimates, New Match may establish reserves and/or disclose the relevant litigation claims or legal proceedings, as and when required or appropriate. These assessments and estimates are based on information available to management at the time of such assessment or estimation and involve a significant amount of judgment. As a result, actual outcomes or losses could differ materially from those envisioned by Match's current assessments and estimates. New Match's failure to successfully defend or settle any of these litigations or legal proceedings could result in liability that, to the extent not covered by New Match's insurance, could have an adverse effect on New Match's business, financial condition, and results of operations.

Match's historical and New Match's pro forma financial information may not be indicative of New Match's future results.

        Match's historical and New Match's pro forma financial information included in this prospectus may not reflect what its results of operations, financial position, and cash flows would have been had it not been controlled by IAC during the periods presented or be indicative of what New Match's results of operations, financial position, and cash flows may be in the future. Match's historical financial information reflects allocations for services historically provided by IAC, and New Match expects these allocated costs could be different from the actual costs it will incur for these services in the future.

        In addition, the New Match pro forma financial information included in this prospectus is based in part upon a number of estimates and assumptions. These estimates and assumptions may prove not to be accurate, and, accordingly, New Match's pro forma financial information should not be assumed to be indicative of what its financial condition or results of operations actually would have been as a separate company and may not be a reliable indicator of what New Match's financial condition or results of operations actually may be in the future.

        Specifically, IAC currently provides Match with corporate and shared services related to certain corporate functions, including tax and other services, for a fee provided in the existing services agreement. Except as set forth in the transition services agreement to be entered into between New IAC and New Match, New IAC will not be obligated to provide these services to New Match following completion of the Separation. Further, if New Match no longer receives these services from New IAC, New Match may not be able to perform these services itself, or find appropriate third-party arrangements at a reasonable cost, and the cost may be higher than that currently charged by IAC.

New Match may incur increased expenses if the transition services agreement with New IAC is terminated.

        In connection with the Separation, New Match will enter into a transition services agreement and various other agreements with New IAC, pursuant to which New IAC will provide New Match with certain specified services on a transitional basis in areas where New Match may need assistance and support following the Separation. Depending on the particular service being provided, the agreements will extend for up to twelve months after the Separation, but may be terminated earlier under certain circumstances, including a default. If the transition services agreement is terminated, New Match may be required to obtain such services from a third party. This may be more expensive than the fees that New Match will be required to pay under the agreements with New IAC.

If the New IAC Distribution were to fail to qualify for tax-free treatment, the New Match group may incur significant tax liabilities.

        If the New IAC Distribution were to fail to qualify for tax-free treatment, IAC (or, after the Match merger, New Match) may recognize a substantial amount of gain that would result in significant tax liabilities to the New Match group. For further discussion, see "Risk Factors—Risks Relating to the Separation—If the New IAC Distribution were to fail to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes, New IAC, New Match and their respective stockholders could suffer material adverse consequences." Although New IAC is required to indemnify New Match for such liabilities under the tax matters agreement to the extent not attributable to a Match fault-based action, New IAC may lack the resources to compensate New Match for such tax liabilities. Such tax liabilities, if required to be paid by New Match, could have a material adverse effect on New Match's business, financial condition, and results of operations and, therefore, adversely affect the value of New Match common stock.

The tax matters agreement may limit New Match's ability to engage in desirable strategic or capital-raising transactions.

        Under the tax matters agreement, New IAC generally will be responsible for any taxes and related amounts imposed on New IAC or New Match or their affiliates arising from the failure of the New IAC Distribution to qualify for tax-free treatment unless such failure is attributable to or results from a Match fault-based action. To preserve the expected tax-free treatment of the Transactions, the tax matters agreement will prohibit New Match from taking actions that could reasonably be expected to cause the Transactions to be taxable. In particular, subject to certain exceptions, for two years after the Separation, New Match may not, among other things, (a) enter into transactions involving the acquisition, issuance, repurchase, redemption, or change of ownership of its capital stock or options or other rights in respect of its capital stock (together with other transactions relating to its capital stock pertinent for purposes of Section 355(e) of the Code) that will result in an aggregate ownership change at or exceeding a certain threshold percentage or (b) merge or consolidate with any other person or liquidate or partially liquidate. Because of these restrictions, for two years after the Separation, New Match may be limited in the amount of capital stock that New Match can issue to make acquisitions or to raise additional capital. Also, New Match's potential responsibility for liabilities arising from the failure of the New IAC Distribution to qualify for tax-free treatment, or its indemnity obligation to New IAC under the tax matters agreement, may discourage, delay, or prevent certain third parties from acquiring control of New Match during this two-year period in a transaction that New Match's stockholders might consider favorable. For further discussion of these restrictions, see "The Transaction Agreement—Ancillary Agreements—Tax Matters Agreement."

After the Separation, New Match's certificate of incorporation could prevent New Match from benefiting from corporate opportunities that might otherwise have been available to New Match.

        Subject to obtaining the requisite stockholder approvals, New Match's certificate of incorporation following the Separation is expected to have a "corporate opportunity" provision in which New Match and its affiliates renounce any interests or expectancy in corporate opportunities which become known to any of New Match's directors or officers who are also officers or directors of New IAC.

        Generally, New Match's officers or directors who are also New IAC's officers or directors will not be liable to New Match or its stockholders for breach of any fiduciary because such person fails to communicate or offer to New Match a corporate opportunity that has been communicated or offered to New IAC, that may also be a corporate opportunity of New Match or because such person communicates or offers to New IAC any corporate opportunity that may also be a corporate opportunity of New Match. In order for any New Match director or officer who is also a New IAC director or officer not to be liable to New Match or its stockholders, such opportunity cannot become known to the officer or director in his or her capacity as a New Match director or officer and cannot be presented to any party other than New IAC. In addition, such officer or director cannot pursue such opportunity in his or her individual capacity. The corporate opportunity provision may exacerbate conflicts of interest between New IAC and New Match because the provision effectively permits any of New Match's directors or officers who also serves as an officer or director of New IAC to choose to direct a corporate opportunity to New IAC instead of to New Match.

New Match's indebtedness may affect its ability to operate its business, which could have a material adverse effect on its financial condition and results of operations. New Match and its subsidiaries may incur additional indebtedness, including secured indebtedness.

        As of December 31, 2019, Match had total debt outstanding of approximately $1.6 billion and borrowing availability of $500 million under its revolving credit facility. In addition, on February 13, 2020, Match entered into an amendment to its revolving credit facility to, among other things, increase the aggregate amount of commitments under the facility to $750 million. Upon completion of the

Separation, New Match's indebtedness is expected to total at least $3.8 billion, including approximately $1.7 billion of exchangeable notes that will be guaranteed by New Match and $500 million of 4.125% senior notes due 2030 issued by Match on February 11, 2020.

        New Match's indebtedness could have important consequences, such as:

  •
  limiting New Match's ability to obtain additional financing to fund its working capital needs, acquisitions, capital expenditures, or other debt service requirements or for other purposes;

  •
  limiting New Match's ability to use operating cash flow in other areas of its business because it must dedicate a substantial portion of these funds to service debt;

  •
  limiting New Match's ability to compete with other companies who are not as highly leveraged, as it may be less capable of responding to adverse economic and industry conditions;

  •
  restricting New Match from making strategic acquisitions, developing properties, or exploiting business opportunities;

  •
  restricting the way in which New Match conducts its business because of financial and operating covenants in the agreements governing New Match's and certain of its subsidiaries' existing and future indebtedness, including, in the case of certain indebtedness of subsidiaries, certain covenants that restrict the ability of subsidiaries to pay dividends or make other distributions to New Match;

  •
  exposing New Match to potential events of default (if not cured or waived) under financial and operating covenants contained in New Match's or its subsidiaries' debt instruments that could have a material adverse effect on its business, financial condition, and operating results;

  •
  increasing New Match's vulnerability to a downturn in general economic conditions or in pricing of its products; and

  •
  limiting New Match's ability to react to changing market conditions in its industry and in its customers' industries.

        In addition to New Match's debt service obligations, its operations require substantial investments on a continuing basis. New Match's ability to make scheduled debt payments, to refinance its obligations with respect to its indebtedness, and to fund capital and non-capital expenditures necessary to maintain the condition of its operating assets and properties, as well as to provide capacity for the growth of its business, depends on New Match's financial and operating performance, which, in turn, is subject to prevailing economic conditions and financial, business, competitive, legal, and other factors.

        Subject to the restrictions in New Match's credit agreement (which includes its revolving credit facility and term loan), the restrictions included in the indentures related to its 6.375% Senior Notes due 2024, 5.00% Senior Notes due 2027, 5.625% Senior Notes due 2029, and 4.125% Senior Notes due 2030 (the "New Match Group Senior Notes"), New Match and its subsidiaries may incur significant additional indebtedness, including additional secured indebtedness. Although the terms of New Match's credit agreement and the indentures related to the New Match Group Senior Notes contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and additional indebtedness incurred in compliance with these restrictions could be significant. If new debt is added to New Match's and its subsidiaries' current debt levels, the risks described above could increase.

New Match may not be able to generate sufficient cash to service all of its current and planned indebtedness and may be forced to take other actions to satisfy its obligations under its indebtedness that may not be successful.

        New Match's ability to satisfy its debt obligations will depend upon, among other things:

  •
  New Match's future financial and operating performance, which will be affected by prevailing economic conditions and financial, business, regulatory, and other factors, many of which are beyond New Match's control; and

  •
  New Match's future ability to borrow under its revolving credit facility, the availability of which will depend on, among other things, New Match's complying with the covenants in the then-existing agreements governing its indebtedness.

        There can be no assurances that New Match's business will generate sufficient cash flow from operations, or that it will be able to draw under its revolving credit facility or otherwise in an amount sufficient to fund its liquidity needs.

        If New Match's cash flows and capital resources are insufficient to service its indebtedness, New Match may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance its indebtedness. These alternative measures may not be successful and may not permit New Match to meet its scheduled debt service obligations. New Match's ability to restructure or refinance its debt will depend on the condition of the capital markets and New Match's financial condition at such time. Any refinancing of New Match's debt could be at higher interest rates and may require New Match to comply with more onerous covenants, which could further restrict its business operations. In addition, the terms of existing or future debt agreements may restrict New Match from adopting some of these alternatives. In the absence of such operating results and resources, New Match could face substantial liquidity problems and might be required to dispose of material assets or operations, sell equity, and/or negotiate with its lenders to restructure the applicable debt, in order to meet its debt service and other obligations. New Match may not be able to consummate those dispositions for fair market value or at all. New Match's credit agreement and the indentures related to the New Match Group Senior Notes, or market or business conditions may limit, New Match's ability to avail itself of some or all of these options.

        Furthermore, any proceeds that New Match could realize from any such dispositions may not be adequate to meet its debt service obligations then due.

New Match's debt agreements will contain restrictions that will limit its flexibility in operating its business.

        Match's credit agreement and the indentures related to the New Match Group Senior Notes contain and any instruments governing future indebtedness of New Match would likely contain, a number of covenants that will impose significant operating and financial restrictions on New Match, including restrictions on its ability to, among other things

  •
  create liens on certain assets;

  •
  incur additional debt;

  •
  make certain investments and acquisitions;

  •
  consolidate, merge, sell, or otherwise dispose of all or substantially all of New Match's assets;

  •
  sell certain assets;

  •
  pay dividends on or make distributions in respect of New Match's capital stock or make restricted payments;

  •
  enter into certain transactions with New Match's affiliates; and

  •
  cause New Match's subsidiaries to pay dividends or make other distributions to New Match.

        Any of these restrictions could limit New Match's ability to plan for or react to market conditions and could otherwise restrict corporate activities. Any failure to comply with these covenants could result in a default under New Match's credit agreement and/or the indentures related to the New Match Group Senior Notes or any instruments governing future indebtedness of New Match. Upon a default, unless waived, the lenders under New Match's credit agreement could elect to terminate their commitments, cease making further loans, foreclose on its assets pledged to such lenders to secure its obligations under its credit agreement, and force New Match into bankruptcy or liquidation. Holders of the New Match Group Senior Notes also have the ability to force New Match into bankruptcy or liquidation in certain circumstances, subject to the terms of the related indentures. In addition, a default under New Match's credit agreement or the indentures related to the New Match Group Senior Notes may trigger a cross default under New Match's other agreements and could trigger a cross default under the agreements governing its future indebtedness. New Match's operating results may not be sufficient to service its indebtedness or to fund its other expenditures and New Match may not be able to obtain financing to meet these requirements.

Variable rate indebtedness that Match has incurred or New Match may incur under its credit agreement will subject New Match to interest rate risk, which could cause its debt service obligations to increase significantly.

        As of December 31, 2019, Match had $425 million of indebtedness outstanding under its term loan and no outstanding borrowings under its revolving credit facility. Borrowings under the Match term loan are, and any borrowings under New Match's revolving credit facility will be, at variable rates of interest. Indebtedness that bears interest at variable rates will expose New Match to interest rate risk. As of December 31, 2019, Match's term loan and revolving credit facility bore interest at LIBOR plus 2.50% and LIBOR plus 1.50%, respectively. As of December 31, 2019, the rate in effect was 4.44% for the term loan and the revolving credit facility was undrawn. If LIBOR were to increase or decrease by 100 basis points, then the annual interest and expense payments on the outstanding balance and rate in effect as of December 31, 2019 on the term loan would increase or decrease, respectively, by $4.3 million.

Exchange of the exchangeable notes may dilute the ownership interests of existing stockholders or may otherwise depress the price of New Match common stock.

        In connection with the Separation, New Match will retain IAC's obligations as a guarantor under the indentures relating to the exchangeable notes. Following completion of the Separation, the exchangeable notes will continue to be exchangeable into shares of New Match common stock in certain circumstances. The exchange of some or all of the exchangeable notes may dilute the ownership interests of New Match stockholders to the extent New Match delivers shares upon exchange of any of the exchangeable notes. While the exchangeable note hedges are expected to reduce the potential dilutive effect on New Match common stock upon any exchange of exchangeable notes and/or offset any cash payment the issuers of the exchangeable notes would be required to make in excess of the principal amount of the exchanged notes, the warrants have a dilutive effect to the extent that the market price per share of New Match common stock exceeds the strike price of the warrants. Any sales in the public market of New Match common stock issuable upon such exchange could adversely affect prevailing market prices of New Match common stock. In addition, the existence of the exchangeable notes may encourage short selling of New Match common stock by market participants because the exchange of the exchangeable notes could be used to satisfy short positions. In addition, the anticipated exchange of the exchangeable notes could depress the price of New Match common stock.

New Match's quarterly results or operating metrics could fluctuate significantly, which could cause the trading price of its common stock to decline.

        Match's quarterly results and operating metrics have fluctuated historically, and New Match's may fluctuate in the future, as a result of a number of factors, many of which are outside of New Match's control and may be difficult to predict, including:

  •
  the timing, size, and effectiveness of New Match's marketing efforts;

  •
  fluctuations in the rate at which New Match attracts new users, the level of engagement of such users and the propensity of such users to subscribe to New Match's brands or to purchase à la carte features;

  •
  increases or decreases in New Match's revenues and expenses caused by fluctuations in foreign currency exchange rates;

  •
  the timing, size, and effectiveness of non-marketing operating expenses that New Match may incur to grow and expand its operations, develop new products, and remain competitive;

  •
  the performance, reliability, and availability of New Match's technology, network systems, and infrastructure and data centers;

  •
  operational and financial risks New Match may experience in connection with historical and potential future acquisitions and investments;

  •
  legal costs and settlements; and

  •
  general economic conditions in either domestic or international markets.

        The occurrence of any one of these factors, as well as other factors, or the cumulative effect of the occurrence of one or more of such factors, could cause New Match's quarterly results and operating metrics to fluctuate significantly. As a result, quarterly comparisons of results and operating metrics may not be meaningful.

        In addition, the market price of New Match common stock may be affected by factors different from those that have historically affected Match common stock. For example, New Match will own, rather than lease, certain real estate properties and will have significantly more indebtedness as compared to Match. The variability and unpredictability of New Match's quarterly results or operating metrics could result in its failure to meet its expectations, or those of any of its investors or of analysts that cover New Match, with respect to revenues or other operating results for a particular period. If New Match fails to meet or exceed such expectations for these or any other reasons, the market price of its common stock could fall substantially.

New Match is not expected to declare any regular cash dividends in the foreseeable future.

        Match paid a special cash dividend in December 2018. However, New Match is not expected to pay cash dividends on its common stock in the near term. Instead, it is anticipated that New Match's future earnings will be retained to support its operations and to finance the growth and development of its business. Any future determination relating to New Match's dividend policy will be made by New Match's board of directors and will depend on a number of factors, including:

  •
  New Match's historical and projected financial condition, liquidity and results of operations;

  •
  New Match's capital levels and needs;

  •
  tax considerations;

  •
  any acquisitions or potential acquisitions that New Match may consider;

  •
  statutory and regulatory prohibitions and other limitations;

  •
  the terms of any credit agreements or other borrowing arrangements that will restrict New Match's ability to pay cash dividends, including the Match Group Credit Agreement and the indentures relating to the New Match Group Senior Notes;

  •
  general economic conditions; and

  •
  other factors deemed relevant by New Match's board of directors.

        New Match will not be obligated to pay dividends on its common stock. Consequently, investors may need to rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment. Investors seeking regular cash dividends should not purchase New Match common stock.

Provisions in the New Match certificate of incorporation and bylaws or Delaware law may discourage, delay, or prevent a change of control of New Match or changes in its management and, therefore, depress the trading price of its common stock.

        Delaware corporate law contains, and New Match's certificate of incorporation and bylaws will contain, provisions that could discourage, delay, or prevent a change in control of New Match or changes in its management that the stockholders of New Match may deem advantageous, including provisions which:

  •
  authorize the issuance of "blank check" preferred stock that New Match's board of directors could issue to increase the number of outstanding shares and to discourage a takeover attempt;

  •
  provide that certain litigation against New Match can be brought only in Delaware (subject to certain exceptions); and

  •
  provide that the New Match board of directors is expressly authorized to make, alter, or repeal New Match's bylaws.

        In addition, if the requisite stockholder approvals are received in connection with the Separation, the New Match certificate of incorporation would contain provisions which:

  •
  establish a classified board of directors, as a result of which the New Match board will be divided into three classes, with each class serving for staggered three-year terms, which prevents stockholders from electing an entirely new board of directors at an annual meeting;

  •
  prohibit stockholder action by written consent, thereby requiring all actions to be taken at a meeting of the stockholders; and

  •
  eliminate the ability of New Match's stockholders to call special meetings of stockholders.

        Any provision of New Match's certificate of incorporation, its bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for its stockholders to receive a premium for their shares of New Match common stock, and could also affect the price that some investors are willing to pay for New Match common stock.

WHERE YOU CAN FIND MORE INFORMATION

        Each of IAC and Match file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC also maintains an Internet web site that has reports, proxy statements and other information about IAC and Match. The address of that site is http://www.sec.gov. The reports and other information filed by IAC and Match with the SEC are also available free of charge at their respective Internet web sites, which are www.iac.com and www.mtch.com. Information on these Internet web sites is not part of or incorporated by reference into this document.

        Neither the information on any of the above websites, nor the information on the website of any IAC or Match business, is incorporated by reference in this prospectus or any accompanying prospectus supplement, or in any other filings with, or in any other information furnished or submitted to, the SEC.

        IAC has filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, this registration statement, under the Securities Act with respect to the securities registered hereby. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to IAC and the securities registered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus and any accompanying prospectus supplement are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows IAC to "incorporate by reference" into this document information filed with the SEC, which means that IAC can disclose important information to you by referring to another document that has been filed separately with the SEC. The information incorporated by reference herein is an important part of this prospectus, except for any information superseded by information in this document or in later filed documents incorporated by reference into this document. The incorporated documents contain significant information about each of IAC and Match and their respective businesses, financial condition and results of operations, about New Match, and about the transaction agreement and the Separation. Any information contained in this prospectus or in any document incorporated (or deemed to be incorporated) by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement, contained in this prospectus, in any other document IAC or Match subsequently files with the SEC that also is incorporated (or deemed to be incorporated) by reference in this prospectus or in any applicable prospectus supplement, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus.

        IAC incorporates by reference the following documents filed with the SEC (other than, in each case, those documents, or the portions of those documents or exhibits thereto, deemed to be furnished and not filed in accordance with SEC rules).

  IAC (File No. 000-20570):

  •
  Annual Report on Form 10-K for the year ended December 31, 2019, as amended by the Form 10-K/A filed on April 29, 2020; and

  •
  Current Reports on Form 8-K filed with the SEC on February 11, 2020, February 27, 2020 and April 28, 2020.

  Match (File No. 001-37636):

  •
  Annual Report on Form 10-K for the year ended December 31, 2019, as amended by the Form 10-K/A filed on April 29. 2020;

  •
  Current Reports on Form 8-K filed with the SEC on January 31, 2020, February 6, 2020, February 6, 2020, February 11, 2020, February 20, 2020, March 31, 2020 and April 28, 2020; and

  •
  Current Reports on Form 8-K/A filed with the SEC on February 20, 2020 and May 5, 2020.

        All documents that IAC or Match files with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any securities made under this prospectus (other than, in each case, those documents, or the portions of those documents or exhibits thereto, deemed to be furnished and not filed in accordance with SEC rules) will also be considered to be incorporated by reference in this prospectus and will automatically update and supersede the information in this prospectus and any previously filed documents. Upon your oral or written request, IAC will provide you with a copy of any or all documents that are incorporated by reference into this prospectus. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed as follows:

IAC/InterActiveCorp
555 West 18th Street
New York, New York 10011
Attn: Investor Relations
(212) 314-7300
ir@iac.com

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus includes and incorporates by reference "forward-looking statements" within the meaning of the securities laws. All statements that are not historical facts are "forward-looking statements." The words "estimate," "project," "intend," "expect," "believe," "anticipate," and similar expressions, and statements concerning strategy, identify forward-looking statements. These forward-looking statements include, among others, statements regarding future financial performance, anticipated trends, and prospects in the markets and industries in which IAC, New IAC, Match, and New Match (which we collectively refer to as the "companies") operate, business prospects and strategies, including the completion of the Separation, and anticipated financial position, liquidity, and capital needs, in each case relating to IAC, New IAC, Match, and New Match, as applicable. For those statements, IAC and each of the companies claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

        Forward-looking statements are estimates and projections reflecting IAC's, New IAC's, and Match's judgments and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Although IAC, New IAC and Match believe that the estimates and projections reflected in the forward-looking statements are reasonable, these expectations may prove to be incorrect. Other unknown or unpredictable factors also could have material adverse effects on IAC's, New IAC's and New Match's future results, performance or achievements. When considering forward-looking statements, you should keep in mind the factors described under the caption "Risk Factors" beginning on page 8 of this prospectus. Important factors, some of which are described under the caption "Risk Factors," that could cause actual results to differ materially and adversely from estimates or projections contained in the forward-looking statements include, among others:

  •
  risks and uncertainties discussed in this prospectus and other reports that IAC and Match have filed with the SEC;

  •
  competition;

  •
  changes in the companies' relationship with (or policies implemented by) Google Inc. or Apple Inc.;

  •
  the companies' ability to attract users to their products and services through cost-effective marketing and related efforts;

  •
  New Match's ability to maintain user rates on its higher-monetizing dating products;

  •
  foreign currency exchange rate fluctuations;

  •
  the companies' ability to distribute their products through third parties and offset related fees;

  •
  the integrity and scalability of the companies' systems and infrastructure (and those of third parties) and the companies' ability to adapt their systems and infrastructure to changes in a timely and cost-effective manner;

  •
  the companies' ability to protect their systems from cyberattacks and to protect personal and confidential user information;

  •
  risks relating to certain of the companies' international operations and acquisitions;

  •
  the impact of the outbreak of the COVID-19 coronavirus, or any subsequent or similar epidemic or pandemic;

  •
  the risks inherent in separating Match from the other businesses of IAC, including uncertainties related to, among other things, the costs and expected benefits of the proposed Transactions, the calculation of, and factors that may affect the calculation of, the exchange ratio at which shares of IAC capital stock will be converted into the right to receive New Match common stock in connection with the Transactions, the expected timing of the Transactions or whether they will be completed, whether the conditions to the Transactions can be satisfied, any event, change, or other circumstance occurring that could give rise to the termination of the transaction agreement (including the failure to receive any required approvals from the stockholders of IAC and Match), any litigation arising out of or relating to the proposed Transactions, the expected tax treatment of the Transactions, and the impact of the Transactions on the businesses of IAC, New IAC, Match, and New Match; and

  •
  other circumstances beyond IAC's, New IAC's, Match's and New Match's control.

        IAC believes these forward-looking statements are reasonable. However, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. IAC is not under any obligation, and none of IAC, New IAC, Match and New Match intends, to make publicly available any update or other revisions to any of the forward-looking statements contained in this prospectus to reflect circumstances existing after the date of this prospectus or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

 THE PARTIES TO THE SEPARATION

IAC

IAC/InterActiveCorp
555 West 18th Street
New York, NY 10011
Phone: (212) 314-7300

        IAC/InterActiveCorp is a Delaware corporation. IAC, initially a hybrid media/electronic retailing company, was incorporated in 1986 in Delaware under the name Silver King Broadcasting Company, Inc. After several name changes (first to HSN, Inc., then to USA Networks, Inc., USA Interactive, InterActiveCorp, and finally, to IAC/InterActiveCorp) and the completion of a number of significant corporate transactions over the years, the Company transformed itself into a leading media and Internet company. IAC today operates Vimeo, Dotdash and Care.com, among many other businesses, and also has majority ownership of both Match Group, which includes Tinder®, Match®, Meetic®, OkCupid®, Hinge®, Pairs™, PlentyOfFish® and OurTime®, and ANGI Homeservices, which includes HomeAdvisor, Angie's List and Handy.

        In connection with the Separation, the ownership interests in the businesses of IAC (other than the businesses of Match) will be transferred to New IAC and cash will be contributed by IAC to New IAC. In addition, IAC will reclassify each share of (1) IAC common stock into (i) a number of shares of IAC Class M common stock equal to the Reclassification Exchange Ratio and (ii) one share of IAC Series 1 mandatorily exchangeable preferred stock that will automatically exchange into one new share of New IAC common stock, and (2) IAC Class B common stock into (i) a number of shares of IAC Class M common stock equal to the Reclassification Exchange Ratio and (ii) one share of IAC Series 2 mandatorily exchangeable preferred stock that will automatically exchange into one new share of New IAC Class B common stock.

        For information regarding the results of IAC's historical operations, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in IAC's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated by reference into this prospectus.

        IAC's principal executive offices are located at 555 West 18th Street, New York, New York 10011. IAC's telephone number is (212) 314-7300.

New IAC

IAC Holdings, Inc.
555 West 18th Street
New York, NY 10011
Phone: (212) 314-7300

        IAC Holdings, Inc. is a Delaware corporation and a direct wholly owned subsidiary of IAC that was formed on November 19, 2019 for the purpose of holding the historical businesses of IAC (other than Match and the exchangeable notes issuers) following the Separation.

New Match Merger Sub

Valentine Merger Sub LLC
555 West 18th Street
New York, NY 10011
Phone: (212) 314-7300

        Valentine Merger Sub LLC is a Delaware limited liability company and an indirect wholly owned subsidiary of IAC that was formed on December 16, 2019 for the purpose of effecting the Match merger. In the Match merger, Match will be merged with and into New Match Merger Sub, with New Match Merger Sub continuing as the surviving company and an indirect wholly owned subsidiary of New Match. To date, New Match Merger Sub has not conducted any material activities other than those incidental to its formation and the matters contemplated by the transaction agreement.

Match

Match Group, Inc.
8750 North Central Expressway, Suite 1400
Dallas, TX 75231
Phone: (214) 576-9352

        Match Group, Inc. (NASDAQ: MTCH) is a Delaware corporation. Match, through its portfolio companies, is a leading provider of dating products available globally. Its portfolio of brands includes Tinder®, Match®, Meetic®, OkCupid®, Hinge®, Pairs™, PlentyOfFish®, and OurTime®, as well as a number of other brands, each designed to increase Match's users' likelihood of finding a meaningful connection. Through its portfolio companies and their trusted brands, Match provides tailored products to meet the varying preferences of its users. Match's products are available in over 40 languages to its users all over the world.

        In connection with the Separation, Match will merge with and into New Match Merger Sub, with New Match Merger Sub surviving the Match merger as an indirect wholly owned subsidiary of New Match. Match stockholders (other than IAC, Match and any wholly owned subsidiary of IAC or Match) will receive, through the Match merger, in exchange for each outstanding share of Match common stock that they hold, the right to receive one share of New Match common stock and, at the holder's election, either (i) $3.00 in cash or (ii) a fraction of a share of New Match common stock with a value of $3.00, calculated based on the Match VWAP (which we refer to as an "additional stock election"). Holders of Match common stock who do not make an election will be treated as having made an additional stock election.

        Additional information about Match and its subsidiaries is included in the documents incorporated by reference in this prospectus. See the section entitled "Where You Can Find More Information" beginning on page 34 of this prospectus.

RECENT DEVELOPMENTS

Care.com Acquisition

        On December 20, 2019, IAC announced that it had entered into a merger agreement to acquire Care.com, Inc., a leading global platform for finding and managing family care designed to meet the evolving needs of today's families and caregivers, offering everything from household tax and payroll services and customized corporate benefits packages covering the care needs of working families, to innovating new ways for caregivers to be paid and obtain professional benefits. On February 11, 2020, IAC, through its directly owned acquisition subsidiary, completed the acquisition of Care.com for an aggregate purchase price of approximately $500 million, net of cash acquired.

        IAC's interests in Care.com will be contributed to New IAC before the Separation. Thus, Care.com will be an asset of New IAC following the Separation, and accordingly will not be an asset of New Match, the entity that will be the issuer of the shares of IAC Class M common stock (New Match common stock) that may be offered pursuant to the offering described in this prospectus.

Resignation of Chief Executive Officer of Match

        On January 28, 2020, Amanda Ginsberg, Chief Executive Officer of Match, resigned from her roles as Chief Executive Officer and member of the Match board of directors, effective March 1, 2020.

        On January 28, 2020, the Match board of directors appointed Sharmistha Dubey, Match's President, to succeed Ms. Ginsberg as Match's Chief Executive Officer, effective March 1, 2020.

        On January 28, 2020, the Match board of directors appointed Gary Swidler, Match's Chief Financial Officer, to the additional role of Chief Operating Officer, effective March 1, 2020.

Real Estate Contribution Agreement

        On December 19, 2019, in connection with the execution of the transaction agreement, TMC Realty, L.L.C., a Delaware limited liability company, and 8831-8833 Sunset, LLC, a Delaware limited liability company (each a subsidiary of IAC, and together the "real estate contributors"), and Match entered into a contribution agreement (which we refer to as the "real estate contribution agreement"). The transactions contemplated by the real estate contribution agreement were completed on January 31, 2020, at which time two office buildings in Los Angeles, located at 8800 West Sunset Boulevard and 8833 West Sunset Boulevard, were contributed to two wholly owned subsidiaries of Match by the real estate contributors in exchange for an aggregate of 1,378,371 shares of Match common stock issued as consideration. For additional information, please see the section of this prospectus entitled "Transaction Agreement—Ancillary Agreements—Real Estate Transactions."

Issuance of Match Notes

        On February 11, 2020, Match issued $500 million in aggregate principal amount of 4.125% senior notes due 2030 by way of a private offering, with gross proceeds from the offering of approximately $500 million. The proceeds from the issuance of the senior notes will be used to pay expenses associated with the offering and to fund, in part, the Match loan.

Match Credit Agreement Amendment

        On February 13, 2020, Match entered into an amendment to its existing credit agreement to, among other things: (i) increase the aggregate amount of commitments under the revolving credit facility thereunder to $750 million; (ii) extend the maturity date of the revolving credit facility thereunder to February 13, 2025; (iii) extend the maturity date of the term loan facility thereunder to February 13, 2027; (iv) reduce the applicable interest rate margins with respect to the revolving credit facility and the term loan facility; and (v) make certain other changes to the covenants, events of default and other provisions therein.

 THE TRANSACTION AGREEMENT

        This section describes the material terms of the transaction agreement. The descriptions of the transaction agreement in this section and elsewhere in this prospectus are qualified in their entirety by reference to the complete text of the transaction agreement, including the first amendment to the transaction agreement, copies of which are filed as Exhibits 2.1 and 2.2 to the registration statement of which this prospectus forms a part and are incorporated by reference into this prospectus. This summary does not purport to be complete and may not contain all of the information about the transaction agreement that is important to you. You are encouraged to carefully read the entire transaction agreement.

The Separation

        Subject to the terms and conditions set forth in the transaction agreement, the businesses of Match will be separated from the remaining businesses of IAC through a series of transactions (which we refer to as the "Separation") that will result in the pre-transaction stockholders of IAC owning shares in two, separate public companies—(1) IAC, which will be renamed "Match Group, Inc." (which we refer to as "New Match") and which will own the businesses of Match and certain IAC financing subsidiaries, and (2) New IAC, which will be renamed "IAC/InterActiveCorp" and which will own IAC's other businesses—and the pre-transaction stockholders of Match (other than IAC and its subsidiaries) owning shares in New Match.

        The Separation is structured to include the following steps (which we refer to as the "Transactions"):

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  Certain restructuring transactions (which we refer to as the "Restructuring Transactions") in connection with which, among other things, IAC's ownership interests in Match will be transferred directly to IAC, the ownership interests in the other businesses of IAC will be transferred to New IAC and cash will be contributed by IAC to New IAC as further described in the section of this prospectus entitled "The Transaction Agreement—Financing Matters—Match; Debt Financing."

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  The reclassification (which we refer to as the "Reclassification") of each share of:

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  IAC common stock into (i) a number of shares of IAC Class M common stock equal to the Reclassification Exchange Ratio (as defined below in the section of this prospectus entitled "The Transaction Agreement—Reclassification Exchange Ratio") and (ii) one share of IAC Series 1 mandatorily exchangeable preferred stock that will automatically exchange into one new share of New IAC common stock; and

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  IAC Class B common stock into (i) a number of shares of IAC Class M common stock equal to the Reclassification Exchange Ratio and (ii) one share of IAC Series 2 mandatorily exchangeable preferred stock that will automatically exchange into one new share of New IAC Class B common stock.

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  The merger of Match with and into New Match Merger Sub (which we refer to as the "Match merger"), with New Match Merger Sub surviving the Match merger as an indirect wholly owned subsidiary of New Match and each share of Match common stock that is outstanding (excluding shares owned by IAC, Match, or any wholly owned subsidiary of IAC or Match) converting into the right to receive one share of New Match common stock and:

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  at the holder's election (as further described in the section of this prospectus entitled "The Transaction Agreement—Election and Exchange Procedures"), either (i) $3.00 in cash (which we refer to as a "cash election") or (ii) a fraction of a share of New Match common stock with a value of $3.00, calculated based on the Match VWAP (which we refer to as an "additional stock election"); or

    •
    in the event the holder fails to make a valid election, the same consideration it would receive had the holder made an additional stock election (which we refer to as a "non-election").

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  The effectiveness of certain amendments to the New Match certificate of incorporation (subject to the receipt of the required stockholder approvals), including, among other changes, to (i) implement a classified board of directors serving staggered three-year terms of office, (ii) limit the removal of members of the board of directors of New Match by stockholders to removal only for cause and with the affirmative vote of not less than a majority of the total voting power of shares of New Match capital stock outstanding and entitled to vote (iii) provide the exclusive right to fill director vacancies to the board of directors of New Match, subject to any rights of holders of preferred stock, and (iv) adopt certain provisions eliminating any liability to New Match or its stockholders for breach of any fiduciary duty by an officer or director of New Match who is also an officer or director of New IAC by reason of the fact that any such individual directs a corporate opportunity to New IAC instead of New Match, or does not communicate information regarding a corporate opportunity to New Match that the officer or director has directed to New IAC, and the implementation of the actions relating to the governance of New Match following the Separation (subject to the receipt of the required stockholder approvals), as further described in the section of this prospectus entitled "The Transaction Agreement—New Match Post-Closing Governance and Management" and in the amendments to the IAC certificate of incorporation included as Exhibits 3.6, 3.7, 3.8 and 3.9 to the registration statement of which this prospectus forms a part.

        Following the Separation, New Match will continue to hold interests in the exchangeable notes issuers. In addition, prior to the Separation, IAC may complete the offering of the IAC Class M common stock described in this prospectus, which offering (if completed) will be settled substantially concurrently with the Separation and the cash proceeds transferred to New IAC. The shares of IAC Class M common stock sold in such offering (if completed) will be renamed shares of common stock of New Match.

        At the time of any issuance of shares of IAC Class M common stock, such shares will represent an ownership interest only in New Match and its assets, and will not represent any ownership interest in New IAC or its assets. Accordingly, while this prospectus incorporates by reference financial information with respect to IAC, this financial information is not a reliable indicator of the financial information of the entity with respect to which the shares of IAC Class M common stock will represent an ownership interest.

        Shares of IAC Class M common stock which may be issued or sold pursuant to the offering described in this prospectus and any accompanying prospectus supplement will not be eligible to receive any consideration in the Separation or otherwise pursuant to the transaction agreement, or to vote on the stockholder proposals being presented to the stockholders of IAC and Match in connection with the transaction agreement and the Separation.

        The following diagram depicts IAC's and Match's simplified organizational and ownership structures immediately prior to the completion of the Separation.

        The following diagrams depict New IAC's and New Match's simplified organizational and ownership structures immediately following the completion of the Separation.

Reclassification Exchange Ratio

        In connection with the Reclassification, each share of IAC common stock and IAC Class B common stock will be exchanged into a number of shares of IAC Class M common stock equal to the quotient, rounded to four decimal places, obtained by dividing (i) the outstanding number of shares of Match capital stock owned by IAC, adjusted to reflect the allocation of certain assets and liabilities between New IAC and New Match (among other adjustments) in connection with the Separation (we refer to this as-adjusted number as the "Reclassification Exchange Ratio Numerator") by (ii) the total number of outstanding shares of IAC capital stock. We refer to this quotient as the "Reclassification Exchange Ratio".

        The Reclassification Exchange Ratio Numerator is calculated as the outstanding number of shares of Match capital stock owned by IAC,

          plus (i) an adjustment that will increase the aggregate number of shares of IAC Class M common stock issued in the Reclassification to IAC's stockholders to reflect the agreed value of certain tax attributes of IAC (which we refer to as the "tax attribute adjustment number"), minus (ii) adjustments to reduce the aggregate number of shares of IAC Class M common stock issued in the Reclassification to IAC's stockholders to reflect

            (1)   the retention by New Match of approximately $1.7 billion principal amount of IAC's exchangeable notes issued by the exchangeable notes issuers and related hedging instruments (which we refer to as the "exchangeable notes share adjustment number"),

            (2)   the number of shares of IAC Class M common stock (or New Match common stock), if any, sold in the IAC Class M equity offering (including any shares of IAC Class M common stock to be sold in the offering described in this prospectus) (which we refer to as the "equity sale adjustment number"),

            (3)   a portion of the cost of the New Match stock options to be received by IAC employees in respect of their existing IAC stock options (which we refer to as the "IAC equity awards adjustment number"), and

            (4)   the number of shares of New Match common stock issued to non-IAC stockholders of Match in respect of additional stock elections and non-elections (which we refer to as the "Match stock elections adjustment number").

        The adjustments described above are calculated as follows:

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  Tax Attribute Adjustment Number:  The tax attribute adjustment number will be equal to the quotient obtained by dividing $52 million by the Match VWAP, rounded to the nearest whole number.

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  Exchangeable Notes Share Adjustment Number:

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  The exchangeable notes share adjustment number will be equal to the quotient obtained by dividing the exchangeable notes net valuation (as defined below) by (ii) the Match VWAP, rounded to the nearest whole number, subject to the following:

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  In the event that the Match VWAP is below $50.9493, the exchangeable notes share adjustment number will be calculated as if the Match VWAP were equal to $50.9493, if Match provides written notice to IAC accepting the application of such a limitation (we refer to such limitation as the "exchangeable notes share adjustment cap") to the calculation of the exchangeable notes share adjustment number prior to 5.00 p.m., on the second Nasdaq trading day following the measurement date, or such other date and time as IAC and Match may agree (we refer to this date as the "acceptance deadline").

      •
      In the event that the Match VWAP is above $84.9155, the exchangeable notes share adjustment number will be calculated as if the Match VWAP were equal to $84.9155 if IAC provides written notice to Match accepting the application of such a limitation (we refer to such limitation as the "exchangeable notes share adjustment floor") to the calculation of the exchangeable notes share adjustment number prior to the acceptance deadline.

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    The "exchangeable notes valuation" refers to the aggregate valuation of IAC's exchangeable notes, as calculated by aggregating the valuations of each series of IAC's exchangeable notes. The valuation for each series of notes is equal to the sum of the daily valuations for such notes over the ten consecutive NASDAQ trading day period ending on the measurement date, which is determined by multiplying the average of the mid-market price for such series of notes as of 5:00 p.m. New York City time (expressed as a percentage of notional amount for such series of notes) by the aggregate principal amount of such series of notes outstanding on a trading day.

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    The "exchangeable notes net valuation" refers to the exchangeable notes valuation minus the aggregate valuation of IAC's and the exchangeable notes issuers' call option hedging instruments related to the exchangeable notes, plus the aggregate valuation of IAC's warrant hedging instruments related to the exchangeable notes, plus $8,000,000.

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    The "measurement date" refers to the fifth NASDAQ trading day immediately preceding the closing date.

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  Equity Sale Adjustment Number:  The equity sale adjustment number will be equal to the number of shares of IAC Class M common stock sold pursuant to the IAC Class M equity offering (including any shares of IAC Class M common stock to be sold in the offering described in this prospectus).

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  IAC Equity Awards Adjustment Number:  The IAC equity awards adjustment number will be equal to the quotient, rounded to the nearest whole number, obtained by dividing (i) an amount equal to 40.75% of the product of (a) the aggregate spread value of the IAC stock options and (b) a fraction, the numerator of which is the product of the Match VWAP and Reclassification Exchange Ratio (calculated without giving effect to the IAC equity awards adjustment number) and the denominator of which is the IAC VWAP (we refer to the amount in this clause (i) as the "IAC option charge") by (ii) the Match VWAP.

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  Match Stock Elections Adjustment Number:  The Match stock elections adjustment number will be equal to (i) the aggregate number of shares of IAC Class M common stock issuable as consideration in the Match merger in respect of shares of Match capital stock with respect to which an additional stock election or a non-election has been made (giving effect to the treatment of fractional shares pursuant to the transaction agreement), less (ii) the aggregate number of shares of Match capital stock with respect to which an additional stock election or a non-election has been made.

        The table below sets out an illustrative calculation of the Reclassification Exchange Ratio that would apply based on certain assumptions for each of the components of the calculation of the Reclassification Exchange Ratio. For informational purposes, the table also sets out the resulting percentage of the total shares of IAC Class M common stock that would be issued in connection with the separation closing to (1) holders of IAC capital stock immediately prior to the separation closing, as a group and (2) holders of Match common stock (other than IAC) as of immediately prior to the separation closing, as a group.

        This illustrative calculation is being provided for informational purposes only. The final inputs to the Reclassification Exchange Ratio calculation are not known at this time, and the assumptions reflected in this illustrative calculation are indicative only. While presented with numerical specificity, this illustrative calculation and related assumptions are based on a variety of assumptions and estimates, all of which are likely to differ from the assumptions and estimates reflected below, and the actual Reclassification Exchange Ratio is likely to materially differ. Factors that could cause the Reclassification Exchange Ratio to differ from the illustrative calculations presented below include changes in the exchangeable notes net valuation arising from, among other factors, changes in the trading price and volatility of Match and IAC common stock; the number of shares of IAC Class M common stock, if any, sold by IAC to third parties as permitted by the transaction agreement (including any shares of IAC Class M common stock to be sold in the offering described in this prospectus); changes in the outstanding equity awards of Match and IAC, including the number and terms of such awards; the number of shares of Match common stock subject to valid cash elections; and changes in the Match VWAP and the IAC VWAP. The trading price of Match and IAC common stock and the Match VWAP and the IAC VWAP will vary based on a number of factors, including the factors listed under "Risk Factors" beginning on page 8 of this prospectus and under "Cautionary Statement Regarding Forward-Looking Statements" beginning on page 36 of this prospectus, all of which are difficult to predict and many of which are beyond the control of Match and IAC. Accordingly, there can be no assurance that the Reclassification Exchange Ratio or the ownership percentages at the separation closing will ultimately be within the range of values reflected in the below table, and any departure from such range may be material.

        Assumptions reflected in the below table include the following:

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  The aggregate value of the shares of the IAC Class M stock sold in the offering described in this prospectus and the applicable prospectus supplement is $1,500,000,000;

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  The number of shares of Match capital stock held by IAC is 228,381,281;

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  The number of shares of IAC capital stock outstanding is 84,965,190;

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  The IAC VWAP for the base illustrative unadjusted VWAP (as defined below) is $221.8755 (the "base IAC VWAP"), and the IAC VWAP corresponding to each other Assumed Match Unadjusted Trading Price in the table below is the base IAC VWAP plus or minus the product of (x) 2.69 and (y) the difference between the applicable Assumed Match Unadjusted Trading Price and the base illustrative unadjusted VWAP (the 2.69 multiplier being based on the number of Match shares owned by IAC divided by the assumed number of outstanding shares of IAC capital stock);

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  The exchangeable notes net valuation (i) for the base illustrative unadjusted VWAP is approximately $1.8 billion, calculated assuming an IAC VWAP of $221.8755 and volatility inputs for the exchangeable notes prices derived as of May 1, 2020 and certain underlying volatilities for the related hedging instruments described in Annex A to the transaction agreement, and (ii) for each other Assumed Match Unadjusted Trading Price is calculated using the applicable Assumed Match Unadjusted Trading Price, the applicable IAC VWAP derived as described above and holding constant all other assumptions (including volatility inputs) used in calculating the exchangeable notes net valuation set forth in the foregoing clause (i);

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  The equity sale adjustment number is equal to $1,500,000,000 divided by the applicable Match VWAP;

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  The IAC option charge is calculated using the applicable IAC VWAP derived as described above and is based on equity awards outstanding as of December 19, 2019;

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  All shares of Match common stock are subject to cash elections, and accordingly the Match stock election adjustment number is zero;

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  Where applicable, IAC accepts the use of the exchangeable notes share adjustment floor as the exchangeable notes share adjustment number or Match accepts the use of the exchangeable notes share adjustment cap as the exchangeable notes share adjustment number, as applicable; and

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  The volume weighted average price of Match common stock used to calculate the Match VWAP is as shown in the table below under the heading "Assumed Match Unadjusted Trading Price."

			Percentage(2) of shares of IAC Class M common stock issued to:
Assumed Match Unadjusted Trading Price		Illustrative Reclassification Exchange Ratio	IAC stockholders	Match stockholders	Purchasers of IAC Class M common stock
$78.9473	(1)	2.1495x	70.75%	21.60%	7.65%
$50.0000		1.9567x	65.47%	21.96%	12.57%
$60.0000		2.0326x	67.78%	21.89%	10.33%
$70.0000		2.1034x	69.58%	21.71%	8.72%
$80.0000		2.1542x	70.87%	21.59%	7.54%
$90.0000		2.1856x	71.78%	21.55%	6.66%
$100.0000		2.1857x	72.28%	21.70%	6.02%

(1)
Average, rounded to four decimal places, of the daily dollar-volume-weighted average price for Match common stock on each day for the ten-day period ended May 1, 2020 (the "base illustrative unadjusted VWAP").

(2)
Percentages may not sum to 100% due to rounding.

        Based on the assumptions set forth above (other than the assumption with respect to cash elections) and an assumption that the volume weighted average price of Match common stock used to calculate the Match VWAP is equal to the base illustrative unadjusted VWAP, if no eligible shares of Match common stock were subject to valid cash elections, the Reclassification Exchange Ratio would be equal to 2.1240, and 69.90%, 22.45%, and 7.65%, respectively, of the total shares of IAC Class M common stock that would be issued to the holders of IAC capital stock as of immediately prior to the separation closing, the holders of Match common stock (other than IAC) as of immediately prior to the separation closing, and purchasers of shares of IAC Class M common stock in the offering described in this prospectus.

Closing of the Transactions

        The closing of the Transactions (which we refer to as the "separation closing") will take place on (i) the third business day following the satisfaction (or, to the extent permitted by law and subject to the terms of the transaction agreement, waiver by the parties entitled to the benefit thereof) of the conditions set forth in the transaction agreement or (ii) such other time or date as may be agreed upon in writing between IAC and Match. The date upon which the separation closing actually occurs is referred to in this prospectus as the "closing date."

        We cannot assure you when, or if, all the conditions to completion of the Transactions will be satisfied or, where permissible, waived. See the section of this prospectus entitled "The Transaction Agreement—Conditions to the Separation." The parties intend to complete the Transactions as promptly as practicable, subject to receipt of the requisite IAC stockholder approvals and Match stockholder approvals and the satisfaction of the other conditions to completion.

Treatment of IAC Equity Awards

        Options to purchase IAC common stock ("IAC options") that are outstanding as of December 19, 2019, and immediately prior to the separation closing, will convert into options to purchase common stock of New IAC and options to purchase New Match common stock in a manner that preserves the spread value of the options immediately before and immediately after the adjustment, with the allocation between the two options based on the value of a share of New IAC common stock relative to the value of a share of New Match common stock multiplied by the Reclassification Exchange Ratio.

        IAC options that are granted on or after December 20, 2019 and outstanding immediately prior to the separation closing, will convert into options to purchase New IAC common stock on the same terms and conditions applicable to the existing equity award, with equitable adjustments to the number of shares of New IAC common stock covered by the option and the applicable option exercise price.

        Awards of IAC restricted stock units and performance stock units will convert into awards of New IAC restricted stock units on a basis that preserves the fair market value of such awards immediately before and immediately after the conversion, with equitable adjustments to the applicable reference price in the case of certain performance stock units.

        For additional information, please see the section of this prospectus entitled "The Transaction Agreement—Ancillary Agreements—Employee Matters Agreement."

Treatment of Match Equity Awards

        Each option to purchase Match common stock ("Match option"), each warrant to purchase Match common stock, each award of Match restricted stock units and each award of Match performance stock units will be assumed by New Match on the same terms and conditions applicable to the existing equity award, with equitable adjustments to the number of shares of New Match common stock covered by the award, the applicable exercise price in the case of options and warrants and the applicable reference price in the case of certain performance stock units.

New Match Post-Closing Governance and Management

        The parties to the transaction agreement have agreed to take all actions necessary so that, as of the separation closing:

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  the New Match board of directors will consist of ten (10) directors;

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  the members of the New Match board of directors will consist of (i) the members of the Match board of directors prior to the separation closing, other than Mark Stein and Gregg Winiarski, and (ii) three individuals designated prior to the separation closing by IAC, subject to the reasonable consent of the Match separation committee, each of whom qualifies as an independent director of New Match; provided that if any individual designated by IAC (subject to the reasonable consent of the Match separation committee) is appointed to the Match board of directors prior to the separation closing, such individual will be appointed as a member of the New Match board of directors pursuant to clause (i) of this sentence and the number of individuals to be designated by IAC pursuant to clause (ii) of this sentence will be correspondingly reduced;

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  subject to the receipt of the requisite stockholder approvals to implement a classified board, Glenn H. Schiffman will be a Class I director (up for election at the first post-separation closing annual meeting of New Match) and Joseph Levin will be a Class III director (up for election at the third post-separation closing annual meeting of New Match);

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  beginning on the closing date, and until his resignation or replacement in such position in accordance with the bylaws of New Match, Joseph Levin will become the executive chairman of the New Match board of directors;

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  effective as of the separation closing, the bylaws of New Match will be amended and restated to be in a form mutually agreed between Match and IAC; and

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  the officers of Match prior to the separation closing will be appointed the officers of New Match, subject to any changes as notified to IAC by Match upon reasonable advance notice prior to the separation closing.

Conduct of Business

        Each of IAC and Match has agreed, as to itself and each other member of the IAC group and Match group, respectively, that, from the date of the transaction agreement until the separation closing, unless the other party consents in writing (which consent may not be unreasonably withheld, conditioned or delayed) or as otherwise contemplated by the transaction agreement or required by applicable law, it and the members of its group will:

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  conduct its business in the ordinary course of business consistent with past practice;

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  use its reasonable best efforts to preserve intact its business organization and business relationships; and

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  in the case of IAC, conduct the tax affairs of the IAC group and, to the extent it has the ability to do so, the Match group, in the ordinary course of business consistent with past practice.

        In addition, from the date of the transaction agreement until the separation closing:

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  Match has agreed as to itself and each of the other members of the Match group not to take any of the following actions (except (i) with the prior written consent of IAC, not to be unreasonably withheld, delayed or conditioned (ii) as may be expressly permitted, contemplated or required by the transaction agreement or any ancillary agreement, (iii) as required by applicable law, and (iv) as set forth in the disclosure schedules to the transaction agreement):

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  declare, set aside or pay any non-cash dividends or other non-cash distributions in respect of its shares of capital stock or other equity interests, other than dividends and distributions by any wholly owned subsidiary of Match to its parent;

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  split, combine or reclassify any of its capital stock or other equity interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its shares of capital stock or other equity interests, other than any such transaction by a wholly owned subsidiary of Match which remains a wholly owned subsidiary of Match after the completion of such transaction;

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  purchase, redeem or otherwise acquire or amend the terms of any shares of its capital stock or other equity interests or any rights, warrants, options or other equity awards to acquire, directly or indirectly, any such shares of capital stock or other equity interests, in each case, except as otherwise permitted by the transaction agreement;

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  issue, deliver, sell or grant (i) any of its shares of capital stock or other equity interests or (ii) any voting debt of Match or Match securities, in each case other than (A) the issuance of Match common stock upon the exercise of Match options or in connection with the vesting of other Match equity-based awards, in each case, outstanding on December 19, 2019 or otherwise granted following December 19, 2019 as permitted by the transaction agreement, (B) the grant of Match options or other Match equity-based awards in the ordinary course of business consistent with past practice, (C) any such transaction by a wholly owned subsidiary of Match which remains a wholly owned subsidiary of Match after completion of such transaction or (D) pursuant to the real estate contribution agreement;

  •
  in the case of Match, amend its certificate or articles of incorporation or bylaws;

    •
    acquire, in a single transaction or a series of related transactions, whether by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any partnership, corporation, joint venture, limited liability entity or other business organization or division thereof or any other person, with a value or purchase price that, individually or in the aggregate, exceeds $5 million;

    •
    make any capital expenditures other than as set forth in the disclosure schedules to the transaction agreement;

    •
    incur any indebtedness, except for (i) indebtedness solely between or among Match and its subsidiaries that is incurred in the ordinary course of business, (ii) indebtedness incurred under the existing Match credit facility, (iii) foreign currency hedging arrangements on customary commercial terms entered into in the ordinary course of business and not for speculative purposes and (iv) indebtedness incurred to replace, renew, extend, refinance or refund any existing indebtedness of Match or any of its subsidiaries; provided that any indebtedness incurred in reliance on clauses (i) through (iv) above will not be deemed to limit the ability of Match or any of its subsidiaries to obtain sufficient funds to make the Match loan;

    •
    in the case of Match, adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

    •
    adopt or implement any stockholder rights plan, "poison pill" or similar anti-takeover agreement or plan, in each case that would prohibit, restrict or delay, or otherwise be applicable to, the Transactions; or

    •
    authorize any of, or commit or agree to take any of, the foregoing actions.

  •
  IAC has agreed, as to itself and each of the other members of the IAC group, not to take any of the following actions (except (i) with the prior written consent of Match, not to be unreasonably withheld, delayed or conditioned, (ii) as may be expressly contemplated or required by the transaction agreement or any ancillary agreement, (iii) as set forth in the disclosure schedules to the transaction agreement):

  •
  in the case of IAC, New IAC or New Match Merger Sub or any of the exchangeable notes issuers, amend its certificate or articles of incorporation or bylaws or comparable organizational documents;

  •
  in the case of IAC, declare or set aside any dividends or other distributions in respect of its shares of capital stock with a payment time after the separation closing;

  •
  sell, transfer or otherwise dispose of any Match capital stock;

  •
  issue or agree to issue any capital stock of IAC which would not be outstanding at the effective time of the Reclassification but would be capital stock of New Match following the mandatory exchange;

  •
  incur or amend the terms of any indebtedness for borrowed money that will be indebtedness for borrowed money of a member of the New Match group following the separation closing;

  •
  amend the terms of the exchangeable notes or amend or terminate the IAC call options or the IAC warrants, other than entering into volatility agreements with respect to the call options and warrants;

  •
  enter into any contract that would be a New Match asset or a New Match liability;

    •
    settle any action that would (i) impose a consent order, injunction or decree restricting the future activity or conduct of the New Match group, (ii) include a finding or admission of a violation of applicable law by any member of the New Match group or (iii) result in the creation of a New Match liability;

    •
    in the case of IAC, New IAC or New Match Merger Sub or any of the exchangeable notes issuers, adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization; or

    •
    adopt or implement any stockholder rights plan, "poison pill" or similar anti-takeover agreement or plan, in each case that would prohibit, restrict or delay, or otherwise be applicable to, the Transactions; or

    •
    authorize any of, or commit or agree to take any of, the foregoing actions.

Change of Recommendation

        Neither the board of directors of IAC nor the board of directors of Match, nor any committee of either board of directors (including the Match separation committee), may withdraw, modify or amend in any manner adverse to the other party its recommendation that its stockholders approve the proposals submitted for their approval as set forth in the joint proxy statement/prospectus filed by the parties in connection with the Transactions. We refer to such a withdrawal, modification or amendment as a "change of recommendation."

        Notwithstanding the foregoing, the board of directors of IAC and the board of directors of Match, including the Match separation committee, may, subject to certain specified exceptions, make a change of recommendation in response to a material event or circumstance that was not known or reasonably foreseeable to it on the date of the transaction agreement (or if known or reasonably foreseeable, the consequences of which were not known or reasonably foreseeable to it on the date of the transaction agreement), if it (i) determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, (ii) has notified the other party in writing that it intends to effect a change of recommendation, (iii) has, for a period of four business days following the other party's receipt of such notice, discussed and negotiated in good faith and made representatives available to discuss and negotiate in good faith with the representatives of the other party any proposed modifications to the terms and conditions of the transaction agreement or the Transactions or the other transactions contemplated by the transaction agreement so that the failure to take such action would no longer be inconsistent with the fiduciary duties under applicable law and (iv) has determined in good faith, after consultation with its outside financial advisors and outside legal counsel, and after considering the terms of any proposed amendments or modifications to the transaction agreement, that the failure to take such action would still be inconsistent with its fiduciary duties under applicable law.

Efforts to Hold the IAC Stockholder Meeting

        IAC has agreed to convene and hold a meeting of the stockholders of IAC to obtain the required approvals of the IAC stockholders in respect of the Transactions and other transactions contemplated by the transaction agreement and to use its reasonable best efforts to (i) cause the joint proxy statement/prospectus filed by the parties in connection with the Transactions to be mailed to the holders of IAC capital stock and to hold the IAC stockholder meeting as soon as reasonably practicable after the registration statement of which such joint proxy statement/prospectus constitutes a part is declared effective by the SEC, and (ii) subject to the qualifications described above, solicit the approval of the proposals set forth in such joint proxy statement/prospectus by the holders of IAC capital stock.

        The IAC board of directors has unanimously (i) determined that the transaction agreement and the transactions contemplated by the transaction agreement are in the best interests of IAC and its stockholders, (ii) approved the transaction agreement and the transactions contemplated by the transaction agreement, (iii) declared advisable the matters that are the subject of the Separation-related proposals to be presented to IAC stockholders at the IAC stockholder meeting, and (iv) directed that such proposals be submitted to the holders of IAC capital stock for their approval.

        IAC may adjourn, recess or postpone the IAC stockholder meeting (i) after consultation with Match, to the extent necessary to ensure that any required supplement or amendment to the joint proxy statement/prospectus filed by the parties in connection with the Transactions is provided to the holders of IAC capital stock within a reasonable amount of time in advance of the IAC stockholder meeting, (ii) to the extent required by a court of competent jurisdiction in connection with any proceedings in connection with the transaction agreement or the transactions contemplated by the transaction agreement, (iii) if as of the time for which the IAC stockholder meeting is originally scheduled there are insufficient shares of IAC capital stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the IAC stockholder meeting, (iv) for a single period not to exceed fifteen business days, to solicit additional proxies if IAC reasonably believes it may be necessary to obtain the approval of the IAC stockholders, (v) from time to time but (notwithstanding the limitation in the foregoing clause (iv)) to a date no later than the third business day prior to December 19, 2020 if at the time of such adjournment, recess or postponement a law or order is in effect that prohibits enjoins or makes illegal the completion of the Transactions, or any action is pending that would reasonably be expected to prohibit, impair or materially delay the ability of IAC or New IAC to consummate the Transactions on the terms contemplated by the transaction agreement or that seeks material damages or another material remedy in connection with the transaction agreement or the Transactions or (vi) if Match has adjourned, recessed or postponed the Match stockholder meeting, until the date on which the Match stockholder meeting is held and completed.

Efforts to Hold the Match Stockholder Meeting

        Match has agreed to convene and hold a meeting of the stockholders of Match to obtain the required approvals of the Match stockholders in respect of the Transactions and other transactions contemplated by the transaction agreement and to use its reasonable best efforts to (i) cause the joint proxy statement/prospectus filed by the parties in connection with the Transactions to be mailed to the holders of Match capital stock and to hold the Match stockholder meeting as soon as reasonably practicable after the registration statement of which such joint proxy statement/prospectus constitutes a part is declared effective by the SEC and (ii) subject to the qualifications described above, solicit the approval of the proposals set forth in such joint proxy statement/prospectus by the holders of Match capital stock.

        Following the unanimous recommendation of the Match separation committee, the Match directors present at the Match board of directors meeting to approve the Transactions has unanimously (i) determined that the transaction agreement and the transactions contemplated by the transaction agreement are in the best interests of Match and its stockholders (other than IAC and its affiliates), (ii) approved the transaction agreement and the transactions contemplated by the transaction agreement, (iii) declared advisable the matters that are the subject of the Separation-related proposals to be presented to Match stockholders at the Match stockholder meeting, and (iv) directed that such proposals be submitted to the holders of Match capital stock for their approval.

        Match may adjourn, recess or postpone the Match stockholder meeting (i) after consultation with IAC, to the extent necessary to ensure that any required supplement or amendment to the joint proxy statement/prospectus filed by the parties in connection with the Transactions is provided to the holders of Match capital stock within a reasonable amount of time in advance of the Match stockholder meeting, (ii) to the extent required by a court of competent jurisdiction in connection with any proceedings in connection with the transaction agreement or the transactions contemplated by the transaction agreement, (iii) if as of the time for which the Match stockholder meeting is originally scheduled there are insufficient shares of Match capital stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Match stockholder meeting, (iv) for a single period not to exceed fifteen business days, to solicit additional proxies if Match reasonably believes it may be necessary to obtain the approval of the Match stockholders, (v) from time to time but (notwithstanding the limitation in the foregoing clause (iv)) to a date no later than the third business day prior to December 19, 2020 if at the time of such adjournment, recess or postponement a law or order is in effect that prohibits enjoins or makes illegal the completion of the Transactions, or any action is pending that would reasonably be expected to prohibit, impair or materially delay the ability of Match or New Match to consummate the Transactions on the terms contemplated by the transaction agreement or that seeks material damages or another material remedy in connection with the transaction agreement or the Transactions or (vi) if IAC has adjourned, recessed or postponed the IAC stockholder meeting, until the date on which the IAC stockholder meeting is held and completed.

        In addition to Match's rights to adjourn, recess or postpone the Match stockholder meeting specified in the previous paragraph, unless otherwise agreed between Match and IAC, if Match has not obtained at least $100 million of debt proceeds pursuant to the debt financing or the credit facility upsize on or prior to March 6, 2020, then Match may elect that the Match stockholder meeting and the IAC stockholder meeting be held no earlier than May 27, 2020 by providing written notice to IAC delivered no later than the close of business on March 10, 2020. On February 11, 2020, Match obtained $500 million of debt proceeds in connection with the debt financing and on February 13, 2020, Match obtained commitments from financing sources for $250 million of additional financing commitments in connection with the credit facility upsize. As a result, Match will not have the right to make such election.

Certain Employee Matters

        In connection with Match's receipt of the Los Angeles properties (the "LA real estate transaction") pursuant to the real estate contribution agreement (a summary of which is included in the section of this prospectus entitled "The Transaction Agreement—Ancillary Agreements—Real Estate Transactions"), Match made employment offers to specified employees of IAC who provide operational support for the buildings ("in scope employees"), as required by the transaction agreement.

        Pursuant to the transaction agreement, Match has retained the in scope employees upon the following terms (i) base compensation, bonus opportunities and paid time off that were no less favorable than those in effect for such in scope employees prior to the completion of the LA real estate transaction and (ii) employee benefits that were either (A) no less favorable in the aggregate than those in effect for such in scope employees immediately prior to the completion of the LA real estate transaction or (B) the same benefits as are made available to similarly situated employees of Match. Match is required to maintain for at least one year following the completion of the LA real estate transaction the compensation and benefit levels described in the preceding sentence for all in scope employees who transferred to Match.

        If, during the one year following the completion of the LA real estate transaction, Match terminates without cause the employment of any in scope employee who transfers to Match, Match is required to provide to such employee severance benefits that are no less favorable than the greater of (i) those severance benefits applicable to such employee as of immediately prior to the completion of the LA real estate transaction, and (ii) those severance or termination benefits provided to similarly situated employees of Match.

Financing Matters

Match Loan; Debt Financing

        Match agreed to use its reasonable best efforts to obtain additional financing commitments under the existing Match credit facility or otherwise in an aggregate amount not less than $100 million (we refer to such additional financing commitments as the "credit facility upsize").

        Prior to the effective time of the Reclassification, Match agreed to use its reasonable best efforts to maintain or obtain sufficient funds to make a loan to IAC in an aggregate principal amount equal to the product of (i) $3.00 and (ii) the number of shares of Match capital stock outstanding immediately prior to the effective time of the Reclassification, excluding any shares of Match capital stock held by a wholly owned subsidiary of Match (we refer to such loan as the "Match loan"), including, if necessary, by:

  •
  obtaining debt financing from third parties (we refer to any such financing as the "debt financing");

  •
  incurring loans under the existing Match credit facility including pursuant to the credit facility upsize;

  •
  entering into amendments or modifications or obtaining consents or waivers in relation to agreements governing existing indebtedness or other financing arrangements of Match or its subsidiaries; or

  •
  using the outstanding cash balances of Match or its subsidiaries to make the Match loan.

        On February 13, 2020, Match entered into an amendment to the existing Match credit facility in connection with the credit facility upsize to, among other things, increase the aggregate amount of commitments under the facility by $250 million to $750 million. In addition, on February 11, 2020, Match issued $500 million aggregate principal amount of its 4.125% senior notes due 2030 in connection with the debt financing.

        Following receipt by IAC of the full amount of the Match loan, as part of the Restructuring Transactions IAC will contribute the proceeds of the loan to New IAC less an amount (which amount IAC will deliver to the exchange agent for the transaction) equal to the product of $3.00 multiplied by the aggregate number of shares of Match capital stock in respect of which the holder has made a valid cash election. Following the Separation, the Match loan will remain as an obligation of New Match payable to Match and may be eliminated during certain intercompany transactions between Match and New Match.

IAC Class M Equity Offering

        Prior to the separation closing, IAC may enter into agreements with one or more third parties to sell shares of IAC Class M common stock (or New Match common stock) upon the separation closing (which includes any shares of IAC Class M common stock to be sold in the offering described in this prospectus), in amounts of up to a total of $1.5 billion (measured in each case as the product of (x) the number of shares sold (or agreed to be sold) on any applicable day and (y) the closing price of Match common stock on the NASDAQ on the applicable day minus $3.00), and providing for customary registration rights, if applicable. We refer to the transactions contemplated by such an agreement or agreements, as described in this prospectus, as the "IAC Class M equity offering."

        Under the transaction agreement, IAC is required to obtain Match's prior written consent (which may not be unreasonably withheld, conditioned or delayed) prior to entering into an agreement to effect the IAC Class M equity offering to the extent that it grants rights to a third party that would survive the separation closing.

        Match has agreed to cooperate, at IAC's expense, in connection with the arrangement, execution and settlement of the IAC Class M equity offering, as reasonably requested by IAC. Immediately following the separation closing of the IAC Class M equity offering, New Match has agreed to transfer to New IAC any and all proceeds it receives pursuant to the IAC Class M equity offering.

        The number of shares of IAC Class M common stock that IAC stockholders will receive in connection with the Reclassification will be reduced to reflect the number of shares of IAC Class M common stock, if any, sold in connection with the IAC Class M equity offering (including any shares of IAC Class M common stock to be sold in the offering described in this prospectus), as further described in the section of this prospectus entitled "The Transaction Agreement—Reclassification Exchange Ratio."

Directors' and Officers' Indemnification; Liability Insurance

        Until the sixth anniversary of the separation closing, New Match has agreed to, and to cause New Match Merger Sub to, indemnify and hold harmless, and provide advancement of expenses to, all past and present directors or officers of the Match entities (including all then past and present directors and officers of IAC, whether such service occurred before or after the separation closing), and each individual who prior to the separation closing becomes a director or officer of any of the Match entities (we refer to such persons, together with such persons' heirs, executors or administrators, as the "D&O indemnified parties"), to the maximum extent that such Match entity would have been allowed to do so under applicable law, in respect of acts or omissions occurring at or prior to the separation closing, including for any acts or omissions occurring in connection with the transaction agreement, the Transactions or the other transactions contemplated by the transaction agreement. In addition, until the sixth anniversary of the separation closing, the transaction agreement provides that all rights to indemnification currently existing in favor of any D&O indemnified party as provided in the governing documents of any Match entity, or any contract between such D&O indemnified party and any Match entity will survive the separation closing and continue in full force and effect and that such rights may not be amended, repealed or otherwise modified in any manner that would adversely affect any such D&O indemnified party.

        IAC has also agreed to purchase, at or prior to the separation closing, a "tail" directors' and officers' liability insurance policy and a "tail" errors and omissions liability insurance policy for a period of at least six years from and after the separation closing. Each such new policy is required to provide at least the same coverage, and contain terms and conditions which are, in the aggregate, no less advantageous to the insured, as the current policies of directors' and officers' liability insurance and errors and omissions liability insurance maintained by IAC. Match has also agreed to reimburse IAC for one half of the cost of such policies.

Release of Claims; Indemnification

        Under the transaction agreement, each of New Match and New IAC has agreed to release—on behalf of itself, the other members of its respective group and their directors, officers, agents and employees—pre-separation closing claims against the other party and the other members of the other party's group, their directors, officers, agents and employees, subject to certain exceptions, including with respect to any claims under the transaction agreement or ancillary agreements.

        Each of New Match and New IAC has also agreed to indemnify, defend and hold harmless the other party, the other members of the other party's group and their respective current and former directors, officers and employees, from and against any liabilities arising out of: (i) any asset or liability allocated to such party or the other members of such party's group under the transaction agreement (including any failure of any person to pay, perform or otherwise promptly discharge any such liability in accordance with its terms) or the businesses of such party's group after the separation closing; (ii) any breach of, or failure to perform or comply with, any covenant, undertaking or obligation of a member of such party's group contained in the transaction agreement that survives the separation closing or is contained in any ancillary agreement; and (iii) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated or necessary to make the statements not misleading, with respect to all information contained in or incorporated into the joint proxy statement/prospectus filed by the parties in connection with the Transactions, or the registration statement of which such joint proxy statement/prospectus constitutes a part, relating solely to a member of such party's group.

Non-Competition; Non-Solicitation of Employees

        From the closing date until the second anniversary of the closing date, New IAC has agreed not to, and to cause each other member of the New IAC group not to, engage in any business that directly competes with the business of developing, selling and distributing products and services in the online dating industry as currently conducted by members of the Match group (which we refer to as a "competitive business") without the written consent of New Match, subject to certain specified exceptions, including with respect to the ability of members of the New IAC group to (i) own less than five percent of the equity interests of any person that is engaged in any competitive business, (ii) acquire any person engaged in a competitive business together with other lines of business if no more than ten percent of such person's revenues were derived from a competitive business, or if more than ten percent but less than thirty percent of such person's revenues were derived from a competitive business, if within six months after the closing of such acquisition the acquiring member of the New IAC group enters into a definitive agreement to divest the appropriate portion of such competitive business, or (iii) provide services to, or buy and sell assets from or to, a competitive business in the ordinary course of business and on customary terms.

        In addition, from the closing date until the second anniversary of the closing date, each of New IAC and New Match has agreed not to, and to cause each other member of its group not to, hire or solicit for employment any employee of the other party with a title of vice president or above as of the date of the transaction agreement, subject to limited exceptions.

Additional Covenants and Agreements

        The transaction agreement contains certain other covenants and agreements, including covenants relating to:

  •
  the parties' use of their respective reasonable best efforts to take all actions, and to assist and cooperate with the other parties in doing all things, necessary or advisable under the transaction agreement and applicable law to consummate and make effective, as promptly as reasonably practicable, the Transactions, including obtaining all necessary or advisable governmental approvals and third-party consents;

  •
  cooperation between IAC and Match in connection with public announcements;

  •
  cooperation between IAC and Match to cause the IAC Class M common stock and the New IAC common stock to be approved for listing on the NASDAQ, and to cause the IAC common stock and the Match common stock to be delisted from the NASDAQ and deregistered under the Exchange Act as soon as practicable following the separation closing;

  •
  the parties' agreement to pay any fees and expenses incurred by them in connection with the Transactions, subject to certain exceptions;

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  the parties' agreement to cause any acquisitions or dispositions of securities of any of the parties resulting from the Transactions by each individual who is subject to Section 16 of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act;

  •
  IAC's and Match's rights to control, settle and compromise, and obligation to cooperate and assist with respect to, certain types of transaction litigation brought against the parties, their subsidiaries or any of their current or former directors in connection with the transaction agreement or the Transactions;

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  New IAC's and New Match's rights to control, settle and compromise, and obligation to cooperate and assist with respect to, certain types of litigation following the completion of the Separation and to control privilege with respect to privileged information;

  •
  the parties' use of their respective reasonable best efforts to cause each of the transactions effecting the Separation to qualify for its intended tax-free treatment and facilitate receipt by Match, IAC, and New IAC of certain opinions concerning the U.S. federal income tax treatment of the Transactions;

  •
  the parties' use of their respective commercially reasonable efforts to obtain prior to the separation closing the release or termination of any existing guarantees by any member of the New IAC group for the benefit of any member of the New Match group and by any member of the New Match group for the benefit of any member of the New IAC group;

  •
  IAC's agreement to vote, until the earlier of the separation closing or the termination of the transaction agreement in accordance with its terms, all of its shares of Match capital stock in favor of the transaction-related proposals submitted to Match stockholders at the Match stockholder meeting;

  •
  New IAC and New Match's agreement to enter into, or to cause their applicable subsidiaries to enter into, a transition services agreement at or prior to the separation closing;

  •
  IAC and Match's agreement to, and to cause the applicable members of their groups to, consummate the transactions contemplated by the real estate contribution agreement in accordance with its terms prior to the separation closing;

  •
  Match's, IAC's and New IAC's use of their respective reasonable best efforts to obtain certain solvency opinions;

  •
  Match's agreement to repurchase shares of Match common stock to maintain IAC's ownership percentage of Match above a specified threshold;

  •
  the parties' agreements and obligations with respect to certain employees of IAC who become employees of the Match group in connection with the transactions contemplated by the real estate contribution agreement;

  •
  the parties' agreement to exchange information with, and provide access to employees and records to, one another, prior to, and for a seven-year period following, the closing date, including the parties' agreement with respect to the rights and obligations of New IAC and New Match with respect to certain litigation and other actions arising following the separation closing;

  •
  New IAC's agreement to provide New Match following the separation closing with access to the occurrence-based third-party insurance policies of the IAC group in place immediately prior to the separation closing to the extent that such policies provided coverage for members of the New Match group or the businesses of the New Match group prior to the separation closing, subject to certain limitations; and

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  New IAC's and New Match's agreement to grant to the other party, for a ninety day period following the separation closing, a worldwide, perpetual, royalty free, paid-up and non-exclusive license to use certain names and marks of IAC and Match, respectively, for limited purposes.

        The parties have also agreed that certain covenants under the transaction agreements that apply to a member of the IAC group or New IAC group will not apply to ANGI Homeservices Inc., subject to limited exceptions.

Conditions to the Separation

        The obligation of each of the parties to effect the Transactions is subject to the satisfaction (or, to the extent permitted by law, waiver) of the following conditions (provided that the condition set forth in the first bullet may not be waived):

  •
  Receipt of the approval of the proposal to adopt the Transaction Agreement by the affirmative vote of holders of at least a majority of the aggregate voting power of all outstanding shares of Match capital stock entitled to vote on the proposal (other than any shares of Match capital stock owned, directly or indirectly, by IAC and its subsidiaries, the members of the IAC board of directors, any person that IAC has determined to be an "officer" of IAC within the meaning of Rule 16a-1(f) of the Exchange Act, the members of the Match board of directors, any person that Match has determined to be an "officer" of Match within the meaning of Rule 16a-1(f) of the Exchange Act and the immediate family members of any of the foregoing);

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  Receipt of the approval of the proposal to adopt the transaction agreement by the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of Match capital stock entitled to vote;

  •
  Receipt of (i) the approval of the proposal to approve amendments to the IAC certificate of incorporation that will effect the Separation by (1) the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC common stock entitled to vote, voting as a separate class, (2) the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC Class B common stock entitled to vote, voting as a separate class and (3) the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC capital stock entitled to vote, voting together as a single class and (ii) the approval of the proposal to issue shares of IAC Class M common stock in connection with the Separation (including the shares which may be sold in any offering described in this prospectus) and the proposal to adopt the IAC/InterActiveCorp 2020 Stock and Annual Incentive Plan (which will remain with New Match and be renamed the Match Group, Inc. 2020 Stock and Annual Incentive Plan) by the affirmative vote of a majority of the voting power of the shares of IAC capital stock present in person or represented by proxy and entitled to vote (we refer to such approvals as the "IAC required stockholder approval");

  •
  Receipt of one or more opinions from an independent firm regarding the adequacy of surplus under Delaware law with respect to IAC and the solvency of IAC immediately prior to the completion of the Transactions and each of New IAC and New Match immediately after the completion of the Transactions;

  •
  Receipt of one or more opinions from an independent firm regarding the solvency of New Match immediately after the completion of the Transactions;

  •
  Receipt of certain opinions by IAC, Match and New IAC concerning the U.S. federal income tax treatment of the Transactions;

  •
  Effectiveness of the registration statement on Form S-4 filed by IAC and New IAC with the SEC covering shares of New IAC common stock, New IAC Class B common stock and New Match common stock to be issued in connection with the Transactions and the absence of any stop order relating to such registration statement;

  •
  Approval of the listing on NASDAQ of the shares of New IAC common stock and New Match common stock; and

  •
  Absence of any legal restraint or order by any governmental entity that prohibits the completion of the Transactions.

        In addition, the obligation of each of IAC, New IAC and New Match Merger Sub to effect the Transactions is subject to the satisfaction (or, to the extent permitted by law, waiver) of the following conditions:

  •
  The accuracy of certain representations and warranties of, and compliance with certain covenants and other agreements by, Match in accordance with the materiality standards specified in the transaction agreement;

  •
  IAC's receipt of a certificate executed by an executive officer of Match certifying the satisfaction by Match of the condition described in the preceding bullet;

  •
  Absence of any pending action that would reasonably be expected to prohibit, impair or materially delay the ability of such party to consummate the Transactions on the terms contemplated by the transaction agreement or that seeks material damages or another material remedy in connection with the transaction agreement or the Transactions as contemplated by the transaction agreement;

  •
  The execution and delivery by the applicable members of the Match group of each of the ancillary agreements to which such member is a party; and

  •
  IAC's receipt of the full aggregate principal amount of the Match loan.

        The obligation of Match to effect the Transactions is also subject to the satisfaction (or, to the extent permitted by law, waiver) of the following conditions:

  •
  The accuracy of certain representations and warranties of, and compliance with certain covenants and other agreements, by IAC, New IAC and New Match Merger Sub in accordance with the materiality standards specified in the transaction agreement;

  •
  Match's receipt of a certificate executed by an executive officer of IAC certifying the satisfaction by IAC, New IAC and New Match Merger Sub of the condition described in the preceding bullet;

  •
  Absence of any pending action that would reasonably be expected to prohibit, impair or materially delay the ability of such party to consummate the Transactions on the terms contemplated by the transaction agreement or that seeks material damages or another material remedy in connection with the transaction agreement or the Transactions as contemplated by the transaction agreement; and

  •
  The execution and delivery by the applicable members of the IAC group of each of the ancillary agreements to which such member is a party.

Termination of the Transaction Agreement

        The transaction agreement may be terminated under certain circumstances, including by mutual agreement of IAC and Match before the Transactions are completed. In addition, either IAC or Match may terminate the transaction agreement if:

  •
  The Transactions are not completed by December 19, 2020 (or another mutually agreed date), unless the party seeking to terminate the transaction agreement is then in material breach of its representations, warranties covenants or other agreements contained in the transaction agreement;

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  IAC fails to obtain the IAC required stockholder approval or Match fails to obtain the Match stockholder approval or the Match disinterested stockholder approval;

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  A court or other governmental entity issues a final and non-appealable order permanently prohibiting the completion of the Transactions;

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  The board of directors of the other party (or, in the case of a termination by IAC, the Match separation committee) has effected a change of recommendation; or

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  The other party breaches its representations, warranties, covenants or other agreements in the transaction agreement in a manner that would entitle the party seeking to terminate the agreement not to consummate the Transactions, subject to cure rights (unless the party seeking to terminate is itself in breach of the transaction agreement in a manner that would entitle the other party not to consummate the Transactions for failure of certain conditions to close).

        In addition, IAC may terminate the transaction agreement if the Match VWAP is below $50.9493 and Match has not previously notified IAC that it accepts the limitation specified in the transaction agreement on the amount by which the Reclassification Exchange Ratio would otherwise be reduced due to the impact of such decrease in the Match stock price. Match may also terminate the transaction agreement if the Match VWAP is above $84.9155 and IAC has not previously notified Match that it accepts the limitation specified in the transaction agreement on the amount by which the Reclassification Exchange Ratio would otherwise be increased due to the impact of such increase in the Match stock price.

Amendments, Waivers

        The transaction agreement may be amended by the parties at any time before or after the receipt of the IAC or Match stockholder approvals. However, any amendment of the transaction agreement that requires approval by the holders of IAC capital stock or approval by the holders of Match capital stock under applicable law must be approved by such holders.

        At any time prior to the separation closing and subject to the foregoing, a party may waive compliance by the other party with any of the agreements or conditions for the benefit of such party contained in the transaction agreement or other than with respect to the condition requiring approval by a majority of shares held by the disinterested stockholders of Match, waive the satisfaction of any of the conditions contained in the transaction agreement. No extension or waiver by a party will require the approval of the stockholders of IAC or Match unless such approval is required by applicable law.

Dispute Resolution; Enforcement

        The transaction agreement provides for a post-separation closing dispute resolution process under which the parties are required to resolve disputes first by entering into negotiation among their respective executives, followed by mediation. In the event the parties are unable to resolve a dispute through mediation, they may only address such a dispute through mandatory arbitration. Prior to the separation closing, the parties are permitted to seek preliminary provisional or injunctive judicial relief outside the transaction agreement's dispute resolution process.

        The parties to the transaction agreement have also agreed that irreparable damage would occur in the event that any of the provisions of the transaction agreement or any ancillary agreement were not performed in accordance with their specific terms or were otherwise breached and that, subject to the obligations of the parties to resolve post-separation closing disputes pursuant to the transaction agreement's dispute resolution provisions, the parties are entitled to an injunction or injunctions to prevent breaches of the transaction agreement or any ancillary agreement and to enforce specifically the terms and provisions of each such document in the Chancery Court of the State of Delaware or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, in any state or federal court within the State of Delaware.

Ancillary Agreements

Real Estate Transactions

        On December 19, 2019, in connection with the execution of the transaction agreement, TMC Realty, L.L.C., a Delaware limited liability company and 8831-8833 Sunset, LLC, a Delaware limited liability company (each a subsidiary of IAC, and together the "real estate contributors"), and Match entered into a contribution agreement (which we refer to as the "real estate contribution agreement"). The transactions contemplated by the real estate contribution agreement were completed on January 31, 2020 (which we refer to as the "real estate closing"), at which time two office buildings in Los Angeles, located at 8800 West Sunset Boulevard and 8833 West Sunset Boulevard (which we refer to as the "Los Angeles properties"), were contributed to two wholly owned subsidiaries of Match (which we refer to as the "Match property owners") by the real estate contributors and an aggregate of 1,378,371 shares of Match common stock were issued as consideration. In connection with the real estate closing, the real estate contributors also assigned all contracts, permits and other property-related interests related to the Los Angeles properties to the Match property owners. Following the real estate closing, the Match property owners now serve as the landlords of the Los Angeles properties and entered into a new lease agreement with New IAC, an amendment to a lease agreement with Expedia, Inc. and lease agreements with the other existing tenants at the Los Angeles properties.

Tax Matters Agreement

        In connection with the Separation, IAC and New IAC will enter into a tax matters agreement that will govern the parties' respective rights, responsibilities and obligations with respect to taxes (including responsibility for taxes, entitlement to refunds, allocation of tax attributes, preparation of tax returns, control of tax contests and other tax matters).

        Under the tax matters agreement, New IAC generally will be responsible for all taxes imposed on any U.S. consolidated, combined or unitary group (or similar tax group under non-U.S. law) that includes IAC or one of its subsidiaries (other than a group consisting solely of Match and/or any member of the Match group) with respect to taxable periods (or portions thereof) that end on or prior to the date of the New IAC Distribution (a "pre-Separation tax period"), except (1) special rules will apply with respect to certain taxes imposed in connection with the Separation, (2) New Match will be responsible for any taxes for which Match would have been responsible under the Tax Sharing Agreement by and between IAC and Match dated as of November 24, 2015, and (3) New Match will be responsible for taxes resulting from any breach by IAC (after the Match merger) or Match of certain covenants in the tax matters agreement or other transaction-related agreements. New IAC generally will be responsible for all taxes imposed on a separate return basis on New IAC (or any of its subsidiaries or any subgroup consisting solely of New IAC and its subsidiaries) or, with respect to any pre-Separation tax period, on IAC (or any of its subsidiaries that are not members of the Match group and will be members of the New Match group), except (a) special rules will apply with respect to certain taxes imposed in connection with the Separation and (b) New Match will be responsible for taxes resulting from any breach by IAC (after the Match merger) or Match of certain covenants in the tax matters agreement or other transaction-related agreements. New Match generally will be responsible for all taxes imposed on a separate return basis on New Match (or any of its subsidiaries or any subgroup consisting solely of New Match and its subsidiaries) with respect to taxable periods (or portions thereof) that begin after the date of the New IAC Distribution, except (a) special rules will apply with respect to certain taxes imposed in connection with the Separation and (b) New IAC will be responsible for taxes resulting from any breach by IAC (at or prior to the Match merger) or by New IAC of certain covenants in the tax matters agreement or other transaction-related agreements.

        The tax matters agreement will provide special rules that allocate tax liabilities in the event either (1) the New IAC Distribution, together with certain related transactions, fails to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes under Sections 355(a) and 368(a)(1)(D) of the Code or the New IAC common stock fails to qualify as "qualified property" for purposes of Sections 355(c)(2) and 361(c) of the Code or (2) the Match merger fails to qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

        Under the tax matters agreement, New IAC generally will be responsible for, and will indemnify New Match against, any taxes and other liabilities incurred as a result of the failure to so qualify. However, except as described in the following sentence, if the failure to so qualify is attributable to Match's (or, after the Match merger, New Match's) actions or failure to act, Match's breach of certain representations or covenants or certain acquisitions of equity securities of New Match, in each case, described in the tax matters agreement (a "Match fault-based action"), New Match will be responsible for taxes and other liabilities incurred as a result of such failure and will indemnify New IAC against such taxes or liabilities so incurred by New IAC or its affiliates. New Match generally will not be responsible for such taxes or liabilities to the extent such taxes or liabilities result from (a) the IAC Class M equity offering (including the offering described in this prospectus), (b) the Match merger, (c) acquisitions of IAC stock pursuant to (i) obligations to issue, exchange or repurchase IAC stock or (ii) rights granted to acquire IAC stock, in each case, pursuant to the terms of a binding agreement entered into by any member of the IAC group prior to the Match merger (as such terms may be adjusted to give effect to the Transactions) or (d) any inaccuracy in certain New IAC representations on which IAC is entitled to rely.

        To preserve the expected tax-free treatment of the Transactions, the tax matters agreement will prohibit New Match and New IAC (and their respective subsidiaries) from taking actions that could reasonably be expected to cause the Transactions to be taxable. In particular, subject to certain exceptions, for two years after the New IAC Distribution, neither New Match nor New IAC may:

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  cease to actively conduct certain of its businesses;

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  enter into any transaction involving the acquisition, issuance, repurchase, redemption, or change of ownership of its capital stock or options or other rights in respect of its capital stock (together with other transactions relating to its capital stock pertinent for purposes of Section 355(e) of the Code) that will result in an aggregate ownership change at or exceeding a certain threshold percentage;

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  merge or consolidate with any other person or liquidate or partially liquidate;

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  amend its certificate of incorporation or other organizational documents (or take any other action) affecting the voting rights of its capital stock;

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  issue equity securities beyond certain thresholds;

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  repurchase its capital stock, other than in certain open-market transactions ; or

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  take any other action that (or fail to take) any other action, the failure of which) would cause the New IAC Distribution, together with certain related transactions, to fail to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code.

        Nevertheless, New Match or New IAC, as the case may be (the "requesting party"), may be permitted to take some of the actions described above if it obtains the other party's consent, or if it obtains an IRS private letter ruling or an opinion of counsel, in each case, that is reasonably acceptable to the other party to the effect that the action will not affect the tax-free treatment of the Transactions. However, the receipt by the requesting party of any such consent, ruling or opinion does not relieve the requesting party of any obligation it may have to indemnify the other party for an action the requesting party takes that causes the Transactions to be taxable or from being responsible for any liabilities arising from such action.

Employee Matters Agreement

        The employee matters agreement will cover compensation and benefits matters related to the Separation. In general, under the employee matters agreement:

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  New IAC will assume or retain: (1) all liabilities with respect to IAC employees, former IAC employees and their dependents and beneficiaries under all IAC employee benefit plans, and (2) all liabilities with respect to the employment or termination of employment of all IAC employees and former IAC employees; and

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  New Match will assume or retain: (1) all liabilities under New Match employee benefit plans, and (2) all liabilities with respect to the employment or termination of employment of New Match employees and former Match employees.

        Following the Separation, New Match employees will continue to participate in New IAC's U.S. health and welfare plans, 401(k) plan and flexible benefits plan until December 31, 2020 (or such earlier date as requested by New Match upon 120 days' notice), following which time, New Match will have established its own employee benefit plans. New Match will reimburse New IAC for the costs of such participation.

        Under the employee matters agreement, IAC equity awards will be treated as follows upon completion of the Separation:

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  IAC options that are outstanding as of December 19, 2019 and immediately prior to the completion of the Separation, will convert into options to purchase common stock of New IAC and options to purchase New Match common stock in a manner that preserves the spread value of the options immediately before and immediately after the adjustment, with the allocation between the two options based on the value of a share of New IAC common stock relative to the value of a share of New Match common stock multiplied by the Reclassification Exchange Ratio.

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  IAC options that are granted on or after December 20, 2019 and outstanding immediately prior to the completion of the Separation, will convert into options to purchase New IAC common stock on the same terms and conditions applicable to the existing equity award, with equitable adjustments to the number of shares of New IAC common stock covered by the option and the applicable option exercise price.

        Awards of IAC restricted stock units and performance stock units will convert into awards of New IAC restricted stock units on a basis that preserves the fair market value of such awards immediately before and immediately after the conversion, with equitable adjustments to the applicable reference price in the case of certain performance stock units.

Transition Services Agreement

        At or prior to the separation closing, New Match and New IAC will enter into a transition services agreement. Pursuant to the transition services agreement, New IAC will provide certain of the services to New Match following the separation closing that IAC has historically provided to Match. New Match will also provide certain services to New IAC following the separation closing that Match employees are currently providing to IAC. The transition services agreement may also provide that New Match and New IAC will make efforts to replace, amend or divide any contract with a third-party relating to services or products used by both Match and IAC. New Match and New IAC may also mutually agree to continue sharing certain services provided pursuant to a certain third-party vendor contract if not replaced, amended or divided prior to separation closing.

        Types of Services to Be Provided by New IAC.    Match currently expects that New IAC will provide New Match a combination of the following services, among others, pursuant to the transition services agreement following the separation closing:

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  assistance with New Match's income tax compliance and reporting; and

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  insurance claims management for claims through New IAC's captive insurer.

        Types of Services to Be Provided by New Match.    IAC currently expects that New Match will provide New IAC a combination of the following services, among others, pursuant to the transition services agreement following the separation closing:

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  certain governmental affairs services; and

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  certain real estate services.

        Cost of Services Provided.    The costs charged to the recipient party of services will generally be determined based on the actual costs incurred by the service provider in providing such services.

        Manner of Providing Services.    Unless the parties otherwise agree with respect to a particular service, each applicable service provider will be required to perform services under the transition service agreement in a manner and quality consistent with the services provided to the IAC business and the Match business, as applicable, during the 12-month period preceding December 19, 2019.

        Requests for Omitted Services.    During the 90-day period following separation closing, if either New Match or New IAC requests to have services provided that are not described in the transition services agreement, but were previously provided to the Match business or the IAC business during the 12-month period preceding December 19, 2019, then New Match and New IAC will negotiate in good faith to reach mutually agreeable terms to amend the transition services agreement to include the provision of such omitted services.

        Term for Services Provided.    In general, the services to be provided under the transition services agreement will begin on the closing date and will continue for the term specified for each service in the schedules to the transition services agreement, unless otherwise terminated. Following this initial term, the party receiving a service under the transition services agreement may extend the term of a service for up to a three-month period with 30 days' written notice to the service provider. However, unless New IAC and New Match mutually agree in writing, no service will have a term extending beyond the 12-month period from the closing date. The party receiving a service under the transition services agreement may terminate the agreement with respect to one or more particular services, with 60 days' prior written notice of cancellation to the service provider.

INFORMATION ABOUT NEW MATCH AFTER THE SEPARATION

        The following disclosure regarding New Match's businesses assumes the completion of the Separation.

Overview

        New Match, through its portfolio companies, is a leading provider of dating products available globally. Its portfolio of brands includes Tinder®, Match®, Meetic®, OkCupid®, Hinge®, Pairs™, PlentyOfFish®, and OurTime®, as well as a number of other brands, each designed to increase New Match's users' likelihood of finding a meaningful connection. Through its portfolio companies and their trusted brands, New Match provides tailored products to meet the varying preferences of its users. New Match's products are available in over 40 languages to its users all over the world.

        Consumers' dating preferences vary significantly, influenced in part by demographics, geography, cultural norms, religion, and intent (for example, casual dating or more serious relationships). As a result, the market for dating products is fragmented, and no single product has been able to effectively serve the dating category as a whole.

        Given these varying consumer preferences, New Match has adopted a brand portfolio approach, through which it attempts to offer dating products that collectively appeal to the broadest spectrum of consumers. New Match believes that this approach maximizes its ability to capture additional users. New Match works to apply a centralized discipline to its collection of brands, by sharing best practices and technologies across its brands in order to increase growth, reduce costs, improve user safety, and maximize profitability. Additionally, New Match centralizes certain other administrative functions, such as legal, trust and safety, human resources, accounting, finance, and tax. This approach allows New Match to quickly introduce new products and features, optimize marketing strategies, and more effectively deploy talent across its organization.

Enabling Dating in a Digital World

        Prior to the proliferation of mobile devices and computers, human connections traditionally were limited by social circles, geography, and time. People met through work colleagues, friends and family, in school, at church, or in bars and restaurants. Today, the adoption of mobile technology and the internet has significantly expanded the ways in which people can build relationships, create new interactions, and develop romantic connections. Additionally, the ongoing adoption of technology into more aspects of daily life continues to further erode biases and stigmas across the world that previously prevented individuals from using technology to help find and develop those connections.

        New Match believes that dating products serve as a natural extension of the traditional means of meeting people and provide a number of benefits for their users, including:

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  Expanded Options:  Dating products provide users access to a large number of people they otherwise would not have a chance to meet.

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  Efficiency:  The search and matching features, as well as the profile information available on dating products, allow users to filter a large number of options in a short period of time, increasing the likelihood that users will make a connection with someone.

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  More Comfort and Control:  Compared to the traditional ways that people meet, dating products provide an environment that reduces the awkwardness around the process of reaching out to new people. This leads to many people who would otherwise be passive participants in the dating process taking a more active role.

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  Convenience:  The nature of the internet and the proliferation of mobile devices allow users to connect with new people at any time, regardless of where they are.

        Depending on a person's circumstances at any given time, dating products can act as a supplement to, or substitute for, traditional means of meeting people. When selecting a dating product, New Match believes that users consider the following attributes:

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  Brand Recognition:  Brand is very important. Users generally associate strong dating brands with a higher likelihood of success and a higher level of safety and security. Generally, successful dating brands depend on large, active communities of users, strong algorithmic filtering technology, and awareness of successful usage among similar users.

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  Successful Experiences:  Demonstrated success of other users attracts new users through word-of-mouth recommendations. Successful experiences also drive repeat usage.

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  Community Identification:  Users typically look for dating products that offer a community or communities with which the user can associate. By selecting a dating product that is focused on a particular demographic, religion, geography, or intent, users can increase the likelihood that they will make a connection with someone with whom they identify.

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  Product Features and User Experience:  Users tend to gravitate towards dating products that offer features and user experiences that resonate with them, such as question-based matching algorithms, location-based features, offline events, or search capabilities. User experience is also driven by the type of user interface (for example, using a Swipe® gesture versus scrolling), a particular mix of free and paid features, ease of use, privacy, and security. Users expect every interaction with a dating product to be seamless and intuitive.

New Match's Portfolio

        Dating is a highly personal endeavor and consumers have a wide variety of preferences that determine what type of dating product they choose. As a result, New Match's strategy focuses on a portfolio approach of various brands in order to reach a broad range of users. The following is a list of its key brands:

        Tinder.    Tinder was launched in 2012 and has since risen to scale and popularity faster than any other product in the online dating category, growing to over 5.9 million average subscribers as of the fourth quarter of 2019. Tinder's distinctive Swipe feature has led to significant adoption, particularly among the millennial and younger generations, which was previously underserved by the online dating category. Tinder employs a freemium model, through which users are allowed to enjoy many of the core features of Tinder for free, including limited use of the Swipe Right® feature with unlimited communication with other users. However, to enjoy premium features, such as unlimited use of the Swipe Right feature, a Tinder user must subscribe to either Tinder Plus®, launched in early 2015, or Tinder Gold™, which was launched in late summer 2017. Tinder users and subscribers may also pay for certain premium features, such as Super Likes™ and Boosts, on a pay-per-use basis.

        Match.    Match was launched in 1995 and helped create the online dating category. Among its distinguishing features are the ability to search profiles, receive algorithmic matches, and attend live events, promoted by Match, with other subscribers. Additionally, Match offers its customers a higher level of service than most other brands, including access to date coaching services. Match is a brand that focuses on users with a higher level of intent to enter into a relationship and its product and marketing are designed to reinforce that approach. Match relies heavily on word-of-mouth traffic, repeat usage, and paid marketing.

        Meetic.    Meetic, a leading European online dating brand based in France, was launched in 2001. Similar to Match, among its distinguishing features are the ability to search profiles, receive algorithmic matches, and attend live events, promoted by Meetic, with other subscribers and non-subscribers from time to time. Also, similar to Match, Meetic is a brand that focuses on users with a higher level of intent to enter into a relationship and its product and marketing are designed to reinforce that approach. Meetic relies heavily on word-of-mouth traffic, repeat usage, and paid marketing.

        OkCupid.    OkCupid was launched in 2004 and has attracted users through Q&A approach to the dating category. Similar to Tinder, OkCupid relies on a freemium model. OkCupid has a loyal, highly educated user base predominately located in major cities in the United States and the United Kingdom, with an increasing presence in other global markets such as India.

        Hinge.    Hinge was launched in 2012 and has grown to be a popular app for the relationship-minded, particularly among the millennial and younger generations, in the United States and the United Kingdom. Following a series of primary investments, Match took a controlling stake in Hinge in June 2018 and purchased all of the remaining outstanding equity in December 2018. Hinge is a mobile-only experience and employs a freemium model. Hinge focuses on users with a higher level of intent to enter into a relationship and its product is designed to reinforce that approach.

        Pairs.    Pairs was launched in 2012 and is a leading provider of dating products in Japan, with a presence in Taiwan and South Korea. Pairs is a dating app that was specifically designed to address social barriers generally associated with the use of dating products in Eastern Asian countries, particularly Japan.

        PlentyOfFish.    PlentyOfFish was launched in 2003. Similar to Match, among its distinguishing features is the ability to both search profiles and receive algorithmic matches. Similar to Tinder, PlentyOfFish has grown in popularity over the years and relies on a freemium model. PlentyOfFish has broad appeal in the central United States, Canada, the United Kingdom, and a number of other international markets.

        OurTime.    OurTime is the largest community of singles over age 50 of any dating product. New Match offers this product in the United States and a number of European markets.

        All of New Match's products enable users to establish a profile and review other users' profiles without charge. Each product also offers additional features, some of which are free, and some of which require payment depending on the particular product. In general, access to premium features requires a subscription, which is typically offered in packages (primarily ranging from one month to six months), depending on the product and circumstance. Prices differ meaningfully within a given brand by the duration of a subscription purchased, the bundle of paid features that a user chooses to access, and whether or not a subscriber is taking advantage of any special offers. In addition to subscriptions, many of New Match's products offer the user certain features, such as the ability to promote themselves for a given period of time, or to review certain profiles without any signaling to the other users, and these features are offered on a pay-per-use, or à la carte, basis. The precise mix of paid and premium features is established over time on a brand-by-brand basis and is constantly subject to iteration and evolution.

        The brands in New Match's portfolio both compete and collaborate with each other. New Match attempts to empower individual brand leaders with the authority and incentives to grow their respective brand. New Match's brands compete with each other and with third-party dating businesses on brand characteristics, product features, and business model. New Match also attempts to centrally facilitate excellence and efficiency across the entire portfolio by:

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  centralizing operational functions across certain brands where New Match has strength in personnel and sufficient commonality of business interest (for example, ad sales, online marketing, and technology centralized across some, but not all, brands);

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  developing talent across the portfolio to allow for expertise development and career advancement while giving New Match the ability to deploy the best talent in the most critical positions across the company at any given time;

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  sharing analytics and similar data to leverage product and marketing successes across its businesses rapidly for competitive advantage; and

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  centralizing certain administrative functions, like legal, trust and safety, privacy, human resources, accounting, and finance, across the entire portfolio to enable each brand to focus more on growth.

Revenue

        New Match's direct revenue is primarily derived from users in the form of recurring subscriptions, which typically provide unlimited access to a bundle of features for a specific period of time, and the balance from à la carte features, where users pay a non-recurring fee for a specific benefit or feature. Each of New Match's brands offers a combination of free and paid features targeted to its unique community. In addition to direct revenue from its users, New Match generates indirect revenue from advertising, which makes up a much smaller percentage of its overall revenue as compared to direct revenue.

Sales and Marketing

        Certain of New Match's brands attract the majority of their users through word-of-mouth and other free channels. Other brands rely on paid user acquisition for a significant percentage of their users. New Match's online marketing activities generally consist of purchasing social media advertising, banner and other display advertising, search engine marketing, email campaigns, video advertising, business development or partnership deals, creating content, and hiring influencers to promote its products. New Match's offline marketing activities generally consist of television advertising and related public relations efforts.

Technology

        Consistent with New Match's general operating philosophy, each of its brands tends to develop its own technology systems to support its product, leveraging both open-source and vendor supported software technology. Each of New Match's various brands has dedicated engineering teams responsible for software development and creation of new features to support its products across the full range of devices, from native mobile applications to desktop and mobile-web. New Match's engineering teams use an agile development process, allowing it to deploy frequent iterative releases of product features.

        Brands such as Tinder, Pairs, and Hinge utilize hosted web services, primarily Amazon Web Services, to support their infrastructure. Other brands host through leased data centers located within the general geography served by the brand.

Competition

        The dating industry is competitive and has no single, dominant brand globally. New Match competes with a number of other companies that provide similar dating and matchmaking products.

        In addition to other online dating brands, New Match competes with social media platforms and offline dating services, such as in-person matchmakers. Arguably, its biggest competition comes from the traditional ways that people meet each other, and the choices some people make to not utilize dating products or services.

        New Match believes that its ability to compete successfully will depend primarily upon the following factors:

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  its ability to continue to increase consumer acceptance and adoption of dating products, particularly in emerging markets and other parts of the world where the stigma is beginning to erode;

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  continued growth in internet access and smart phone adoption in certain regions of the world, particularly emerging markets;

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  the continued strength of its brands;

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  the breadth and depth of its active communities of users relative to those of its competitors;

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  New Match's ability to evolve its products and develop new products in response to its competitors' offerings, user requirements, social trends, the ever-evolving technological landscape, and the ever-changing regulatory landscape, in particular, as it relates to the regulation of consumer digital media platforms;

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  its ability to efficiently acquire new users for its products;

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  its ability to continue to optimize its monetization strategies; and

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  the design and functionality of New Match's products.

        A large portion of dating customers use multiple products over a given period of time, either concurrently or sequentially, making New Match's broad portfolio of brands a competitive advantage.

Intellectual Property

        New Match regards its intellectual property rights, including trademarks, domain names and other intellectual property, as critical to its success.

        For example, New Match relies heavily upon the use of trademarks (primarily Tinder, Match, PlentyOfFish, OkCupid, Meetic, OurTime, Pairs, and Hinge, and associated domain names, taglines and logos) to market its products and applications and build and maintain brand loyalty and recognition. New Match has an ongoing trademark and service mark registration program, pursuant to which New Match registers its brand names, product names, taglines and logos and renew existing trademark and service mark registrations in the United States and other jurisdictions to the extent New Match determines it to be necessary or otherwise appropriate and cost-effective. In addition, New Match has a trademark and service mark monitoring policy pursuant to which New Match monitors applications filed by third parties to register trademarks and service marks that may be confusingly similar to those of New Match, as well as potential unauthorized use of its material trademarks and service marks. New Match's enforcement of this policy affords it valuable protection under current laws, rules and regulations. New Match also reserves and files registrations (to the extent available) and renews existing registrations for domain names that New Match believes are material to its business.

        New Match also relies upon a combination of in-licensed third-party and proprietary trade secrets, including proprietary algorithms, and upon patented and patent-pending technologies, processes, and features relating to its matching process systems or related features, products, and services with expiration dates from 2023 to 2036. New Match has an ongoing invention recognition program pursuant to which New Match applies for patents to the extent it determines it to be core to its product or businesses or otherwise appropriate and cost-effective.

        New Match relies on a combination of internal and external controls, including applicable laws, rules and regulations, and contractual restrictions with employees, contractors, customers, suppliers, affiliates and others, to establish, protect and otherwise control access to its various intellectual property rights.

Government Regulation

        New Match is subject to foreign and domestic laws and regulations that affect companies conducting business on the internet generally, including laws relating to the liability of providers of online services for their operations and the activities of their users. As a result, New Match could be subject to actions based on negligence, various torts, and trademark and copyright infringement, among other actions. See "Risk Factors—Risks Relating to New Match's Business Following the Separation—Inappropriate actions by certain of New Match's users could be attributed to it and damage its brands' reputations, which in turn could adversely affect its business" and "Risk Factors—Risks Relating to New Match's Business Following the Separation—New Match may fail to adequately protect its intellectual property rights or may be accused of infringing the intellectual property rights of third parties."

        Because New Match receives, stores, and uses a substantial amount of information received from or generated by its users, it is also impacted by laws and regulations governing privacy; the storage, sharing, use, processing, disclosure, and protection of personal data; and data breaches, primarily in the case of its operations in the United States and the European Union and its handling of personal data of users located in the United States and European Union, respectively. As a result, New Match could be subject to various private and governmental claims and actions. See "Risk Factors—Risks Relating to New Match's Business Following the Separation—The varying and rapidly evolving regulatory framework on privacy and data protection across jurisdictions could result in claims, changes to New Match's business practices, monetary penalties, increased cost of operations, or declines in user growth or engagement, or otherwise harm New Match's business."

        As the provider of dating products with a subscription-based element, New Match is also subject to laws and regulations in certain U.S. states and other countries that apply to its automatically renewing subscription payment models. Finally, certain U.S. states and certain countries in Asia have laws that specifically govern dating services.

Employees

        As of December 31, 2019, New Match had approximately 1,700 full-time employees and approximately 100 part-time employees worldwide.

 USE OF PROCEEDS

        In accordance with the transaction agreement, immediately following the closing of any sales under this prospectus and the accompanying prospectus supplement (which closing would occur contemporaneously with the separation closing), New Match has agreed to transfer to New IAC any and all net proceeds New Match receives pursuant to such offers and sales. Any such proceeds will become an asset of New IAC, and New IAC intends to use such proceeds for general corporate purposes.

DESCRIPTION OF THE IAC CLASS M COMMON STOCK

        The terms of the offering of the IAC Class M common stock, the offering price and the net proceeds to us will be contained in one or more prospectus supplements or other offering materials relating to such offer. Such materials may also add, update or change information contained in this prospectus. The following is a description of the material terms of the IAC Class M common stock (which will be renamed as the common stock of the entity then referred to as "New Match" following the closing of the transactions and is, therefore, also referred to herein as the "New Match common stock") that might be issued and that might be sold in transactions pursuant to this prospectus and one or more prospectus supplements. The following description is not meant to be complete and is qualified by reference to the as amended certificate of incorporation and the amended and restated bylaws of New Match that will be in effect following the Transactions. The current IAC certificate of incorporation will, subject to the completion of the Transactions and, if the requisite stockholder approvals are received, the effectiveness of certain amendments to the current IAC certificate of incorporation filed as Exhibits 3.6, 3.7, 3.8 and 3.9 to the registration statement of which this prospectus forms a part, become the certificate of incorporation of New Match. For more information on how you can obtain copies of these documents, see "Where You Can Find More Information" beginning on page 34 of this prospectus. We urge you to read the current IAC certificate of incorporation and the forms of certificate of amendment reflecting the proposed amendments to such certificate of incorporation, which are filed as Exhibits 3.6, 3.7, 3.8 and 3.9 to the registration statement of which this prospectus forms a part, in their entirety. The New Match board of directors is also expected to adopt amended and restated bylaws in connection with the Transactions, a form of which is filed as Exhibit 3.10 to the registration statement of which this prospectus forms a part. The description below assumes receipt of the requisite stockholder approvals with respect to certain amendments to the IAC certificate of incorporation in connection with the separation closing. Certain of such approvals are not conditions to the separation closing, and if the Transactions are completed but such approvals are not received, the terms of the IAC Class M common stock may differ from the terms set forth below.

Authorized Capital Stock

        If the requisite stockholder approvals are received and the Transactions are completed, upon the Separation New Match's authorized capital stock will consist of 1,600,000,000 shares of New Match common stock (otherwise referred to as the IAC Class M common stock), par value $0.001 per share, and 100,000,000 shares of New Match preferred stock, par value $0.01 per share.

        The number of shares of New Match common stock outstanding following the Transactions will depend on a number of factors, including the elections that non-IAC Match stockholders make in connection with the Transactions and the calculation of the Reclassification Exchange Ratio.

IAC Class M Common Stock (New Match common stock)

        Each share of New Match common stock will have one vote in the election of each director up for election and all other matters voted on generally by all stockholders. Subject to the receipt of the requisite shareholder approvals, the New Match board of directors will have three classes of directors, with each class of directors serving staggered three-year terms. Each share of New Match common stock will have one vote in the election of each director in the class that is up for election in that year. The shares of New Match common stock will not be certificated. As a result, no physical stock certificates will be issued to any holder of shares of New Match common stock.

        The New Match certificate of incorporation will not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of New Match preferred stock created by the New Match board of directors from time to time, the holders of New Match common stock will be entitled to such dividends as may be declared from time to time by the New Match board of directors from funds legally available for payment of dividends and, upon liquidation, dissolution or winding up, will be entitled to receive all assets available for distribution after payment of a proper amount to the holders of any series of preferred stock that may be issued in the future.

New Match Preferred Stock

        New Match will have the authority to issue shares of preferred stock from time to time in one or more series. The New Match board of directors will have the authority, by resolution, to designate the powers, preferences, rights, qualifications, limitations and restrictions of preferred stock of New Match.

New Match Warrants

        Each outstanding and unexercised warrant to purchase shares of Match common stock will be assumed by New Match on the existing terms and conditions of such Match warrant, with adjustments to the number of underlying shares and exercise price as follows. The number of shares underlying each New Match warrant will be calculated by adding (1) the number of shares of Match common stock subject to such warrant prior to the separation closing, plus (2) the number of shares of New Match common stock equal to the product of (x) the additional stock election amount and (y) the number of shares of Match common stock underlying such warrant prior to the Match merger, rounded down to the nearest whole share. The exercise price of each New Match warrant will be equal to (1) the exercise price of such Match warrant prior to the Match merger divided by (2) the number of shares of New Match common stock underlying such warrant, calculated in accordance with the previous sentence, with the result rounded up to the nearest whole cent.

        The number of shares of New Match common stock issuable upon the exercise of the New Match warrants will be subject to adjustment from time to time upon the occurrence of any of the following events: any stock dividend, stock subdivision, stock split-up, stock reverse-split and stock combination, and any capital reclassification in connection with a reorganization or consolidation or merger.

Anti-Takeover Provisions in New Match's Certificate of Incorporation and Bylaws

        Subject to the receipt of the requisite stockholder approvals, New Match's certificate of incorporation will contain provisions that could delay or make more difficult the acquisition of New Match by means of a hostile tender offer, open market purchases, a proxy contest, or otherwise. These provisions include, but are not limited to: (1) a classified board of directors, such that the New Match board will be divided into three classes, with each class serving staggered three-year terms, which prevents stockholders from electing an entirely new board of directors at an annual meeting, (2) prohibiting stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting, (3) the removal of members of the New Match board of directors from office by stockholders being permitted only for cause and with the affirmative vote of not less than a majority of the total voting power of shares of New Match capital stock outstanding and entitled to vote, subject to any rights of holders of preferred stock, and (4) the exclusive right of the New Match board of directors to fill director vacancies, subject to any rights of holders of preferred stock. In addition, the New Match bylaws will provide that only a majority of the New Match board of directors may call a special meeting of stockholders. We also refer you to "Risk Factors—Risks Relating to New Match's Business Following the Separation" for information on additional factors that could impact a change of control.

        If the Separation is completed but the requisite stockholder approvals to implement these provisions are not received, then the New Match board will not be classified, the removal of members of the New Match board of directors from office by stockholders would be permitted with or without cause, and stockholders would be permitted to act by written consent to the extent currently permitted by IAC's certificate of incorporation and by the bylaws of New Match as in effect at the relevant time.

Effect of Delaware Anti-Takeover Statute

        New Match will be subject to Section 203 of the DGCL, which generally prevents Delaware corporations from engaging in a business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder, unless that business combination has been approved in one of a number of specific ways. For purposes of Section 203, a "business combination" includes, among other things, a merger or consolidation involving New Match and the interested stockholder and a sale of more than 10% of New Match's assets. In general, the anti-takeover law defines an "interested stockholder" as any entity or person beneficially owning 15% or more of a corporation's outstanding voting stock and any entity or person affiliated or associated with such entity or person. A Delaware corporation may "opt out" of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by holders of at least a majority of a corporation's outstanding voting stock. New Match will not "opt out" of the provisions of Section 203, and following the Transactions will remain subject to the provisions of Section 203.

Limitations on Liability, Indemnification of Officers and Directors and Insurance

        Section 145 of the DGCL provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. Section 145 of the DGCL also permits a corporation to pay expenses incurred by a director or officer in advance of the final disposition of a proceeding subject to receipt of an undertaking by such director or officer to repay such amount if it shall be ultimately determined that such person is not entitled to be indemnified by the corporation. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

        The New Match certificate of incorporation and bylaws will provide for indemnification of New Match's directors and officers (and their legal representatives), and of those serving at the request of the New Match board of directors or officers as an employee or agent of the corporation, or as a director, officer, employee, or agent of another corporation, partnership, joint venture, or other enterprise, to the fullest extent authorized by the DGCL, except that New Match will indemnify a person for a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the New Match board of directors. The bylaws will provide for mandatory advancement of expenses to persons entitled to indemnification in defending any action, suit or proceeding in advance of its final disposition, provided that if the DGCL so requires, such persons provide an undertaking to repay such amounts advanced if it is ultimately determined that such person is not entitled to indemnification. From time to time, New Match's directors and officers may be provided with indemnification agreements that are consistent with or greater than the foregoing provisions. In addition, to the extent that New Match's officers and directors also serve as executive officers or directors of subsidiaries of New Match, such officers and directors will also be subject to indemnification consistent with the indemnification provisions of the charter documents of such subsidiaries. New Match will have policies of directors' and officers' liability insurance that insure directors and officers against the costs of defense, settlement and/or payment of judgment under certain circumstances. New Match believes that these agreements and arrangements are necessary to attract and retain qualified persons as directors and officers.

        Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation is not personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. The New Match certificate of incorporation will provide for such limitation of liability.

Board of Directors

        The New Match certificate of incorporation will provide that the affirmative vote of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships) will determine the number of directors by resolution, subject to the rights of any series of preferred stock to elect additional directors under specified circumstances.

        The initial number of directors will be 10. There will be three classes of directors. The number of directors in each class will be determined by the New Match board of directors. Initial Class I directors will serve until the first New Match annual meeting following the Separation, after which Class I directors will be elected for three-year terms. Initial Class II directors will serve until the second New Match annual meeting following the Separation, after which the Class II directors will be elected for three-year terms. Initial Class III directors will serve until the third New Match annual meeting following the Separation, after which Class III directors will be elected for three-year terms.

        In the event of any change in the number of directors, the New Match board of directors will apportion any newly created directorships among, or reduce the number of directorships in, such class or classes so as to equalize the number of directors in each class. However, in no event will a decrease in the number of directors shorten the term of any incumbent director.

        The New Match certificate of incorporation will expressly provide that there will be no cumulative voting in the election of directors.

        If the Separation is completed but the requisite stockholder approvals to implement these provisions are not received, then the New Match board will not be classified.

Removal of Directors

        Assuming the receipt of the requisite stockholder approvals to implement a classified board, the New Match certificate of incorporation and the New Match bylaws will provide that, subject to the rights of any holders of any series of preferred stock then outstanding, no director may be removed from office by stockholders except for cause by the affirmative vote of a majority of the voting power of shares then entitled to vote in an election of directors, voting together as a single class. If the Separation is completed but the requisite stockholder approvals to implement these provisions are not received, then the New Match board will not be classified, and the removal of members of the New Match board of directors from office by stockholders would be permitted with or without cause.

Filling Vacancies on the Board of Directors

        The DGCL provides that, unless the certificate of incorporation or bylaws provide otherwise, whenever the holders of any class or classes are entitled to elect directors, vacancies and newly created directorships of such class or classes may be filled by a majority of the directors elected by such class or classes then in office or by a sole remaining director so elected.

        The New Match certificate of incorporation and the New Match bylaws will provide that, subject to the rights of any series of preferred stock then outstanding, vacancies and newly created directorships will, unless otherwise required by law or authorized by resolution of the New Match board of directors, solely be filled by a majority of the directors then in office and entitled to vote on such directorships, regardless of whether a quorum is present, or by the sole remaining director entitled to vote (and not by stockholders).

Stockholder Action by Written Consent

        The DGCL provides that unless a corporation otherwise provides in its certificate of incorporation, any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having at least the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote are present.

        Following the Separation, subject to the receipt of the requisite stockholder approvals, New Match's certificate of incorporation will expressly prohibit New Match stockholders from acting by written consent, subject to any rights of holders of preferred stock.

        If the Separation is completed but the requisite stockholder approvals to implement these provisions are not received, then stockholders would be permitted to act by written consent to the extent currently permitted by IAC's certificate of incorporation and by the bylaws of New Match as in effect at the relevant time.

Stockholder Proposals and Nominations of Candidates for Election to the Board of Directors

        The New Match bylaws will provide that notice of director nominations by New Match stockholders or other business properly brought before an annual stockholder meeting must be given to the New Match secretary in writing at New Match's principal executive offices as follows:

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  Not less than 90 days and no more than 120 days prior to the first anniversary of the preceding year's annual meeting.

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  However, if the date of the annual meeting is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of the preceding year's annual meeting, notice by the stockholders will be considered timely if delivered not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of (x) the 90th day prior to such annual meeting and (y) the 10th day following the day on which public announcement is first made of the annual meeting date.

        Notwithstanding the preceding two bullets, in the event that the number of directors to be elected to the New Match board of directors at an annual meeting is increased and there is no public announcement made by New Match naming all of the nominees for director or specifying the size of the increased New Match board of directors at least 100 days prior to the first anniversary of the preceding year's annual meeting, then a stockholder notice will be considered timely with respect to nominees for any new positions created by such increase, if such notice is received no later than the close of business on the 10th day following the day on which such public announcement is first made by New Match.

        The New Match bylaws will provide that, in the event New Match calls a special meeting of stockholders for the purpose of electing one or more directors, notice of director nominations by New Match stockholders must be given to the New Match secretary in writing at New Match's principal executive offices no earlier than 120 days prior to such special meeting and not later than the close of business on the later of (x) the 90th day prior to such special meeting and (y) the 10th day following the day on which public announcement is first made of the special meeting date and of the nominees proposed by the Board to be elected. In no event will the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of stockholder's notice.

Calling of Special Meetings of Stockholders

        The DGCL provides that a special meeting of stockholders may be called by the New Match board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws. The New Match bylaws will provide that a special meeting of stockholders may be called only by a majority of the New Match board of directors.

Amendment of the Certificate of Incorporation

        New Match will reserve the right to amend, alter, change or repeal any provision contained in the New Match certificate of incorporation, in the manner now or hereafter prescribed by the DGCL, and all rights conferred upon stockholders therein are granted subject to this reservation.

Corporate Opportunity

        Assuming receipt of the requisite stockholder approvals, the New Match certificate of incorporation will provide that any officer or director of New Match who is also an officer or director of New IAC will not be liable to New Match or its stockholders for any breach of fiduciary duty by reason of the fact that any such individual (i) fails to communicate or offer to New Match a corporate opportunity that has been communicated or offered to New IAC, that may also be a corporate opportunity for New Match or (ii) communicates or offers to New IAC any corporate opportunity that may also be a corporate opportunity for New Match, so long as (1) such opportunity did not become known to such officer or director in his or her capacity as a director or officer of New Match and (2) such opportunity is not presented to any party other than New IAC and such officer or director will not pursue such opportunity in his or her individual capacity. If the Separation is completed but the requisite stockholder approvals to implement these provisions are not received, then the corporate opportunity provisions of IAC's existing certificate of incorporation will remain in effect.

Amendments to Bylaws

        Except as expressly provided otherwise by the DGCL, the New Match certificate of incorporation, or other provision of the New Match bylaws, the New Match bylaws may be altered, amended or repealed and new bylaws adopted at any regular or special meeting of the New Match board of directors by an affirmative vote of a majority of all directors.

Certain Business Combinations

        Section 203 of the DGCL prohibits a Delaware corporation from engaging in a "business combination" with a stockholder who owns 15% or more of the corporation's voting stock (an "interested stockholder") for three years following the time that such stockholder became an interested stockholder unless (i) prior to the time such stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in such stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, such stockholder owns at least 85% of the voting stock outstanding at the time the transaction commenced (subject to certain exclusions), or (iii) at or subsequent to such time, the business combination is approved by the board of directors and by the affirmative vote (but not by written consent) of at least 66 2/3% of the corporation's outstanding voting stock that is not owned by the interested stockholder. A Delaware corporation may opt out of Section 203 of the DGCL in its certificate of incorporation or a stockholder approved bylaw. The New Match certificate of incorporation will not opt out of the provisions of Section 203 of the DGCL, and New Match will be subject to such provision.

Exclusive Forum Provision

        The Match bylaws provide that, unless Match consents in writing to an alternate forum, the exclusive forum is a state court located within the state of Delaware (or if no state court located within the state of Delaware has jurisdiction, the federal district court for the district of Delaware) for (1) any derivative action or proceeding brought on behalf of Match, (2) any action asserting a claim of breach of fiduciary duty owed by a director, officer or other employee to Match or its stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL, the Match certificate of incorporation or the Match bylaws or (4) any action asserting a claim against Match or any director, officer or other employee governed by the internal affairs doctrine. The Match bylaws will further provide that, unless New Match consents in writing to an alternate forum, the federal district courts of the United States will be the exclusive forum for any action brought to enforce any liability or duty created by the Securities Act of 1933.

Listing

        Match intends to delist the shares of Match currently listed on the NASDAQ under the symbol "MTCH" and IAC intends to apply to list shares of New Match common stock on the NASDAQ under the symbol "MTCH."

Transfer Agent

        The transfer agent for the shares of New Match common stock following the Separation will be Computershare Trust Company, N.A.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

        The following is a general discussion of material U.S. federal income tax considerations with respect to the ownership and disposition of shares of IAC Class M common stock applicable to non-U.S. holders who acquire such shares in this offering. This discussion is based on current provisions of the Code, U.S. Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect.

        For purposes of this discussion, the term "non-U.S. holder" means a beneficial owner of IAC Class M common stock that is not, for U.S. federal income tax purposes, a partnership or any of the following:

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  a citizen or individual resident of the United States;

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  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

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  a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of IAC Class M common stock, the tax treatment of a person treated as a partner generally will depend on the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as a partner in a partnership holding shares of IAC Class M common stock should consult their tax advisors.

        This discussion assumes that a non-U.S. holder holds shares of IAC Class M common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to a non-U.S. holder in light of that holder's particular circumstances or that may be applicable to holders subject to special treatment under U.S. federal income tax law (including, for example, financial institutions, dealers in securities, traders in securities that elect mark-to-market treatment, insurance companies, tax-exempt entities, holders who acquired IAC Class M common stock pursuant to the exercise of employee stock options or otherwise as compensation, entities or arrangements treated as partnerships for U.S. federal income tax purposes, "controlled foreign corporations," "passive foreign investment companies," holders liable for the alternative minimum tax, certain former citizens or former long-term residents of the United States, holders who hold IAC Class M common stock as part of a hedge, straddle, constructive sale or conversion transaction, and holders who own or have owned (directly, indirectly or constructively) 5% or more of the IAC Class M common stock (by vote or value)). In addition, this discussion does not address U.S. federal tax laws other than those pertaining to the U.S. federal income tax, nor does it address any aspects of the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, or U.S. state, local or non-U.S. taxes. Accordingly, prospective investors should consult with their own tax advisors regarding the U.S. federal, state and local, and non-U.S. income and other tax considerations of acquiring, holding and disposing of shares of IAC Class M common stock.

        THIS SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND DISPOSITION OF IAC

CLASS M COMMON STOCK. WE RECOMMEND THAT PROSPECTIVE HOLDERS OF IAC CLASS M COMMON STOCK CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY U.S. FEDERAL, STATE AND LOCAL, AND NON-U.S. INCOME AND OTHER TAX LAWS) OF THE OWNERSHIP AND DISPOSITION OF IAC CLASS M COMMON STOCK.

Distributions

        In general, any distributions we make to a non-U.S. holder with respect to its shares of IAC Class M common stock that constitute dividends for U.S. federal income tax purposes will be subject to U.S. withholding tax at a rate of 30% of the gross amount (or a reduced rate prescribed by an applicable income tax treaty), unless the dividends are effectively connected with a trade or business carried on by the non-U.S. holder within the United States (and, if an income tax treaty applies, are attributable to a permanent establishment of the non-U.S. holder within the United States). A distribution will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Any distribution not constituting a dividend will be treated as first reducing the adjusted basis in the non-U.S. holder's shares of IAC Class M common stock and, to the extent it exceeds the adjusted basis in the non-U.S. holder's shares of IAC Class M common stock, as gain from the sale or exchange of such shares.

        Dividends effectively connected with a U.S. trade or business (and, if an income tax treaty applies, attributable to a U.S. permanent establishment) of a non-U.S. holder generally will not be subject to U.S. withholding tax if the non-U.S. holder complies with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis, in the same manner as if the non-U.S. holder were a resident of the United States. A non-U.S. holder that is a corporation may be subject to an additional "branch profits tax" at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its "effectively connected earnings and profits," subject to certain adjustments.

        The foregoing discussion is subject to the discussion below under the heading "Information Reporting and Backup Withholding" and "Foreign Account Tax Compliance Act."

Gain on sale or other disposition of IAC Class M common stock

        In general, a non-U.S. holder will not be subject to U.S. federal income or, subject to the discussion below under the heading "Information Reporting and Backup Withholding" and "Foreign Account Tax Compliance Act," withholding tax on any gain realized upon the sale or other disposition of IAC Class M common stock unless:

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  the gain is effectively connected with a trade or business carried on by the non-U.S. holder within the United States;

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  the non-U.S. holder is an individual and is present in the United States for 183 days or more in the taxable year of such sale or disposition and certain other conditions are satisfied; or

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  we are or have been a United States real property holding corporation for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of such sale or disposition and the non-U.S. holder's holding period and certain other conditions are satisfied.

        Gain that is effectively connected with the conduct of a trade or business in the United States and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder, generally will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates. If the non-U.S. holder is a foreign corporation, the branch profits tax described above also may apply to such effectively connected gain. An individual non-U.S. holder who is subject to U.S. federal income tax because the non-U.S. holder was present in the United States for 183 days or more during the year of the sale or other disposition of IAC Class M common stock will be subject to a flat 30% (unless otherwise reduced by an applicable income tax treaty) tax on the gain derived from such sale or disposition, which may be offset by certain U.S.-source capital losses.

        Generally, a corporation is a "United States real property holding corporation" if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe that we presently are not, and we do not presently anticipate that we will become, a United States real property holding corporation. However, because this determination is made from time to time and is dependent upon a number of factors, some of which are beyond our control, including the value of our assets, there can be no assurance that we will not become a United States real property holding corporation.

Information reporting and backup withholding

        We must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of distributions paid to, and the tax withheld with respect to, each non-U.S. holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. Copies of this information also may be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established.

        Backup withholding (currently, at a rate of 24%) generally will not apply to payments to a non-U.S. holder of distributions on, or the gross proceeds from the disposition of, IAC Class M common stock provided the non-U.S. holder furnishes the required certification of its non-U.S. status, such as a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E, or otherwise establishes an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder's U.S. federal income tax liability, if any, provided that the required information is furnished to the Internal Revenue Service in a timely manner.

Foreign Account Tax Compliance Act

        Under Sections 1471 through 1474 of the Code and the U.S. Treasury regulations promulgated thereunder, collectively, FATCA, a U.S. federal withholding tax at a rate of 30% generally will be imposed on certain payments made to a "foreign financial institution" (as specifically defined under FATCA) unless such institution enters into an agreement with the U.S. tax authorities to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or meets other exceptions. Under the legislation and administrative guidance, a U.S. federal withholding tax of 30% generally also will be imposed on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification identifying its direct and indirect U.S. owners or meets other exceptions. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. FATCA withholding would apply to dividends paid with respect to IAC Class M common stock and (subject to proposed U.S. Treasury regulations described below) on gross proceeds from sales or other dispositions of IAC Class M common stock. Proposed U.S. Treasury regulations issued in 2018, which state that taxpayers may rely on them until final regulations are issued, eliminate the application of FATCA withholding to gross proceeds from sales or other dispositions of IAC Class M common stock.

        Prospective non-U.S. holders should consult with their tax advisors regarding the possible implications of FATCA on their investment in IAC Class M common stock.

PLAN OF DISTRIBUTION

        We may offer and sell the shares of IAC Class M common stock that may be offered pursuant to this prospectus and the applicable prospectus supplement to or through one or more underwriters, dealers, and agents, or directly to one or more purchasers, on a continuous or delayed basis, in a single offering or a series of transactions. We may also, at any time and from time to time, commencing on the date that the registration statement on Form S-3 to which this prospectus is attached becomes effective and continuing until the closing of the Separation, choose to enter into one or more agreements pursuant to which a purchaser or purchasers agree to purchase shares of IAC Class M common stock. Any sales of IAC Class M common stock pursuant to any such agreements would be conditioned on the consummation of the Separation.

        Additionally, we may engage one or more financial institutions to act as placement agents, including J.P. Morgan Securities LLC and Allen & Company LLC, pursuant to one or more placement agency agreements, with respect to any such sales we make directly to one or more purchasers. A placement agent would not purchase or sell any of the securities that may be offered by us pursuant to this prospectus and any applicable prospectus supplement, nor would it be required to arrange the purchase or sale of any specific number or dollar amount of shares of the IAC Class M common stock, but it may agree to use certain efforts to arrange for the sale of IAC Class M common stock. Further, a placement agent would have no authority to bind us by virtue of a placement agency agreement and would not guarantee that it would be able to arrange for the sale of any shares of IAC Class M common stock.

        We may agree to pay a placement agent a cash fee equal to a certain percentage of the aggregate purchase price of IAC Class M common stock sold in any offering of securities we may make pursuant to this prospectus and any applicable prospectus supplement with the involvement of such placement agent. A placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it while acting as our agent might be deemed to be underwriting discounts or commissions under the Securities Act.

        We may agree to indemnify a placement agent and specified other persons against some civil liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that a placement agent may be required to make in respect of such liabilities.

        Any potential placement agent, including J.P. Morgan Securities LLC and Allen & Company LLC, and its affiliates may have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with IAC, Match or their respective affiliates. Any potential placement agent, including J.P. Morgan Securities LLC and Allen & Company LLC, may have received, or may in the future receive, customary fees and commissions for these transactions. J.P Morgan Securities LLC has advised IAC in connection with the Separation and will be paid a customary fee and commission.

        In addition, in the ordinary course of their business activities, any potential placement agent, including J.P. Morgan Securities LLC and Allen & Company LLC, and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of IAC, Match or their respective affiliates. Any potential placement agent, including J.P. Morgan

Securities LLC and Allen & Company LLC, and its respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        We will set forth, if necessary, in any applicable prospectus supplement a more detailed description of the specific plan of distribution of the shares of IAC Class M common stock that may be offered pursuant to this prospectus and the applicable prospectus supplement.

LEGAL MATTERS

        The validity of the shares of IAC Class M common stock to be issued and sold pursuant to an offering contemplated by this prospectus will be passed upon by Wachtell, Lipton, Rosen & Katz.

EXPERTS

IAC/InterActiveCorp

        The consolidated financial statements of IAC/InterActiveCorp appearing in IAC/InterActiveCorp's Annual Report on Form 10-K for the year ended December 31, 2019 (including the schedule appearing therein), and the effectiveness of IAC's internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Match Group, Inc.

        The consolidated financial statements of Match Group, Inc. appearing in Match Group Inc.'s Annual Report on Form 10-K for the year ended December 31, 2019 (including the schedule appearing therein), and the effectiveness of Match's internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

ANNEX A

NEW MATCH

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

        IAC/InterActiveCorp ("IAC"), IAC Holdings, Inc. ("New IAC"), Valentine Merger Sub LLC, an indirect wholly owned subsidiary of IAC, and Match Group, Inc. ("Match") have entered into a transaction agreement, dated as of December 19, 2019 and amended as of April 28, 2020. The transaction agreement provides for the separation of the businesses of Match from the remaining businesses of IAC through a series of transactions (which we refer to as the "Separation") that will result in (x) the pre-transaction stockholders of IAC owning shares in two, separate public companies—(1) IAC, which will be renamed "Match Group, Inc." and which will own the businesses of Match and certain IAC financing subsidiaries (and which we refer to as "New Match"), and (2) New IAC, which will be renamed "IAC/InterActiveCorp" and which will own IAC's other businesses—and (y) the pre-transaction stockholders of Match (other than IAC and its subsidiaries) owning shares in New Match.

        The following unaudited pro forma condensed consolidated financial statements give effect to the Separation, as more fully described in the section entitled "The Transaction Agreement" in the prospectus to which this Annex is attached, in accordance with Article 11 of the Securities and Exchange Commission's Regulation S-X. The pro forma adjustments are directly attributable to the Separation as more fully described in the notes to the unaudited pro forma condensed consolidated financial statements. As a result of the Separation, the operations of New IAC will be accounted for as a discontinued operation by New Match in accordance with ASC 205 Presentation of Financial Statements ("ASC 205").

        For purposes of these unaudited pro forma condensed consolidated financial statements, the Separation is assumed to have occurred as of January 1, 2019 with respect to the unaudited pro forma condensed consolidated statements of operations, and as of December 31, 2019 with respect to the unaudited pro forma condensed consolidated balance sheet. The pro forma condensed consolidated statements of operations for the years ended December 31, 2018 and 2017 present New IAC as a discontinued operation.

        The unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2019, 2018 and 2017 have been derived from, and should be read in conjunction with the following historical financial statements (including the notes thereto):

  •
  the audited historical consolidated statements of operations of IAC for the years ended December 31, 2019, 2018 and 2017, which are included in IAC's Annual Report on Form 10-K for the year ended December 31, 2019 (the "IAC Form 10-K") and which have been incorporated by reference into the prospectus to which this Annex is attached; and

  •
  the audited historical combined statements of operations of New IAC for the years ended December 31, 2019, 2018 and 2017, which are not included in or incorporated by reference into the prospectus to which this Annex is attached.

        The unaudited pro forma condensed consolidated balance sheet as of December 31, 2019 has been derived from, and should be read in conjunction with the following historical financial statements (including the notes thereto):

  •
  the audited historical consolidated balance sheet of IAC as of December 31, 2019, which is included in the IAC Form 10-K and which has been incorporated by reference into the prospectus to which this Annex is attached; and

  •
  the audited historical combined balance sheet of New IAC as of December 31, 2019 which is not included in or incorporated by reference into the prospectus to which this Annex is attached.

        The pro forma information has been prepared to reflect adjustments to historical financial information that are (i) directly attributable to the Separation, (ii) factually supportable and (iii) with respect to the unaudited pro forma condensed consolidated statements of operations, expected to have a continuing impact on the operating results.

        Because these unaudited pro forma condensed consolidated financial statements have been prepared based upon preliminary estimates, the impact of the Separation and the timing thereof could cause material differences from the information presented. The consummation of the Separation remains subject to the satisfaction of certain conditions, including the receipt of shareholder approvals.

        The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved if the Separation had occurred on the dates assumed, nor is it indicative of future operating results or financial position.

        The pro forma adjustments are based upon information and assumptions available at the time of the filing of this prospectus. The pro forma information should be read in conjunction with the accompanying notes thereto, with IAC's and Match's "Management's Discussion and Analysis of Financial Condition and Results of Operations" and historical consolidated financial statements and related notes thereto, which are incorporated by reference in this prospectus.

NEW MATCH

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2019

(In thousands, except par value amounts)

	IAC Consolidated	Separation Pro Forma Adjustments	Notes	Adjustment to Reflect New IAC as Discontinued Operations(13)	Notes	Recapitalization	Notes	New Match Pro Forma
Assets
Cash and cash equivalents	$3,139,295	$(1,833,823)	(2)	$(839,796)		$—		$182,255
		494,196	(3)
		73,000	(4)
		(679,670)	(5)
		(162,603)	(6)
		1,500,000	(7)
		(1,500,000)	(7)
		(8,344)	(8)
Marketable securities	19,993	(19,993)	(2)	—		—		—
Accounts receivable, net	298,334	—		(181,875)		—		116,459
Other current assets	249,367	55,251	(9)	(207,585)		—		97,980
		947	(11)

Total current assets	3,706,989	(2,081,039)		(1,229,256)		—		396,694
Right-of-use assets	167,801	5,255	(1)	(138,608)		—		34,448
Property and equipment, net	371,353	35,125	(1)	(305,414)		—		101,064
Goodwill	2,854,462	—		(1,616,867)		—		1,237,595
Intangible assets, net	578,474	—		(350,150)		—		228,324
Long-term investments	353,052	—		(347,975)		—		5,077
Deferred income taxes	167,054	23,092	(11)	(207)		—		189,939
Other non-current assets	133,640	—		(108,931)		—		24,709

Total assets	$8,332,825	$(2,017,567)		$(4,097,408)		$—		$2,217,850

Liabilities and shareholders' equity
Liabilities:
Current portion of long-term debt	$13,750	$—		$(13,750)		$—		$—
Accounts payable, trade	94,356	—		(72,452)		—		21,904
Deferred revenue	397,490	—		(178,647)		—		218,843
Accrued expenses and other current liabilities	502,003	1,721	(1)	(320,473)		—		181,735
		(2,344)	(8)
		828	(11)

Total current liabilities	1,007,599	205		(585,322)		—		422,482
Long-term debt, net	3,121,572	494,196	(3)	(231,946)		—		3,456,822
		73,000	(4)
Income taxes payable	36,489	(700)	(11)	(6,410)		—		29,379
Deferred income taxes	21,388	41,357	(11)	(44,459)		—		18,286
Other long-term liabilities	202,932	3,534	(1)	(180,307)		—		26,159
Redeemable noncontrolling interests	44,527	—		(43,818)		—		709
Shareholders' equity:
Common stock $.001 par value	263	—		—		(263)	(14)	—
Class B convertible common stock $.001 par value	16	—		—		(16)	(14)	—
Common stock—New Match $.001 par value	—	54	(6)	—		600	(14)	674
		20	(7)
Additional paid-in capital	11,683,799	35,125	(1)	(857,326)		(321)	(14)	8,719,323
		(1,853,816)	(2)
		(679,670)	(4)
		337,324	(6)
		1,499,980	(7)
		(1,500,000)	(7)
		55,251	(9)
		(1,023)	(11)
Retained earnings	1,689,925	(6,000)	(8)	(1,689,925)		—		(22,423)
		(16,423)	(11)
Accumulated other comprehensive (loss) income	(136,349)	—		12,226		—		(124,123)
Treasury stock	(10,309,612)	—		—		—		(10,309,612)

Total shareholders' equity	2,928,042	(2,129,178)		(2,535,025)		—		(1,736,161)
Noncontrolling interests	970,276	(499,981)	(6)	(470,121)		—		174

Total shareholders' equity	3,898,318	(2,629,159)		(3,005,146)		—		(1,735,987)

Total liabilities and shareholders' equity	$8,332,825	$(2,017,567)		$(4,097,408)		$—		$2,217,850

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

NEW MATCH

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

(In thousands, except per share data)

	IAC Consolidated	Separation Pro Forma Adjustments	Notes	Adjustment to Reflect New IAC as Discontinued Operations(13)	New Match Pro Forma
Revenue	$4,757,055	$—		$(2,705,801)	$2,051,254
Operating costs and expenses:
Cost of revenue	1,127,420	—		(600,240)	527,180
Selling and marketing expense	1,629,623	—		(1,202,183)	427,440
General and administrative expense	888,950	(1,064)	(1)	(617,235)	268,307
		(2,344)	(8)
Product development expense	345,417	—		(193,457)	151,960
Depreciation	88,399	1,906	(1)	(55,949)	34,356
Amortization of intangibles	92,595	—		(83,868)	8,727
Goodwill impairment	3,318	—		(3,318)	—

Total operating costs and expenses	4,175,722	(1,502)		(2,756,250)	1,417,970

Operating income	581,333	1,502		50,449	633,284
Interest expense	(153,563)	(21,121)	(3)	11,904	(165,268)
		(2,488)	(4)
Other income (expense), net	66,741	(35,825)	(2)	(34,047)	(3,131)

Earnings before income taxes	494,511	(57,932)		28,306	464,885
Income tax benefit (provision)	49,309	13,324	(12)	(62,318)	315

Net earnings	543,820	(44,608)		(34,012)	465,200
Net (earnings) loss attributable to noncontrolling interests	(112,689)	103,707	(6)	9,288	306

Net earnings attributable to shareholders	$431,131	$59,099		$(24,724)	$465,506

Earnings per share(15):
Basic earnings per share	$5.12				$1.83
Diluted earnings per share	$4.50				$1.66
Weighted average basic shares outstanding	84,261				255,071
Weighted average diluted shares outstanding	90,043				279,703

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

NEW MATCH

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2018

(In thousands, except per share data)

	IAC Consolidated	Adjustment to Reflect New IAC as Discontinued Operations(13)	New Match Pro Forma
Revenue	$4,262,892	$(2,533,048)	$1,729,844
Operating costs and expenses:
Cost of revenue	911,146	(501,152)	409,994
Selling and marketing expense	1,519,440	(1,099,487)	419,953
General and administrative expense	774,079	(569,802)	204,277
Product development expense	309,329	(177,298)	132,031
Depreciation	75,360	(42,393)	32,967
Amortization of intangibles	108,399	(107,081)	1,318

Total operating costs and expenses	3,697,753	(2,497,213)	1,200,540

Operating income	565,139	(35,835)	529,304
Interest expense	(109,327)	13,059	(96,268)
Other income, net	305,746	(282,795)	22,951

Earnings before income taxes	761,558	(305,571)	455,987
Income tax (provision) benefit	(3,811)	13,200	9,389

Net earnings	757,747	(292,371)	465,376
Net (earnings) loss attributable to noncontrolling interests	(130,786)	136,133	5,347

Net earnings attributable to shareholders	$626,961	$(156,238)	$470,723

Earnings per share(15):
Basic earnings per share	$7.52		$2.63
Diluted earnings per share	$6.59		$2.27
Weighted average basic shares outstanding	83,407		179,283
Weighted average diluted shares outstanding	91,322		196,297

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

NEW MATCH

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands, except per share data)

	IAC Consolidated	Adjustment to Reflect New IAC as Discontinued Operations(13)	New Match Pro Forma
Revenue	$3,307,239	$(1,952,607)	$1,354,632
Operating costs and expenses:
Cost of revenue	651,008	(362,627)	288,381
Selling and marketing expense	1,381,221	(998,305)	382,916
General and administrative expense	719,257	(528,326)	190,931
Product development expense	250,879	(148,015)	102,864
Depreciation	74,265	(40,816)	33,449
Amortization of intangibles	42,143	(39,150)	2,993

Total operating costs and expenses	3,118,773	(2,117,239)	1,001,534

Operating income	188,466	164,632	353,098
Interest expense	(105,295)	2,181	(103,114)
Other expense, net	(16,213)	(36,019)	(52,232)

Earnings before income taxes	66,958	130,794	197,752
Income tax benefit	291,050	(155,402)	135,648

Net earnings	358,008	(24,608)	333,400
Net earnings attributable to noncontrolling interests	(53,084)	52,905	(179)

Net earnings attributable to shareholders	$304,924	$28,297	$333,221

Earnings per share(15):
Basic earnings per share	$3.81		$1.94
Diluted earnings per share	$3.18		$1.63
Weighted average basic shares outstanding	80,089		172,151
Weighted average diluted shares outstanding	85,310		183,374

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

NEW MATCH
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Adjustments related to the Separation:

  (1)
  There are two separate adjustments related to real estate that are required in the unaudited pro forma condensed consolidated financial statements:

  a.
  To reflect the contribution of two office buildings in Los Angeles to Match by IAC on January 31, 2020 and the issuance to IAC of approximately 1.4 million shares of Match common stock. The net book value of the buildings is $35.1 million as of December 31, 2019.

  To reflect general and administrative expense, net of sublease income, and depreciation expense related to these buildings as follows:

Year Ended December 31, 2019
(In thousands)
General and administrative expense, net of sublease income	$(1,064)
Depreciation	1,906
    b.
    To reflect the right-of-use asset and related liability of Match's leased office space in New IAC's headquarters building in New York because New Match will continue to lease this space immediately following the Separation:

As of December 31, 2019
(In thousands)
Right-of-use assets	$5,255
Accrued expenses and other current liabilities	1,721
Other long-term liabilities	3,534
  (2)
  To reflect the contribution of $1.9 billion of cash and cash equivalents and marketable securities held at IAC's centrally managed U.S. treasury function, which excludes Match and ANGI Homeservices Inc. ("ANGI"), to New IAC prior to the Separation.

  To reflect the reduction in interest income of $35.8 million due to the contribution of cash and cash equivalents and marketable securities held at IAC's centrally managed U.S. treasury function, which excludes Match and ANGI, to New IAC.

  (3)
  To reflect Match's debt financing, which closed on February 11, 2020, in an aggregate principal amount of $500 million to fund a portion of the payment to IAC described in Note 5 below. Match issued 10-year notes with an interest rate of 4.125% and incurred debt issuance costs of $5.8 million. This adjustment reflects the increase to cash and cash equivalents and long-term debt as of December 31, 2019 and the related increase to interest expense of $21.1 million for the year ended December 31, 2019. These amounts include cash interest expense resulting from the issuance of the notes and additional interest expense resulting from the amortization of the debt issuance costs.

  (4)
  To reflect $73 million of estimated borrowings under Match's revolving credit facility to fund a portion of the payment to IAC described in Note 5 below, and $2.5 million of estimated interest expense associated with the borrowing. The assumed interest rate of 3.41% was derived from an assumed three-month LIBOR rate of 1.91% as of December 31, 2019, plus an additional 1.50%, per the terms of the Match credit agreement. The amount of borrowing required, if any, will depend on the amount of cash on hand at the time of the Separation.

    For every incremental $10 million increase or decrease in the amount borrowed, the annual interest expense would increase or decrease $341 thousand, respectively, at the assumed interest rate of 3.41%. For every incremental 0.125% increase or decrease in the assumed interest rate of 3.41% on assumed borrowings of $73 million, the annual interest expense would increase or decrease $91 thousand, respectively.

  (5)
  In connection with the Separation, all stockholders of Match other than IAC and its subsidiaries will receive, in respect of each share of Match common stock held, one share of New Match common stock and may elect to receive either $3.00 in cash or an additional $3.00 worth of New Match common stock valued at the Match VWAP (as defined in the transaction agreement). The aggregate merger consideration payable in cash of $162.6 million (the "cash merger consideration") plus $679.7 million (equal to $3.00 for each share of Match capital stock held by IAC), or a total of $842.3 million, based upon shares outstanding as of December 31, 2019, will initially be paid by Match to IAC. IAC will deliver the cash merger consideration to the exchange agent for payment to Match stockholders and the remainder will be contributed by IAC to New IAC prior to the Separation. Match will fund the payment to IAC through a combination of cash on hand and the debt described in Notes 3 and 4 above. For purposes of these unaudited pro forma condensed consolidated financial statements, all eligible Match stockholders are assumed to have made the cash election:

(In thousands, except per share data)
Number of outstanding shares of Match common stock and Class B common stock as of December 31, 2019	280,758
Less: Common shares of Match not held by IAC	54,201

Number of shares held by IAC	226,557
Per share payment	$3.00

Cash paid to IAC	$679,670

    If no Match stockholders make cash elections, the contribution to New IAC will increase by $162.6 million. IAC will also be entitled to receive (and will contribute to New IAC) the $3.00 per share payment with respect to the approximately 1.4 million Match shares issued to IAC as described in Note 1 above.

  (6)
  To reflect the acquisition of the Match noncontrolling interests, which are the common shares of Match not held by IAC, in accordance with the terms of the Separation. For purposes of the unaudited pro forma condensed consolidated financial statements, we are assuming (i) a New Match stock price of $74.64 per share and (ii) all eligible Match stockholders have made the cash election.

(In thousands)
Number of outstanding shares of Match common stock held by noncontrolling interests as of December 31, 2019	54,201
Cash consideration per share	$3.00

Cash consideration paid	$162,603
Add: Fair value of New Match common shares issued:(a)
New Match common stock $.001 par value	54
Additional paid-in capital	3,882,898

Total fair value of consideration transferred	4,045,555
Less: Reversal of noncontrolling interest carrying value	(499,981)

Loss on purchase of noncontrolling interest recognized in Additional paid-in capital	$3,545,574

(a)
Assumed price is $74.64 per share, which is the closing Match per share stock price on May 1, 2020.

    The unaudited pro forma condensed consolidated statement of operations also reflects the reversal of the historical net earnings of Match attributable to noncontrolling interest of $103.7 million for the year ended December 31, 2019.

  (7)
  Prior to the separation closing, IAC may enter into agreements with one or more third parties to sell up to $1.5 billion worth of shares of IAC Class M common stock (or New Match common stock), including the shares which may be offered in the offering described in the prospectus to which this Annex is attached, upon the separation closing (measured in each case as (x) the product of the number of shares sold on any applicable day and (y) the closing price of Match common stock on the NASDAQ on the applicable day minus $3.00). Immediately following the closing of the IAC Class M equity offering, New Match has agreed to transfer to New IAC any and all proceeds it receives pursuant to the IAC Class M equity offering (which includes the net proceeds from the offering described in the prospectus to which this Annex is attached).

  The pro forma condensed consolidated financial statements reflect the assumed issuance and sale of 19.8 million IAC Class M common shares pursuant to the prospectus to which this Annex is attached for cash proceeds of $1.5 billion, assuming a stock price of $75.95 per share based on the Match VWAP as of May 1, 2020. The proceeds do not reflect a discount to market at the time of sale, placement fees, or other expenses because they are not presently known. All net proceeds of the offering are reflected as a cash contribution to New IAC.

  Under the transaction agreement, IAC is required to obtain Match's prior written consent (which may not be unreasonably withheld, conditioned or delayed) prior to entering into an agreement to effect the IAC Class M equity offering (including the offering described in the prospectus to which this Annex is attached) to the extent that it grants rights to a third party that would survive the separation closing. The number of shares of IAC Class M common stock that IAC stockholders will receive in connection with the Reclassification will be reduced to reflect the number of shares of IAC Class M common stock, if any, sold in connection with the IAC Class M equity offering, including the shares which may be offered in the offering described in the prospectus to which this Annex is attached. If the IAC Class M equity offering did not occur, the exchange ratio described in "Recapitalization Note 14" below would change from 2.15 to 2.38, in each case assuming May 1, 2020 as the end of the period to determine the Match VWAP.

  (8)
  To reflect estimated Match Separation related transaction costs of $8.3 million and the reversal of Separation related transaction costs incurred of $2.3 million for the year ended December 31, 2019. These costs are considered to be non-recurring in nature and, as such, have been excluded from the unaudited pro forma condensed consolidated statement of operations.

  (9)
  To reflect the contribution of a related party note receivable from IAC to New IAC prior to the Separation.

  (10)
  The increase in the valuation allowance for deferred income taxes and the incremental state income taxes resulting from the Separation are considered to be non-recurring in nature and, as such, have been excluded from the unaudited pro forma condensed consolidated statement of operations.

  (11)
  To reflect (i) the allocation of consolidated income tax attributes resulting from the Separation, net of applicable valuation allowance and (ii) the income tax receivables and payables retained by New Match.

  (12)
  To reflect the income tax effect of pro forma pre-tax adjustments at an assumed statutory rate of 23%, which totals $13.3 million for the year ended December 31, 2019, and to reflect the adjustment of $1.8 million required to reflect the calculation of the New Match income tax benefit on a continuing operations basis for the year ended December 31, 2019.

Adjustments related to Discontinued Operations:

  (13)
  The Separation will result in New IAC being treated as a discontinued operation by New Match; New IAC is presented in the Adjustment to Reflect New IAC as Discontinued Operations in accordance with ASC 205. For the years ended December 31, 2018 and 2017, this adjustment also reflects the reversal of the historical net earnings of Match attributable to noncontrolling interests.

Recapitalization:

  (14)
  To reflect the Reclassification of IAC's equity. These changes include the reclassification of each share of IAC $0.001 par value common stock and Class B common stock into a number of shares of New Match $0.001 par value common stock based upon an assumed Reclassification Exchange Ratio of 2.15. New Match will have a single class capital structure after the Separation. New IAC will have no ownership interest in New Match after the Separation.

Earnings per share:

  (15)
  Pro forma earnings per share is calculated as follows:

	Year Ended December 31, 2019
	IAC Consolidated	New Match Pro Forma
	(In thousands, except per share data)
Numerator:
Net earnings from continuing operations attributable to shareholders—Basic	$431,131	$465,506
Impact from publicly-traded subsidiaries' dilutive securities	(26,063)	—

Net earnings from continuing operations attributable to shareholders—Dilutive	$405,068	$465,506

Denominator:
IAC historical weighted average shares outstanding	84,261	—
Weighted average basic shares outstanding after giving effect to the Reclassification	—	181,119
New Match common stock issued in connection with the acquisition of Match noncontrolling interest	—	54,201
New Match common stock issued in connection with the IAC Class M Equity offering	—	19,751

Pro forma weighted average basic shares outstanding	84,261	255,071
Dilutive securities(a)	5,782	24,632

Pro forma weighted average diluted shares outstanding	90,043	279,703

Earnings per share attributable to shareholders:
Basic earnings per share	$5.12	$1.83
Diluted earnings per share	$4.50	$1.66

(a)
Dilutive securities were calculated based on Match securities assumed and IAC securities converted as part of the Separation.

	Year Ended December 31, 2018		Year Ended December 31, 2017
	IAC Consolidated	New Match Pro Forma	IAC Consolidated	New Match Pro Forma
	(In thousands, except per share data)
Numerator:
Net earnings from continuing operations attributable to shareholders—Basic	$626,961	$470,723	$304,924	$333,221
Impact from publicly-traded subsidiaries' dilutive securities	(25,228)	(25,228)	(33,531)	(33,531)

Net earnings from continuing operations attributable to shareholders—Dilutive	$601,733	$445,495	$271,393	$299,690

Denominator:
Weighted average basic shares outstanding	83,407	179,283	80,089	172,151
Dilutive securities	7,915	17,013	5,221	11,223

Weighted average diluted shares outstanding	91,322	196,297	85,310	183,374

Earnings per share attributable to shareholders:
Basic earnings per share	$7.52	$2.63	$3.81	$1.94
Diluted earnings per share	$6.59	$2.27	$3.18	$1.63

IAC/INTERACTIVECORP

17,339,035 shares of IAC Class M Common Stock

PROSPECTUS SUPPLEMENT

J.P. Morgan Securities LLC
Allen & Company LLC

June 9, 2020